Preliminary Offering Circular, Dated March 24, 2021

VV Markets LLC

2800 Patterson Ave Ste. 300

Richmond, VA, 23221

(804) 833-9774

http://vint.co

Offering of Series Membership Interests

This Post Qualification Amendment No. 3 (“Amendment No. 3”) amends the information contained in the offering statement on Form 1-A/A of VV Markets, LLC, a Delaware series limited liability company (the “Company”), dated April 16, 2021 as amended by that certain Post Qualification Amendment No. 1 dated May 6, 2021 and that certain Post Qualification Amendment No. 2 dated July 23, 2021 (together, the “Offering Circular”) relating to the Company’s public offering under Regulation A under Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings.  This Amendment should be read in conjunction with the Offering Circular, and is qualified by reference to the Offering Circular, prior amendments and supplements except to the extent that the information contained herein amends, supplements, supersedes and replaces the information contained in the Offering Circular, amendments and the supplements.

This Amendment is being filed in connection with updating the Offering Circular to remove prior references to the offering being conducted on a “best efforts” basis, make additional clean up changes, the offering of additional Series (as defined below), and other changes as set forth herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Offering Circular or this Amendment is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Supplement to the Offering Circular is October 8, 2021.

VV Markets LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “the Company”), is offering, on a best-efforts basis, the membership interests of each of the series of the Company in the “Series Offering Table” beginning on page iii.

All of the series of the Company offered hereunder may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

The interests are non-voting limited liability company membership interests in a series of the Company. Each series is treated as a unique legal entity. Purchasing an interest in a series does not confer to the investor any ownership in the Company or any other series. Each series is managed by VinVesto, Inc., a Delaware corporation (which we refer to as “VinVesto” or “the Manager”), which also serves as the series manager for the asset owned by each series. The Manager has full authority to determine how to best utilize the asset owned by the series. Investors will not have any say in the management of the asset or the series.

There will be a separate closing with respect to the offering of each series. The closing of a series offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing securityholders.

i

Each offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation as escrow provider and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.  See “Series Offering Table,” “Plan of Distribution and Selling Securityholders” and “Securities Being Offered” for additional information.

	Price to public	Underwriting discount and commissions(2)(3)	Proceeds to Issuer(4)(5)(6)
Series VV 0001(1)
Per Interest	$46.00	-	$46.00
Total Minimum(1,000 interests)	$46,000	-	$46,000

Series VV-PNST
Per Interest	$23.00	$0.23	$22.77
Total Minimum (2,000 interests)	$46,000	$460	$45,540
Total Maximum (2,200 interests)	$50,600	$506	$50,094

Series VV-SUPR
Per Interest	$36.00	$0.36	$34.64
Total Minimum (1,986 interests)	$71,500	$715	$70,785
Total Maximum (2,185 interests)	$78,650	$786.50	$77,863.5

Series VV-CHAM
Per Interest	$50.00	$0.50	$50.00
Total Minimum (1,460 interests)	$73,000	$730	$72,270
Total Maximum (1,692 interests)	$84,600	$846	$83,754

Series VV-STEML
Per Interest	$10.00	$0.10	$9.90
Total Minimum (6,450 interests)	$64,500	$645	$63,855
Total Maximum (7,095 interests)	$70,950	$709.5	$70,240.50

Series VV-MACAL
Per Interest	$50.00	$0.50	$49.50
Total Minimum (1,700 interests)	$85,000	$850	$84,150
Total Maximum (2,040 interests)	$102,000	$1,020	$100,980

Series VV-BOWCK
Per Interest	$47.00	$0.47	$46.53
Total Minimum (2,000 interests)	$94,000	$940	$93,060
Total Maximum (2,200 interests)	$103,400	$1,034	$102,366

Series VV-FUTUR
Per Interest	$70.00	$0.70	$69.30
Total Minimum (1,600 interests)	$112,000	$1,120	$110,880
Total Maximum (1,920 interests)	$134,400	$1,344	$133,056

Series VV-BDX
Per Interest	$40.00	$0.40	$39.60

Total Minimum (2,125 interests)	$85,000	$850	$84,150
Total Maximum (2,550 interests)	$102,000	$1,020	$100,980

Series VV-SPAN
Per Interest	$60.00	$0.60	$59.40
Total Minimum (1,400 interests)	$84,000	$840	$83,160
Total Maximum (1,680 interests)	$100,800	$1,008	$99,792

Series VV-DRC*
Per Interest	$25.00	$0.25	$24.75
Total Minimum (5,480 interests)	$137,000	$1,370	$135,630
Total Maximum (6,302 interests)	$157,500	$1,575	$155,925

Series VV-NAPA*
Per Interest	$50.00	$0.50	$49.50
Total Minimum (2,840 interests)	$142,000	$1,420	$140,580
Total Maximum (3,266 interests)	$163,300	$1,633	$161,667

Series VV-RHONE*
Per Interest	$40.00	$0.40	$39.60
Total Minimum (3,825 interests)	$153,000	$1,530	$151,470
Total Maximum (4,400 interests)	$176,000	$1,760	$174,240

Series VV-PDMT*
Per Interest	$50.00	$0.50	$49.50
Total Minimum (3,090 interests)	$154,500	$1,545	$152,955
Total Maximum (3,553 interests)	$177,650	$1,776.50	$175,873.50

Series VV-JPWY*
Per Interest	$34.00	$0.34	$33.66
Total Minimum (5,500 interests)	$187,000	$1,870	$185,130
Total Maximum (6,325 interests)	$215,050	$2,150.50	$212,899.50
Series VV-PTRS*
Per Interest	$58.00	$0.58	$57.42
Total Minimum (500 interests)	$29,000	$290	$28,170
Total Maximum (575 interests)	$33,350	$333.50	$33,016.50

*  Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment.

(1)Series VV 0001 Interests have all been previously sold directly by the Company without a broker/dealer.

(2)Dalmore Group, LLC. (the “Broker”), will be acting as our broker/dealer of record in connection with each series offering. The Broker will be entitled to a brokerage fee equal to 1.0% of the amount raised through each series offering. Notwithstanding the foregoing, the Broker will not receive any fee on funds raised from the sale of any interests to the Manager, its affiliates or related to any issuance of interests to the sellers of any of the assets purchased by any Series. The Broker will receive compensation in addition to the brokerage fee. See “Plan of Distribution and Subscription Procedure.” The maximum amount of underwriting compensation paid to the participating member(s) from any source, including all of Dalmore Group LLC’s fees and expenses, will not exceed 10% of the offering proceeds.

(3)We intend to distribute all offerings of membership interests in any series of the Company principally through the Vint Platform, which is owned and operated by VinVesto, Inc, and any successor platform used by us for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure”.

(4)Because these are minimum/maximum offerings, the actual public offering amounts and proceeds to us are not presently determinable.

(5)The offering will not close unless the minimum number of interests have been sold.

(6)The Manager has assumed and will not be reimbursed for offering expenses. Note, certain proceeds will be used to pay interest on the promissory note entered between the respective series and the Manager. See “Use of Proceeds to Issuer” for additional information.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.

An investment in our interests involves a high degree of risk. See “Risk Factors” on page 8 for a description of some of the risks that should be considered before investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR INTERESTS ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS ACCURATE ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OR DELIVERY OF OUR INTERESTS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OR DELIVERY OF OUR INTERESTS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR WILL BE UPDATED AND MADE AVAILABLE FOR DELIVERY TO THE EXTENT REQUIRED BY THE FEDERAL SECURITIES LAWS.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this Post Effective Amendment to the offering circular is September 30, 2021

v

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the Vint Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Vint Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The underlying assets” and “Use of Proceeds” for further details.

Master Series Table
Series Name	Qualification Date	Underlying Assets	Agreement Type	Status	Opening Date	Offering Price per Interest	Minimum Membership Interests	Maximum Membership Interests	Minimum Offering Size	Maximum Offering Size	Sourcing Fee
VV-0001	4/26/21	California Collection	Upfront Purchase	Closed	4/26/21	$46.00	1,000	1,000	$46,000	$46,000	$2,891
VV-PNST	6/29/21	Laurent Ponsot Collection	Purchase Option	Closed	7/28/21	$23.00	2,000	2,200	$46,000	$50,600	$4,082
VV-SUPR	6/29/21	Super Tuscan Collection	Purchase Option	Closed	6/30/2021	$36.00	1,986	2,185	$71,500	$78,650	$5,267
VV-CHAM	6/29/21	Champagne Collection	Purchase Option	Closed	7/6/2021	$50.00	1,460	1,692	$73,000	$84,600	$5,445
VV-STEML	6/29/21	St. Emillion Collection	Purchase Option	Closed	7/8/2021	$10.00	6,450	7,095	$64,500	$70,950	$5,443
VV-MACAL	8/5/21	Macallan Fine & Rare Collection	Purchase Option	Closed	8/18/21	$50.00	1,700	2,040	$85,000	$102,000	$6,880
VV-BOWCK	8/5/21	Bowmore Cask Collection	Purchase Option	Closed	9/29/21	$47.00	2,000	2,200	$94,000	$103,400	$6,992
VV-FUTUR	8/5/21	Bordeaux 2020 Futures Collection	Purchase Option	Upcoming	Upcoming (within two days of qualification)	$70.00	1,600	1,920	112,400	134,400	$8,162
VV-BDX	8/5/21	Bordeaux Classics Collection	Purchase Option	Closed	9/1/21	$40.00	2,125	2,550	$85,000	$102,000	$6,480
VV-SPAN	8/5/21	Spanish Collection	Purchase Option	Closed	9/15/21	$60.00	1,400	1,680	$84,000	$100,800	$6,512
VV-DRC	Pending Qualification	DRC Collection	Purchase Agreement	Upcoming	Upcoming (within two days of qualification)	$25.00	5,480	6,302	$137,000	$157,500	$11,051
VV-NAPA	Pending Qualification	Napa 2018 Collection	Purchase Option	Upcoming	Upcoming (within two days of qualification)	$50.00	2,840	3,266	$142,000	$163,300	$11,557
VV-RHONE	Pending Qualification	Domaines of Rhone Collection	Purchase Option	Upcoming	Upcoming (within two days of qualification)	$40.00	3,825	4,400	$153,000	$176,000	$12,404
VV-PDMT	Pending Qualification	Piemonte Collection	Purchase Option	Upcoming	Upcoming (within two days of qualification)	$50.00	3,090	3,553	$154,500	$177,650	$12,456
VV-JPWY	Pending Qualification	Karuizawa “36 Views of Mt. Fuji”	Purchase Option	Upcoming	Upcoming (within two days of qualification)	$34.00	5,500	6,325	$187,000	$215,050	$15,516
VV-PTRS	Pending Qualification	Petrus Collection	Purchase Agreement	Upcoming	Upcoming (within two days of qualification)	$58.00	500	575	$29,000	$33,350	$2,179

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our interests. All references in this offering circular to “$” or “dollars” are to United States dollars.

THE COMPANY

Overview

Investing in fine wine, champagne and spirits has serious barriers to entry such as the need for a large initial investment for proper diversification, storage challenges, logistical challenges, lack of industry expertise, and tremendous market inefficiencies. Today, those who are passionate about wine and spirits are limited to investing through a wine and spirits broker, hiring a wine & spirits manager, or self-directed investing. The current investment options do not address all of these challenges and barriers.

We seek to remove these challenges, allowing investors to access the benefits of fine wine and spirits. We have been formed for the purpose of allowing investors to invest in fine wine and spirits.

The Vint Platform is our proposed solution to this problem. We plan to initially create a marketplace for investment in fine wine and spirits collections comprised of wines and spirits produced all over the world. The primary fine wine regions include Bordeaux, Burgundy, Italy, Australia, USA, and some emerging market countries. The primary spirits we plan to source are Scotch whiskey, bourbon, Japanese whiskey, cognac, and rum.  We will work with industry leaders for each offering, to provide diversification in its wine and spirits collections.

We plan to target the acquisition of underlying assets pools for each series with assets ranging in the total price of approximately $25,000 to $50,000,000. Some asset collections may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.

History and Structure

The Company is a series limited liability company formed on June 16, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be collections of fine wines and spirits. A new series of interests will be issued for future collections of wines and spirits acquired by us.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the collection of fine wines and spirits associated with that series and other related assets (e.g., cash reserves).

Manager

VinVesto, Inc., a Delaware corporation incorporated in June 2020 (which we refer to as “VinVesto” or our “Manager”), is the Manager of the Company and each series of the Company. The Manager also owns and operates the website located at www.vint.co (“Vint Platform”) through which each series of interests will be sold.

At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.5% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors. The Manager may sell its interests from time to time after closing of any offering. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

Advisory Board

The Manager is assembling an expert network of advisors with experience in relevant industries (which we refer to as the Advisory Board) to assist it in identifying and acquiring the fine wine and other alternative assets, to assist the series manager described below in managing the underlying assets and to advise the Manager and certain other matters associated with our business and various series.  We currently have four members of our Advisory Board and are seeking to add additional members.

The members of the Advisory Board will not be managers or officers of the Company or any series and will not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Each series of the Company will be responsible for the following costs and expenses attributable to the activities of the Company related to such series (we refer to these as Operating Expenses):

●any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;

●any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue-sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

●any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of the Manager or series manager, in connection with the underlying assets;

●any withholding or transfer taxes imposed on the Company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;

●any governmental fees imposed on the capital of the Company or a series or incurred in connection with compliance with applicable regulatory requirements;

●any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series or our series manager in connection with the affairs of the Company or a series;

●the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a series;

●all custodial fees, costs and expenses in connection with the holding of an underlying asset;

●any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;

●the cost of the audit of the annual financial statements of the Company or a series and the preparation of tax returns and circulation of reports to interest holders;

●any indemnification payments;

●the fees and expenses of counsel to the Company or a series in connection with advice directly relating to its legal affairs;

●the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of the Company or a series; and

●any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Series manager

Each series will appoint the Manager to serve as series manager to manage the underlying asset related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by the Manager or the Advisory Board, our series manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our series manager will be authorized on behalf of each series to, among other things:

●create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;

●purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;

●engage third party independent contractors for the care, custody, maintenance and management of each underlying asset;

●develop standards for the care of each underlying asset while in storage;

●develop standards for the transportation and care of each underlying asset when outside of storage;

●reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the series manager;

●deliver invoices to the Manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and

●generally perform any other act necessary to carry out its obligations under the asset management agreement.

Our series manager will be paid fees associated with the sourcing of each underlying asset in an amount between 0% to 15% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our series manager.

See “Description of Business—Description of the Asset Management Agreement.”

Distribution Rights

We do not intend to generate any income from the underlying assets.  However, the Manager may, in its sole discretion, sell one or more assets which are part of the underlying assets and distribute Free Cash Flow, if any, to holders of each series of interests at the end of the fiscal year.

Free Cash Flow consists of the net income (as determined under U.S. generally accepted accounting principles, or GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying asset related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Any Free Cash Flow generated by a series from the utilization of the underlying asset related to such series shall be applied within the series in the following order of priority:

●repay any amounts owing to third-party creditors;

●thereafter to repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying asset related to such series or the Manager or any of its affiliates.

Asset seller(s) are any individual(s), dealer or collectors, which owns an underlying asset prior to (i) a purchase of an underlying asset by us in advance of a potential offering or (ii) the closing of an offering from which proceeds are used to acquire the underlying asset.

See “Securities Being Offered—Distribution Rights.”

Timing of Distributions

The Manager may make annual distributions of Free Cash Flow remaining to holders of interests subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of the series. The Manager may change the timing of potential distributions in its sole discretion.

Distributions upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, 100% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series). See “Securities Being Offered—Liquidation Rights.”

Transfer Restrictions

The Manager may refuse a transfer by a holder of its interest(s) in any series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that the Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended, or ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or such series, or (d) the Company, such series or the Manager being subject to additional regulatory requirements. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Securities Being Offered—Transfer Restrictions” for more information.

THE OFFERINGS

Securities being offered:

We are offering the minimum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. The Manager will own a minimum of 0.50% and may own a maximum of 19.99% of the interests of each series at closing. The Manager may sell these interests at any time after the applicable closing.  The offering will not close unless the minimum number of interests have been sold.

Each series of interests is intended to be a separate series of the Company for purposes of assets and liabilities. See “Securities Being Offered” for further details. The interests will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated October 28, 2020, as amended from time to time, or the “operating agreement”. The purchase of a particular series of interests is an investment only in that series of the Company and not an investment in the Company as a whole.

Minimum and maximum subscription:

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 19.99% of the total interests of a particular series, although such maximum thresholds may be waived by the Manager in its sole discretion.  Additional limitations apply for non-accredited investors.

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedures” for further details. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”  Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or the Escrow Agent, and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.

When the Escrow Agent has received instructions from the Manager and the Broker that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Broker:	The Company has engaged the services of Dalmore Group, LLC to act as the broker-dealer of record. See “Plan of Distribution and Subscription Procedure.”

Offering period:

There will be a separate closing with respect to each offering. The closing of an offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion. No securities are being offered by existing securityholders.

Use of proceeds:

The proceeds received in an offering will be applied in the following order of priority of payment:

●     Acquisition Cost of the Underlying Asset: The Company acquires underlying assets through the following methods:

    1.  Upfront purchase - The Company acquires an underlying asset from an asset seller prior to the launch of the offering related to the Series using funds advanced by the Manager.  Upon completion of the offering, the advanced amounts are repaid to the Manager;

     2.  Purchase agreement - The Company enters into an agreement with an asset seller to acquire an underlying asset, which acquisition may become effective prior to the closing of the offering of the related Series offering, in which case the Company is obligated to acquire the underlying asset prior to the closing using funds advanced by the Manager and reimbursed out of offering proceeds; or

     3.  Purchase option agreement - The Company enters into a purchase option agreement with an asset seller, which gives the Company the right, but not the obligation, to acquire the underlying asset upon completion of the Series offering.

The Company’s acquisition method for each underlying asset is noted in the “Use of Proceeds/Description of Underlying Assets – All Series” for each series underlying asset.

●     Offering Expenses: In general, these costs include actual fees, costs and expenses incurred in connection with an offering, including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering;

●     Acquisition Expenses: Each Series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such series incurred prior to the Closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, photography and videography expenses in order to prepare the profile for the Underlying Asset on the Vint Platform (the “Acquisition Expenses”).

●      Asset Expenses: In general, these include costs associated with the storage and maintenance of the asset, which include storage, shipping and transportation, and insurance costs; and

●     Sourcing Fee: Our series manager will be paid a sourcing fee as compensation for sourcing each underlying asset in an amount between 0% to 15% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our series manager.

The Manager bears all offering expenses and acquisition expenses described above on behalf of each series and will be reimbursed by each series through the proceeds of each offering. See “Use of Proceeds to Issuer” and “Plan of Distribution and Subscription Procedures” sections for further details.

Risk factors:

Investing in our interests involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our interests.

RISK FACTORS

The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Vint Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.

Risks Related to the Structure, Operation and Performance of our Company

An investment in an offering constitutes only an investment in a particular series and not in the Company or the underlying assets.

A purchase of our interests does not constitute an investment in either the Company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of the Manager for “cause.” The Manager and series manager thus retain significant control over the management of the Company and the underlying assets. Furthermore, because the interests do not constitute an investment in the Company as a whole, holders of a particular series of interests will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of interest. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the series manager will receive a fee in respect of its management of the underlying assets.

The Company was recently formed, has no track record and no operating history from which you can evaluate the Company or this investment and relatively limited experience in investing in fine wine or spirits.

The Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. Furthermore, neither our Manager nor its executive officers have any experience in investing in fine wines or similar assets or managing pools of investment assets.  The Manager is reliant upon the experience of its Advisory Board members for sourcing and analyzing investment opportunities.  Failure to attract additional advisors with experience in investing in fine wine or spirits will significantly affect the Company’s ability to make quality investments.  No guarantee can be given that the Company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek and this could have a material adverse effect upon the Company and the value of your interests.

Due to the start-up nature of the Company, there can be no guarantee that we will reach our funding target from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives by acquiring additional underlying assets through the issuance of additional series of interests and monetizing them together with existing assets to generate distributions for investors. In addition, if we are unable to raise funding for additional series of interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of interests of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).

There are few, if any, businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for the Company and interests to gain market acceptance.

There are a limited number of other companies which crowd fund fine wines and spirits or propose to run a platform for crowd funding of interests in fine wines and spirits. The Company and its interests may not gain market acceptance from potential investors, potential asset sellers or service providers within the fine wine and spirit industry, including insurance companies, appraisers, and strategic partners. This could result in an inability of the Manager to operate the underlying assets profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by us. This would further inhibit market acceptance of the Company and if we do not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on insurance and the ability to monetize underlying assets through museums or other programs that would require us to own a substantial number of underlying assets).

The offering amount will exceed the value of the underlying assets and if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.

The size of an offering will exceed the purchase price of the related underlying assets as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying assets will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying assets, as well as interest payments to the Manager). If the underlying assets had to be sold and there had not been substantial appreciation of the underlying assets prior to such sale, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying assets at the time of the sale including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing will be the responsibility of the applicable series. However, if the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which the Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional interests of such series to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

Our success depends in large part upon the Manager and its ability to execute our business plan.

The successful operation of the Company (and therefore, the success of each series) is in part dependent on the ability of the Manager and series manager to source, acquire and manage the underlying assets. As the Manager has only been in existence since June 2020 and is an early-stage startup company, it has no significant operating history within the fine wine and spirits sector that would evidence its ability to source, acquire, manage and utilize the underlying assets.

The success of the Company (and therefore, each series) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with the Manager or series manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.

Furthermore, the success of the Company and the value of each series is dependent on there being critical mass from the market for the series interests and also our ability to acquire a number of underlying assets in multiple series of interests so that the investors can benefit from economies of scale which arise from holding more than one underlying asset. In the event that we are unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact our success and our objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets through revenue generating events and leasing opportunities.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of the Company with all investors and not just those who hold the same series of interests as them.

The Company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset or group of underlying assets. Each series of interest will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests. Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the Vint Platform could have a material adverse effect on the Company, each series and the value of your investment.

The highly automated nature of the Vint Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Vint Platform processes certain confidential information about investors, asset sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Vint Platform, the Company, the Manager or our service providers (including the Broker) could be breached. Any accidental or willful security breaches or other unauthorized access to the Vint Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Vint Platform software are exposed and exploited, the relationships between the Company, investors, users and the asset sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Vint Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Vint Platform. Any security breach, whether actual or perceived, would harm our reputation and the Vint Platform and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets through revenue generating events and leasing opportunities.

The Manager may sell its interests post-closing which may result in a reduction in value of your interests if there are too many series interests available and not enough demand for those interests.

The Manager may arrange for some of the interests it holds in a specific series of interests to be sold by a broker pursuant to a “10b5-1 trading plan”. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by the Manager may result in too many interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any series of interests sold or, if we were deemed to be subject to the Investment Advisers Act, the liquidation and winding up of any series of interests sold.

Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and neither the Manager nor our series manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and the Manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act and the Manager and our series manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of a series and the Manager may be forced to liquidate and wind up the series or rescind the offering for any series of interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Our business is subject to outside events.

Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business. Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our Manager, which serves as the series manager and in which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our Manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlaying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.

Risks Related to the Fine Wine & Spirits Industry

Each series of the Company is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.

The failure of the Manager and Company to retain necessary licenses would impact the ability to conduct business.

The Manager and the Company have both received their Federal Basic Permit from the Alcohol and Tobacco Tax and Trade Bureau (TTB). This license allows the acquisition of wine at a commercial level. The Basic Permit allows the Manager and the Company to buy and sell wine at the wholesaler level. This license is perpetual and does not require annual renewal provided that the holder does not violate the terms of the license. The Basic Permit is a federal license and does not relate to state licensure. We may acquire state licensure, or sell our wine through registered brokers, merchants, or auction houses. The Manager is the facilitator of the wine acquisitions and liquidations. The Manager for now, and the Series later, will use a third-party bonded warehouse Domaine Wine Storage & Bordeaux Index Octavian Storage, as discussed in the offering materials, and therefore will not need a bonded warehouse license. Because the underlying assets are held as long-term investments, neither the Manager nor the Company require or have obtained an Online Wine Retail License.  We must renew each license and may need to obtain other licenses and failing to do so would have a material adverse affect on our business.

Each series of the Company is expected to invest in a collection of fine wines or spirits. If there is a downturn in this industry or the economy in general, then the value of the underlying assets is likely to decrease.

Given the concentrated nature of the underlying assets (i.e., fine wines or spirits) any downturn in the fine wine or spirits industry is likely to impact the value of the underlying assets, and consequently the value of the interests. Furthermore, as fine wines and spirits are discretionary items, the value of such items may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as fine wines or spirits. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.

The volatility in prices for fine wines or spirits may result in downward price pressure and adversely affect our objectives.

The market for fine wine and spirits is subject to volatility in demand in recent periods. Demand for high value fine wine and spirits depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or fine wine and spirits enthusiast community resulting in changes in the vineyards and types of fine wine and spirits that are most sought after. Volatility in demand may lead to volatility in the value of an acquired fine wine and spirits, which may result in further downward price pressure and adversely affect our ability to achieve our objective of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets. In addition, the lack of demand may reduce any further issuance of series of interests and acquisition of more underlying assets, thus limiting the benefits the investors already holding series of interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance). These effects may have a more pronounced impact given the limited number of underlying assets held by the Company in the short-term.

The fine wine and spirits industry is subject to global market conditions.

The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for fine wine and spirits, and unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, may cause a disruption in the fine wine and spirits industry. The fine wine and spirits industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase fine wine and spirits in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the fine wine and spirits industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests. The COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of fine wines and spirits. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the fine wine and spirits industry may a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Vint Platform for an average of five to ten years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

Selling pressure in the fine wine and spirits market may result in downward price revisions and affect our overall objectives.

Demand for fine wine or spirits can be volatile. Broader economic conditions, personal financial stress, and change in investing preferences are all reasons that a wine or spirits collector may sell their collection. Other reasons people may sell their wine or spirits collection include, but are not limited to, a lack of space in their wine storage location, change in preferences, realizing their capital gains, and receiving an above market offer for their collection. The Company finds it hard to predict these factors and may not be able to liquidate the wines or spirits prior to downward price revisions. Global factors including, but not limited to, tariffs, En Primuer production, weather factors, and macroeconomic changes can all influence wine demand. The Company finds it difficult to predict macroeconomic changes. Factors that impact demand in the wine and spirits market include, critic scores, brand quality, outstanding supply, production quality, En Primuer pricing, vintage quality, and customer trends. The Company is working to predict these factors to achieve the best returns for our Series Holders. The Company’s predictions of these factors may not be accurate and may impact the value of the underlying assets.

Fine wine and spirits are difficult to value, and any valuations obtained are not guarantees of realizable price.

As explained in the “Description of Business,” fine wine and spirits are difficult to value. The average market value of the underlying assets is determined by aggregating available pricing data. The Manager has based the market value on data sourced from online retailers, price aggregators, and fine wine & spirits exchanges. Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain. The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Vint Platform, and the value of the underlying assets may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying assets.

The United Kingdom is a key market for global wine and spirits trade. The Manager has key relationships in the United Kingdom. If these relationships end, the Manager may experience a materially negative impact on business operations.

The United Kingdom is a key market for global fine wine and spirits trade. The Manager has relationships with multiple suppliers in the United Kingdom. These relationships allow the Manager to access a significant supply of  fine wines and spirits. The Manager has partnered with Bordeaux Index and the London International Vintner’s Association to aid in the sourcing of the underlying assets. Both parties assist the Manager in the sourcing, storage, and management of the underlying assets. The Manager has entered into a trading and data utilization agreement with the London International Vintner’s Association. This relationship may be terminated by either party with reasonable notice. The Manager has entered into a sourcing and storage relationship with Bordeaux Index. This relationship is subject to termination by either party. The termination of any of these relationships may result in a negative impact on business operations.

The Manager and each series rely on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets. None of these assessments have been prepared in connection with the offering circular.

Included in our offering circular are references to reports or assessments created by third parties which the Manager and each series have relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with the offering circular. The references should not be taken as an endorsement of our offering by those third-parties.

Risks Related to the Underlying Assets

Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset, or the likelihood of any distributions made by us to investors.

An underlying asset may be lost or damaged by causes beyond our reasonable control when in storage or on display. Any damage to an underlying asset could adversely impact the value of the underlying asset or adversely increase the liabilities or Operating Expenses of its related series.  Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the related series. In the event that damage is caused to an underlying asset, this will impact the value of the underlying asset, and consequently, the series related to the underlying asset, as well as the likelihood of any distributions being made by us to the investors.

Competition in the fine wine and spirits industry from other business models may make it difficult to obtain underlying assets.

There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectors, dealers, and auction houses continue to play an increasing role. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art or collectibles, who may decide to enter the fine wine and spirits market as well.

Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made holders of interests.

In order to protect and care for the underlying assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets. It is anticipated that as we acquire more underlying assets, the Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, on potential proceeds from a sale of the related underlying asset (if ever), and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation.

Insurance may not cover all losses which may result in an operating loss and likelihood that distributions will not be made by us.

Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series of interests related to such affected underlying assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.

We may be associated with third party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.

Each series will assume all of the ownership risks attached to its underlying assets, including third party liability risks. Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets. This would be a loss to the Company and therefore deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.

We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.

We may become involved in various legal proceedings, lawsuits, and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies, will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.

Any harm to the brand of the vineyard or producer may adversely impact the value of the underlying assets.

The underlying assets will be comprised of fine wines or spirits. The demand for the underlying assets and, therefore, interests in each series may be influenced by the general perception of the wine that vineyards are producing today. Spirits demand may be influenced by the general perception of the producer. In addition, the makers’ business practices may result in damage to the image of their products. This in turn may have a negative impact on the value of the underlying assets and, consequently, the value of the interests of the series that relate to such underlying assets.

Title or authenticity claims on an underlying asset may diminish value in the underlying asset as well as the series that relate to the underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding authenticity (e.g., counterfeit or previously stolen fine wine or spirits), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history restoration/repair records for an underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance and the value of the underlying asset and the series related to such underlying asset, may be diminished.

Forced sale of an underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the series that relate to the underlying asset.

We may be forced to sell an underlying asset (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the underlying asset. In addition, there may be liabilities related to the underlying asset, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of the underlying asset at the time of a forced sale, which would be paid off prior to investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the underlying asset, and therefore, the return available to investors, may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.

If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.

Our strategy is to acquire assets, hold such assets for a period of time (on average between five and ten years) and then sell such assets at a premium over our acquisition price so that investors in the Company can make a return on their investment. In addition, our plan and mission is to seek to provide liquidity to investors by providing a platform for investors to transfer their interests for cash or for interests in another series. However, Operating Expenses, including fees and costs incurred in connection with the management of an underlying asset, the preparation of reports and accounts for each series, insurance premiums, taxes, governmental fees, legal and accounting fees and other costs and expenses are the responsibility of each series of the Company. If we are unable to liquidate our asset at a time when we desire to do so or at all, these Operating Expenses will accumulate and reduce any return that an investor in the Company may hope to make or cause an investor to lose his entire investment. Furthermore, if we are unable to provide investors with liquidity through the ability to make secondary sales on our Platform and we are unable to liquidate an underlying asset, then Operating Expenses will over time reduce the value of the interests such investors may hold resulting in a loss to such investor.

Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our operating agreement provides that the Manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to the Interest Holders or to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of each series of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Ownership of multiple series of interests may cause conflicts of interest.

The Manager or its affiliates will acquire interests in each series of interests for their own accounts and may transfer these interests, either directly or through brokers, via the Vint Platform. Depending on the timing of the transfers, this could impact the interests held by the investors (e.g., driving price down because of supply and demand and over availability of interests). This ownership in each of the series of interests may result in a divergence of interests between the Manager and the investors who only hold one or certain series of interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series of interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series of interests).

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual. While we presently intend to allocate expenses as described in “Description of Business—Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among the Manager, our series manager and the investors.

The Manager will determine whether or not to liquidate underlying assets, should an offer to acquire an underlying asset be received. As the Manager or its affiliates, when and if registered as a broker-dealer with the Commission, may receive fees on the trading volume in the interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the investors.

The Manager has the ability to unilaterally amend the operating agreement and allocation policy. As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that the Manager owes to its investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the investors. See “Securities Being Offered” for more information.

Potential future brokerage activity.

The Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the interests via the Vint Platform. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the interests on the Vint Platform, and such fees may be in excess of what the Series manager receives via the Management Fee or the appreciation in the interests it holds in each series of interests. Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between the Manager and those investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e. the Manager would collect brokerage fees whether the price of the underlying asset increases or decreases).

Conflicts may arise between the Advisory Board and the Company.

The operating agreement provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and its interest holders and not a breach of any duty at law, in equity or otherwise. As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager. This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members may be in the fine wine industry, they may seek to sell fine wine to, acquire fine wine from, or provide services relating to fine wine owned by, the Company.

Conflicts may exist between legal counsel, the Company, the Manager and its affiliates.

Our legal counsel is also counsel to the Manager and its affiliates and may serve as counsel with respect to a series. Because such legal counsel represents both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not the Company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with any offering and will not be representing interest holders of the Company other than the Manager, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities filed as Exhibit 12.1 to the offering statement.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.

Risks Related to the Offerings and Ownership of our Interests

There is currently no public trading market for our interests; there can be no assurance that any trading market will develop.

There is currently no public trading market for any series of our interests, and an active market may not develop or be sustained.  If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell its interests making it difficult to transfer, sell or otherwise dispose of our interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

There is currently no trading platform for our interests.

There is currently no trading platform for our interests.  We may design an interface on the Vint Platform to enable investors to indicate interest in buying/selling their holdings to help facilitate additional liquidity for investors.  However, no such interface has been developed and would require the assistance of a third-party broker-dealer or the association with an ATS.  Any trading platform would be subject to approval and all trades would be subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement, which may limit access to the trading platform for some investors. Additionally, the operations of the trading platform will be subject to state and federal securities law and regulation, which will increase the costs to the Manager for the operation of the trading platform. As such, the Manager may decide that the costs of operating the trading platform exceed its benefits, and the trading platform may never be available to investors.

There is no assurance that the trading platform will be developed, or if developed, that it will provide an active market for resales of interests. Further, without the trading platform, it may be difficult or impossible for you to dispose of your interests.

We intend for the Manager to be able to sell through the trading platform.

From time to time, the Manager may act as a buyer or seller of interests of a particular series through a future trading platform. Prior to the Manager participating in any secondary purchases or sales through a trading platform, the Manager would put in place internal procedures that limit the times when any such trading activity could occur, and to not occur when in possession of material, non-public information. Nevertheless, should the Manager decide to sell its interests, that may result in a reduction in the resale price for the interests, and may result in the Manager and investors having divergent interests in regards to the operation and liquidation of the asset underlying a particular series.

Investors lack voting rights and the Manager may take actions that are not in the best interests of investors.

The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors, and the investors only have limited voting rights in respect of a series. Investors will therefore be subject to any amendments the Manager makes (if any) to the operating agreement and allocation policy and also any decision it takes in respect of the Company and a series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each series in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a series. investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

Each offering is a fixed price offering and the fixed offering price may not accurately represent the current value of the Company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.

Each offering is a fixed price offering, which means that the offering price for each series of interests is fixed and will not vary based on the underlying value of our assets at any time.  The Manager has determined each offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for each series of interests has not been based on appraisals of any assets we own or may own, or of the Company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for each series of interests may not be supported by the current value of the Company or our assets at any particular time.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and investors could receive less information than they might expect to receive from more mature public companies.

Upon the completion of our initial offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our interests that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of the Company. Under Section 14 of our operating agreement, investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This does not include legal actions and claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against the Company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the federal or state courts of the Commonwealth of Virginia, regardless of convenience or cost to interest holders.

Under Section 14.5 of our operating agreement, interest holders are required to resolve disputes related to the governance of the Company in the state or federal courts located in Richmond, Virginia. The forum selection provision applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders to a series of the Company.

Our operating agreement further provides that, should the courts in Richmond, Virginia not have jurisdiction over the matter, the suit, action, or proceeding may be brought in the appropriate federal or state court located in the Commonwealth of Virginia. We intend for his forum selection provision to also apply to claims brought under federal securities law. The Company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or the Manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the Commonwealth of Virginia may also create additional expense for any person contemplating an action against the Company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in fine wine and spirits. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Dilution means a reduction in value, control or earnings of the interests the investor owns. There will be no dilution to any investors associated with any offering. However, from time to time, additional interests in each series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business—Operating Expenses” for further details.

The Manager must acquire a minimum of 0.5% and may acquire a maximum of 19.99% of the interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering). The Manager will pay the price per share offered to all other potential investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURES

Plan of Distribution

The Manager owns and operates the Vint Platform located at www.vint.co, through which investors may indirectly invest, through a series of our interests, in fine wine and spirits investment opportunities that have been historically difficult to access for many market participants. Through the use of the Vint Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute each series of interests exclusively through the Vint Platform. We intend to distribute the interests exclusively through the Vint Platform. Neither the Manager nor any other affiliated entity involved in the offer and sale of the interests is registered as a broker-dealer or a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

Dalmore Group, LLC (“Dalmore”) has agreed to act as the broker of record to assist in connection with this offering.  Dalmore is not purchasing or selling any securities offered by this offering circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities.

Discounts, Commissions and Expenses

Dalmore will receive compensation for sales of the shares offered and sold through the Vint Platform at a rate of 1.0% of the gross proceeds from the sale of Interests.  In addition, our Manager agreed to pay Dalmore a one-time $20,000 consulting fee, which was paid when FINRA issued a No Objection Letter to Dalmore’s engagement. The Manager also made a one-time advance payment of $5,000 to Dalmore for out-of-pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional Series offerings.  This fee will be paid by our Manager but may be reimbursement by the relevant Series.

The following table sets forth the amounts payable to Dalmore by investors who purchase the Interests offered by each series.

To public in this offering:	Number of Interests	Price to public	Underwriting discount and commissions(2)(3)	Proceeds to issuer(2)(3)
VV-001	1	$46.00	$0.46	$45.54
Total maximum	1,000	$46,000	$460	$45,540
VV-PNST	1	$23.00	$0.23	$22.77
Total minimum	2,000	$46,000	$460	$45,540
Total maximum	2,200	$50,600	$506	$50,094
VV-SUPR	1	$36.00	$0.36	$35.64
Total minimum	1,986	$71,500	$715	$70,785
Total maximum	2,185	$78,650	$786.50	$77,863.50
VV-CHAM	1	$50.00	$0.50	$49.50
Total minimum	1,460	$73,000	$730	$72,270
Total maximum	1,692	$84,600	$846	$83,754
VV-STEML	1	$10.00	$0.10	$9.90
Total minimum	6,450	$64,500	$645	$63,855
Total maximum	7,095	$70,950	$709.5	$70,240.50
VV-MACAL	1	$50.00	$0.50	$49.50
Total minimum	1,700	$85,000	$850	$84,150
Total maximum	2,040	$102,000	$1,020	$100,980
VV-BOWCK	1	$47.00	$0.47	$46.53
Total minimum	2,000	$94,000	$940	$93,060
Total maximum	2,200	$103,400	$1,034	$102,366

VV-FUTUR	1		$70.00	$0.70	$69.30
Total minimum	1,600		$112,000	$1,120	$110,880
Total maximum	1,920		$134,400	$1,344	$133,056
VV-BDX	1		$40.00	$0.40	$39.60
Total minimum	2,125		$85,000	$850	$84,150
Total maximum	2,550		$102,000	$1,020	$100,980
VV-SPAN	1		$60.00	$0.60	$59.40
Total minimum	1,400		$84,000	$840	$83,160
Total maximum	1,680		$100,800	$1,008	$99,792
VV-DRC	1		$25.00	$0.25	$24.75
Total minimum	5,480		$137,000	$1,370	$135,630
Total maximum	6,302		$157,500	$1,575	$155,925
VV-NAPA	1		$50.00	$0.50	$49.50
Total minimum	2,840		$142,000	$1,420	$140,580
Total maximum	3,266		$163,300	$1,633	$161,667
VV-RHONE	1		$40.00	$0.40	$39.60
Total minimum	3,825		$153,000	$1,530	$151,470
Total maximum	4,400		$176,000	$1,760	$174,240
VV-PDMT	1		$50.00	$0.50	$49.50
Total minimum	3,090		$154,500	$1,545	$152,955
Total maximum	3,553		$177,650	$1,776.50	$175,873.50
VV-JPWY	1		$34.00	$0.34	$33.66
Total minimum	5,500		$187,000	$1,870	$185,130
Total maximum	6,325		$215,050	$2,150.50	$212,899.50
VV-PTRS	1		$58.00	$0.58	$57.42
Total minimum	500		$29,000	$290	$28,710
Total maximum	575		$33,350	$333.50	$33,016.50

Total Minimum (all Series)	42,956	(1)	$1,563,500	$15,635	$1,547,865
Total Maximum (all Series)	48,983	(1)	$1,796,250	$17,962.50	$1,778,287.50

(1)The target aggregate offering from all Series is a minimum of 42,956 Interests and up to a maximum of 48,983 Interests

(2)Dalmore will receive a fee of 1% of the Interests sold. The maximum amount of underwriting compensation paid to the participating member(s) from any source, including all of Dalmore Group LLC’s fees and expenses, will not exceed 10% of the offering proceeds.

(3)We estimate the total expenses of this offering, excluding the placement agent commissions, will be approximately $50,000. Because this is a best-efforts offering, the actual public offering amount, placement agent commissions and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above.

In addition to the foregoing, we are responsible for all offering fees and expenses, including the following: (i) all filing fees and communication expenses relating to the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; (ii) all fees and expenses relating to the listing on such stock exchange as we and the placement agents together determine; (iii) all fees, expenses and disbursements relating to the registration or qualification of our securities under the “blue sky” securities laws of such states and other jurisdictions as the placement agents may reasonably designate; (iv) the costs of all mailing and printing of the offering documents; (v) fees and expenses of the transfer agent for the securities; and (vi) the fees and expenses of our accountants, legal counsel and other agents and representatives.

As per FINRA Rule 2310(a)(18) and FINRA Rule 2310(b)(3)(D), the Manager has not offered prior investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated and was liquidated.

We are not under any contractual obligation to engage the placement agents to provide any services to us after this offering, and have no present intent to do so. However, the placement agents may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the placement agents provide services to us after this offering, we may pay the placement agents fair and reasonable fees that would be determined at that time in an arm’s length negotiation

Each offering is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in each offering, see “—Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, each offering will be exempt from state law “blue sky” review, subject to meeting certain state notice filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

We are offering the membership interests of each of the series of the Company in the “Series Offering Table” beginning on page iii. The offering price for each series was determined by the Manager.

At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.50% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors. However, no commissions will be paid with respect to the Interests purchased by the Manager.  In addition, the asset seller for a particular series may purchase a portion of the interests for that series. The Manager may sell its interests from time to time after the closing of each offering. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

There will be a separate closing with respect to each series offering. The closing of a Series offering will occur on the date subscriptions for the minimum number of interests offered for a Series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular Series in its sole discretion.

The interests are being offered by subscription only in the United States and to residents of those states in which the offer and sale is not prohibited. This offering circular does not constitute an offer or sale of interests outside of the United States

Those persons who want to invest in our interests must sign a subscription agreement for the particular Series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details. Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards in the offering statement.

The interests will be issued in book-entry form without certificates.

The Manager, and not the Company, will pay all of the expenses incurred in each offering that are not covered by the Brokerage Fees, Offering Expenses or Acquisition Expenses described below, including fees to legal counsel, but excluding fees for counsel or other advisors to the investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any investor desiring to engage separate legal counsel or other professional advisors in connection with an offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series of interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has or is:

1.an individual net worth, or joint net worth with the person’s spouse (or spousal equivalent), that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence;

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse (or spousal equivalent) exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

4a professional certification, designation or credential from an accredited educational institution that the Commission designates as qualifying for accredited investor status; or

5a “knowledgeable employee” of a “private fund,” which is defined to include an issuer that would be an investment company, but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940;

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

The Manager and the Broker, in its capacity as broker of record for each offering, will be permitted to make a determination that the subscribers of our interests in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 19.99% of the total interests of a particular series, although such maximum thresholds may be waived by the Manager in its sole discretion.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements between the Escrow Agent, and the Company, on behalf of each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards in the offering statement.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in “—Fees and Expenses” below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent.

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Broker

We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our series offerings, but not for underwriting or placement agent services:

∙Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer.

∙Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

∙Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

∙Serve as a registered agent for each series on which it acts as broker-of-record when required for state blue-sky law requirements.

∙Not provide any investment advice nor any investment recommendations to any investor.

∙Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

∙Coordinate with third party providers to ensure adequate review and compliance.

The Broker will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive a brokerage fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with the Broker will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Vint Platform /Technology Partner

The Vint Platform is managed by the Manager and will use the TransactAPI of North Capital Investment Technology, Inc. (“NCIT”) to process transaction, coordinate with the Escrow Agent and process subscriptions, record the issuance of shares in a book-entry/distributed ledger.  NCIT charged $2,500 for the Transact API, installation and set-up fee.  In addition, NCIT charges a basic licensing and service fee of $750 per month, payable in advance, upon receipt of production credentials.  The Vint Platform is managed by AWS Web Services which is PCI DSS, SOC, ISO/IEC 27001, ISO/IEC 27017, ISO/IEC 27018, and ISO 9001 compliant.

Upon the sourcing of the underlying assets and SEC qualification, the Company will list each offering on the Vint Platform.  The Manager is responsible for listing the collection and providing all necessary information for a qualified investor to make a purchase. When a qualified investor enters the transaction process, they use the NCIT TransactAPI. To make a purchase of interests, users will undergo multiple validations. Know Your Customer and Anti-Money Laundering checks which are facilitated by the NCIT TransactAPI. The Vint Platform requires investors to self report their eligibility to ensure the investor is not investing more than 10% of his or her net worth in an offering. This information will be stored by the Vint Platform and NCIT. Users purchase interests via the NCIT TransactAPI payment processing software, the transaction will be recorded by NCIT and the Manager and payment will be sent to an escrow account and will be released upon the closing of the offering.

The Vint Platform is operational in our internal development environment. We have integrated the Platform with NCIT technology. In this environment, investors are able to view potential offerings, link ACH bank accounts, review offering documents, and sign the subscription agreement. This environment is private and will be made live upon qualification.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (which we collectively refer to as the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in the “Summary” section of this Offering Circular under “Operating Expenses”). The Manager has agreed to pay the Offering Expenses incurred with respect to this Offering and not be reimbursed from the offering proceeds. This arrangement is noted under the Offering Expenses category under “Use of Proceeds to Issuer” below.

Acquisition Expenses

Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset related to such series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, storage fees, insurance fees, bank fees and interest (if the underlying asset was acquired using debt prior to completion of an offering), auction house fees, transportation costs, photography and videography expenses in order to prepare the profile for the underlying asset on the Vint Platform (which we collectively refer to as Acquisition Expenses). The Acquisition Expenses will be payable from the proceeds of each offering. See “Use of Proceeds to Issuer” for a description of the Acquisition Expenses for each offering.

Brokerage Fee to Dalmore

As compensation for providing certain broker-dealer services to each series in connection with each offering, Dalmore will receive a brokerage fee equal to 1.0% of the gross proceeds of each such offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of interests to our Manager, its affiliates or any other property sellers.

Each series will be responsible for paying its own brokerage fee to Dalmore in connection with the sale of interests in such Series, except if otherwise stated for a particular Series. The brokerage fee will be payable from the proceeds of such offering.

In addition, our Manager has agreed to pay Dalmore a one-time $20,000 consulting fee, due and payable immediately after FINRA issues a No Objection Letter to Dalmore’s engagement. The Manager will also make a one-time advance payment of $5,000 to Dalmore for out-of-pocket expenses. Dalmore will also receive a $1,000 fee for each post-

qualification amendment to the offering statement that we file to qualify additional Series offerings.  This fee will be paid by our Manager but may be reimbursement by the relevant Series.

Sourcing Fee

Our Series manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee) in an amount between 0% and 15% of the gross offering proceeds of each series offering; provided that the Sourcing Fee may be waived by our Series manager.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Vint Platform. The contents of the Vint Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase our interests. Any potential investor wishing to acquire our interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the Investor Qualification and Attestation attached thereto), which was pre-populated following your completion of certain questions on the Vint Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the Series Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into the escrow account for the series. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued Series Interests.

4.The Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for.

If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the Series as consideration for such Series Interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and operating agreement. The Company, the Manager and the Broker will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the Broker to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify the Manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where You Can Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with any series’ operating account, until if and when there is a closing with respect to that investor. When the Escrow Agent has received instructions from the Manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each series offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth below. Neither the Company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the minimum number of interests are sold in connection with any offering, the Manager may pay, and not seek reimbursement for, any Brokerage Fees and Acquisition Expenses.

THE UNDERLYING ASSETS

The Series VV-0001 Asset

The discussions contained in this offering circular relating to the Series VV-0001 Assets is based upon information provided by third parties, which are not incorporated by reference, which that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-0001 Asset is reasonable, and that the factual information therein is fair and accurate.

These Company assets have been acquired by the Manager, VinVesto, Inc. from its sources, and will be sold to the Company following qualification and the receipt of funds from investors.

Summary Overview

The underlying assets for our collection are as follows:

-6 x 750ml bottles of 2017 Harlan Estate The Maiden (Original Wooden Case)

-6 x 750ml bottles of 2017 Opus One (Original Wooden Case)

-3 x 750ml bottles of 2010 Screaming Eagle (Original Wooden Case)

-3 x 750ml bottles of 2015 Screaming Eagle (Original Wooden Case)

-6 x 750ml bottles of 2016 Screaming Eagle (Original Wooden Case)

The Manager purchased these wines for $40,961.

The Company, per its purchase agreement with the Manager, has purchased the Series VV-0001 Assets for $40,961. Following the qualification of the offering, and the sale of 1,000 shares at the price of $46 per share in the offering, the offering has been closed.

Harlen Estate.

-Harlan Estate was founded in 1984 by H. William Harlan.

-Harlan Estate is known as “the ultimate cult winery.”1 Their wines are also known as the first growths of California. A cult wine is a wine that has achieved a high status and receives strong regard in the wine community.

-In 2000, Harlen Estate sold [a 10 year vertical- same bottling over different years] for $700,000 at an auction sale. A ‘vertical’ is a series of different vintages of the same wine type from the same winery.

-‘The Maiden’ is the second tier wine from the Harlan Estate. A second tier wine refers to the second most popular wine that a specific winery produces. These wines generally have a slightly lower score than their ‘first’ counterparts.

-6 x 750ml bottles (Original Wooden Case)

-Vintage: 2017

-Country: United States

-Region: Napa Valley

-Wine Style: Red- Varietal: Cabernet Sauvignon

-Grape Blend: Bordeaux Blend Red

-Avg Price: $552/bottle (WineSearcher)2

The Harlan Estate, “The Maiden” has been sourced directly from the vineyard & will be shipped to our storage facility.

Opus One

Opus One was founded in 1978. The establishment was formed through a Robert Mondavi & Baron Phillipe de Rothschild partnership. Constellation Brands acquired the winery in 2004.

-Notes on the Opus One 2017 vintage: “Superb flavors and excellent ripening led to an earlier than expected harvest, which commenced on the 5th of September.”3

- 6 x 750ml (Original Wooden Case)

-Vintage: 2017- Country: United States

-Region: Napa Valley

-Wine Style: Red

-Varietal: Cabernet Sauvignon

1 Source: https://www.vanityfair.com/news/2005/11/winesnob200511?currentPage=2

2 Source: https://www.wine-searcher.com/find/harlan+estate+the+maiden+napa+valley+county+north+coast+california+usa/2017

3 Source: https://www.opusonewinery.com/wine/

-Grape Blend: Bordeaux Blend Red

-Avg Price: $367/bottle (WineSearcher)4

The Opus One has been sourced from the Oak House Durham. The Oak House Durham sourced the wine directly from the vineyard.

Screaming Eagle

-Screaming Eagle has arguably the greatest brand power of all USA based wines. The winery was founded in the late 1980s and has built a reputation for incredible wines and privacy. Screaming Eagle is very focused on long term relationships and small allocations. Total production is between 500-800 cases per year. An allocation refers to the public distribution of a winery directly to consumers.

-Our 3 Screaming Eagle vintages have been awarded 100 point ratings by the famous Robert Parker.

-Beginning with the 2010 vintage of Screaming Eagle, Second Flight and The Flight wines, all bottles have been applied with a bubble coded security system which enables the verification of authenticity. This label is placed between the foil and the bottle creating a security seal that cannot be detached without the seal and foil being visibly damaged.

-12 x 750ml (4 Original Wooden Cases)

-Vintages: 2010, 2015, 2016 (x2)

-Country: United States

-Region: Napa Valley

-Wine Style: Red

-Varietal: Cabernet Sauvignon

-Grape Blend: Cabernet Sauvignon

-2016 Average Price: $3,514/bottle

-2015 Average Price: $3,419/bottle

-2010 Average Price: $3,950/bottle

The Screaming Eagle cases have been sourced from William Gladstone Imports. They have a tremendous track record dating back to 1993. They place a key focus on quality wines.

Wine Scoring

We refer to the Global Wine System (GWS) scoring system as well as a proprietary scoring system for our wines. The GWS scoring system is derived from a mathematical calculation based on the aggregation of fine wine critic scores. The GWS scoring for our wines are as follows:

-2017 Harlan Estate ‘The Maiden’: N/A

-2014 Vintage: 92.89

-2017 Opus One: N/A

-2015 Vintage: 95.71

-2010 Screaming Eagle: 99.31

-2015 Screaming Eagle: 98.19

-2016 Screaming Eagle: 99.43

Bottle Condition: All bottles are considered to be in good condition, as qualified by the Asset Seller.

Asset Acquisition by Manager and by Series

The Manager acquired the Series VV 0001 assets from three different sellers, for a total price of $40,961.38, which was paid in cash by the Manager. The Manager purchased the assets from the sellers on September 24, 2020, October 18, 2020, and October 30, 2020. The Screaming Eagle wines are currently stored at Domaine Wine Storage Washington DC, under the Manager’s storage contract with Domaine. The Opus One 2017 is stored at Domaine Wine

4 Source: https://www.wine-searcher.com/find/opus+one+napa+valley+county+north+coast+california+usa/2017

Storage Washington DC. The Harlan Estate The Maiden is stored in the Harlan Estate winery in Oakville, California. The Harlan wines will be shipped to the Domaine storage facility in Spring 2021. The invoices from the asset sellers are the Manager’s only sale contract with the sellers. These asset sellers are not affiliates of the Company, the Manager, or any of their respective officers or directors. The Company has executed a purchase and sale agreement (PSA) with the Manager for the purchase of the Series VV 0001 assets for $40,961.

Market Assessment

Our California Collection is composed of wines from the Napa Valley region in the United States. The United States region is a growing market in the fine wine world. Since 2003, the California 50 index has gained 197% as of July 2020. The United States region has been gaining share in the broader fine wine trade. The United States makes up 13.8% of the Rest of World segment in the Cult Wines regional sub-index. In 2010, there were only 101 wines from US and the Rest of the World regions traded on Liv-Ex. By the end of 2018, that number had risen to 904 (Source: Cult Wines US & Emerging Markets Report). The Company does not use any such market assessment to calculate the market value of any collection of assets. The market assessment is a description of past performance from comparable assets. Past performance is not an indication of future performance.

To value series assets, the Company uses current retail market data from winesearcher.com as it primary source of record. The Company also uses data sources such as wineowners.com, and live-ex.com for additional reference information. The advisory board will assist in the identification of potential wine assets, and helps the Company focus on the assets likely to have the best returns over time. To date, the Manager has been able to source wine assets through channels that offer advantageous prices. The wholesale, import, and direct-from-winery channels offer more favorable pricing than the retail market.

The gross proceeds of the offering of Series VV-0001 Interests (including from Series VV-0001 Interests acquired by the Manager) were approximately $46,000 and were used in the following order of priority of payment:

Uses	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost(1)	$40,961	89.05%
Acquisition Expenses(2)
Interest Issued to Asset Sellers(3)	920	2.00%
Storage & Maintenance(4)	$913	1.98%
Shipping & Transportation
Insurance	$315	0.68%
Sourcing Fee(5)	$2,891	6.29%
Offering Expenses(6)	$0	0.00%
Total Fees and Expenses	$5,039	10.95%
Working Capital Reserves(7)	$-	-%
Total Proceeds	$46,000	100%

(1)The Manager acquired the assets for the Series VV-0001 collection for a total cost of $40,961 and the Series VV-0001 purchased the Series VV-0001 Asset from the Manager for $40,961.  The asset seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

(2)The Acquisition Expenses were estimates based upon provided quotes.

(3)In connection with the purchase of certain Series VV-0001 assets, the Company has agreed to issue the Manager 20 Series VV-0001 Interests.

(4) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(5)Our Series Manager was paid a Sourcing Fee as compensation for sourcing the Series VV-0001 Asset in an amount equal to $2,891.

(6)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-0001 Interests.

(7)Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On June 15th, 2021 the offering of Series VV-0001 successfully closed. Following the closing of the sale of the Series VV-0001 interests, the series acquired the Series VV-0001 Asset from the Manager in exchange for $40,961.

The Series VV-PNST Asset

The discussions contained in this offering circular relating to the Series VV-PNST Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-PNST Assets are reasonable, and that the factual information therein is fair and accurate.

On August 24th, 2021, the offering of Series VV-PNST successfully closed. Upon the closing, the Company purchased the assets from Vinconnect, the asset seller.

Summary Overview

The underlying assets included in the Series VV-PNST are the following:

Laurent Ponsot Collection Underlying Asset Table
Wine	Vintage	Quantity
Laurent Ponsot Chambertin An Zero	2015	6x750ml
Laurent Ponsot Corton Charlemagne An Zero	2015	3x1.5L
Laurent Ponsot Montrachet An Zero	2015	6x750ml
Laurent Ponsot Batard-Montrachet Cuvee des Lilas	2017	6x750ml
Laurent Ponsot Chambertin Clos de Beze	2016	6x750ml
Laurent Ponsot Chambertin Clos de Beze	2017	3x1.5L
Laurent Ponsot Chambertin Cuvee du Chene	2016	6x750ml
Laurent Ponsot Clos Saint Denis	2016	6x750ml
Laurent Ponsot Clos Saint Denis	2017	3x1.5L
Laurent Ponsot Griotte Chambertin	2016	3x1.5L

On August 24th, 2021, the offering of Series VV-PNST successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

Asset Description

Background & Overview

-Laurent Ponsot was born in the 1950’s. Wine was a part of his family, who manages Domaine Ponsot. He grew up working in the family domaine amongst the barrels, vats, and vines.

-In 2017, Laurent Ponsot left Domaine Ponsot, his family Domaine. He set out to create his own brand, the Laurent Ponsot brand.

-Laurent Ponsot takes a new school approach to his brand. Through decades of perfecting his winemaking process, he is able to utilize these techniques, while increasing technological innovation to create an appealing brand.

-Laurent Ponsot’s wine authentication technology gives the consumer the opportunity to check the authenticity of each bottle he or she buys. Laurent is also experimenting with new methods in the cellar and beyond, including new winemaking vats designed specifically for red and white wines and innovative, distinctive packaging. Through these innovations, his goal, as always, will be to provide consummate, authentic examples of great Burgundy wines.

Notable Points regarding the purchased assets.

Chambertin An Zero 2015

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Le Chambertin

-Wine Type: Red

-Grape/Blend: Pinot Noir

-Drinking Window: N/A

-Critic Score: N/A

-Le Chambertin is the most important grand cru vineyard in Gevrey-Chambertin, one of the northernmost wine villages in Burgundy's Côte de Nuits.

-The wine is a Burgundy Pinot Noir in a 6 standard (750ml) bottle format.

Corton Charlemagne An Zero 2015:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Corton-Charlemagne

-Wine Type: White

-Grape/Blend: Chardonnay

-Drinking Window: N/A

-Critic Score: N/A

-Corton-Charlemagne is the Grand Cru appellation for the white wines of the Montagne de Corton hill, in the Côte de Beaune district of Burgundy.

-The wine is a Burgundy Chardonnay in a 3 magnum (1.5 liters) bottle format.

Montrachet An Zero 2015:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Le Montrachet

-Wine Type: White

-Grape/Blend: Chardonnay

-Drinking Window: N/A

-Critic Score: N/A

-Le Montrachet is a grand cru vineyard in the southern Côte de Beaune that is widely considered to be the world's best for Chardonnay.

-This is one of the most expensive white wines from Le Montrachet.

-The wine is a Burgundy Chardonnay in a 6 standard (750ml) bottle format.

Batard-Montrachet Cuvee des Lilas 2017:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Batard-Montrachet

-Wine Type: White

-Grape/Blend: Chardonnay

-Drinking Window: N/A

-Critic Score: N/A

-Bâtard-Montrachet is a grand cru vineyard at the base of the Montrachet hill, across the communes of Chassagne and Puligny-Montrachet.

-This is a Burgundy Chardonnay in a 6 standard (750ml) bottle format.

Chambertin Clos de Beze 2016:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Chambertin Clos de Beze

-Wine Type: Red

-Grape/Blend: Pinot Noir

-Drinking Window: N/A

-Critic Score: N/A

-Chambertin-Clos-de-Bèze is a prestigious part of the famous Le Chambertin Grand Cru vineyard at the northern end of the Côte d'Or.

-This is a Burgundy Pinot Noir in a 6 standard (750ml) bottle format.

Chambertin Clos de Beze 2017:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Chambertin Clos de Beze

-Wine Type: Red

-Grape/Blend: Pinot Noir

-Drinking Window: N/A

-Critic Score: N/A

-Chambertin-Clos-de-Bèze is a prestigious part of the famous Le Chambertin Grand Cru vineyard at the northern end of the Côte d'Or.

-This is a Burgundy Pinot Noir in a 3 magnum (1.5 liters) bottle format.

Chambertin Cuvee du Chene 2016:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Le Chambertin

-Wine Type: Red

-Grape/Blend: Pinot Noir

-Drinking Window: N/A

-Critic Score: N/A

-Le Chambertin is the most important grand cru vineyard in Gevrey-Chambertin, one of the northernmost wine villages in Burgundy's Côte de Nuits.

-This is a Burgundy Pinot Noir in a 6 standard (750ml) bottle format.

Clos Saint Denis 2016:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Clos Saint Denis

-Wine Type: Red

-Grape/Blend: Pinot Noir

-Drinking Window: N/A

-Critic Score: N/A

-Clos Saint-Denis is a grand cru vineyard in Morey-Saint-Denis, in Burgundy's famous Côte de Nuits.

-This has the third highest price for red wine from Clos Saint-Denis.

-This is a Burgundy Pinot Noir in a 6 standard (750ml) bottle format.

Clos Saint Denis 2017:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Clos Saint Denis

-Wine Type: Red

-Grape/Blend: Pinot Noir

-Drinking Window: N/A

-Critic Score: N/A

-Clos Saint-Denis is a grand cru vineyard in Morey-Saint-Denis, in Burgundy's famous Côte de Nuits.

-This has the third highest price for red wine from Clos Saint-Denis.

-This is a Burgundy Pinot Noir in a 3 magnum (1.5 liters) bottle format.

Griotte Chambertin 2016:

-Producer: Laurent Ponsot

-Country France (Burgundy)

-Region: Griotte Chambertin

-Wine Type: Red

-Grape/Blend: Pinot Noir

-Drinking Window: 2018-2041

-Critic Score: 91

-Griotte-Chambertin is a grand cru vineyard in the Gevrey-Chambertin appellation in Burgundy.

-This is a Burgundy Pinot Noir in a 3 magnum (1.5 liter) bottle format.

Asset Acquisition by Manager and by Series

As of March 15th, 2021, the Company entered into an exclusive purchase option agreement with Vinconnect for the right to acquire the underlying assets. The Director of Vinconnect is Kevin Sidders, a member of the Vint Advisory Borad. Following the successful completion of the offering through the Vint Platform, Vinconnect has received payment of $40,000 for the underlying Assets. The Laurent Ponsot Collection has been transferred to the Manager’s storage facility, Domaine Wine Storage.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine market. Wine Market Journal provides fine wine auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data. We use a valuation methodology encompassing our various data sources & comparable data to value the underlying assets.

Insurance

We work with Domaine Wine Storage to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The Manager works with Domaine Wine Storage (“Domaine”). Domaine has storage locations in Napa, California, Chicago, Illinois, New York City, New York, Washington, DC, and St. Louis, Missouri. Domaine is a best in class wine storage company that offers premium service. This premium service includes inventory management, logistic management, order handling, bottle pulling, and collection maintenance.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-PNST Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-PNST Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$40,000	86.96%
Broker Dealer Expense(2)	$460	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$230	0.50%
Storage & Maintenance(5)	$913	1.98%
Shipping & Transportation	$0	0.00%
Insurance	$315	0.68%
Sourcing Fee(6)	$4,082	8.87%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$6,000	13.04%
Total Proceeds	$46,000	100.00%

(1)The Manager acquired the assets for the Series VV-PNST collection for a total cost of $40,000.  On August 24th, 2021, the offering of Series VV-PNST successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-PNST.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-PNST assets, the Manager shall receive 10 Series VV-PNST Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-PNST Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-PNST Interests

The Series VV-SUPR Asset

The discussions contained in this offering circular relating to the Series VV-SUPR Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-SUPR Assets are reasonable, and that the factual information therein is fair and accurate.

On July 27th, 2021, the offering of Series VV-SUPR successfully closed. Upon the closing, the Company purchased the assets from Bordeaux Index, the asset seller.

Summary Overview

The underlying assets for our collection are as follows:

Super Tuscan Collection Underlying Asset Table
Wine	Vintage	Quantity
Tenuta San Guida Sassicaia Bolgheri	2016	36x750ml
Tenuta San Guida Sassicaia Bolgheri	2015	36x750ml
Ornellaia Bolgheri Superiore	2017	36x750ml
Marchesi Antinori Solaia Toscana IGT	2016	36x750ml
Marchesi Antinori Solaia Toscana IGT	2015	36x750ml
Marchesi Antinori Tignanello Toscana IGT	2015	36x750ml

On July 27th, 2021, the offering of Series VV-SUPR successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

Background & Overview

-Super Tuscan is a particular style of wine that was created in Tuscany in the 1970s.

-Although the region of Tuscany has been producing wine for thousands of years, the Super Tuscan approach was a completely new winemaking style. Winemakers began to push against the rules for appellation wines on the region. These rules are set by the DOC and DOCG standards.

-The first Super Tuscan was Sassicaia from Tenuta San Guido in the village of Bolgheri, which was a Bordeaux-style blend of cabernet sauvignon and cabernet franc released in 1971.

-Bordeaux winemaking styles are apparent in Super Tuscans. Oak barrels, certain grape varietals, and processes used to produce Super Tuscans overlap with that of Bordeaux.

-Many producers use the suffix “-aia,” which refers to a vacant plot of land in Italian, in their proprietary names to indicate that the wine is a Super Tuscan. Other examples include Ornellaia, Rondinaia, and Solaia.

-In 1992, the Italian government created the Indicazione Geografica Tipica (IGT). This was created in response to 20 years of exceptional Super Tuscan wines.

Notable Points (Supporting data provided by WineSearcher)

Tenuta San Guida Sassicaia Bolgheri 2016:

-Region: Tuscany

-Wine Type: Red

-Grape/Blend: Cabernet Franc - Cabernet Sauvignon

-Drinking Window: 2019-2050

-Critic Score: 96

-Tenuta San Guido is also known as Sassicaia. Located in Maremma (Tuscan region), Bolgheri Sassicaia is its flagship label.

-The 2016 Tuscany vintage has been deemed excellent.

Tenuta San Guida Sassicaia Bolgheri 2015

-Region: Tuscany

-Wine Type: Red

-Grape/Blend: Cabernet Franc - Cabernet Sauvignon

-Drinking Window: 2018-2045

-Critic Score: 95

-The 2015 Tuscany vintage was legendary.

Ornellaia Bolgheri Superiore 2017

-Region: Tuscany

-Wine Type: Red

-Grape/Blend: Bordeaux blend red

-Drinking Window: 2022-2045

-Critic Score: 94

-Ornellaia is one of the foremost producers in the Bolgheri appellation on the coast of Tuscany. It is particularly known for making one of Italy's most famous and expensive wines, which shares the same name.

-The 2017 Tuscany vintage was challenged.

Marchesi Antinori Solaia Toscana IGT 2016

-Producer: Marchesi Antinori

-Region/Appellation: Toscana IGT

-Region: Tuscany

-Wine Type: Red

-Grape/Blend: Cabernet – Sangiovese

-Drinking Window: 2020-2051

-Critic Score: 96

-The 2016 Tuscany vintage was excellent.

Marchesi Antinori Solaia Toscana IGT 2015

-Producer: Marchesi Antinori

-Region/Appellation: Toscana IGT

-Region: Tuscany

-Wine Type: Red

-Grape/Blend: Cabernet – Sangiovese

-Drinking Window: 2020-2051

-Critic Score: 96

-The 2015 Tuscany vintage was legendary.

Marchesi Antinori Tignanello Toscana IGT 2015

-Producer: Marchesi Antinori

-Region/Appellation: Toscana IGT

-Region: Tuscany

-Wine Type: Red

-Grape/Blend: Cabernet – Sangiovese

-Drinking Window: 2019-2040

-Critic Score: 94

-The 2015 Tuscany vintage was legendary.

Asset Acquisition by Manager and by Series

As of April 30th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Following the successful completion of the offering through the Vint Platform, Bordeaux Index received payment of $63,800 for the underlying Assets. Bordeaux Index will store the underlying Assets, and following the successful completion of the offering, the Super Tuscan Collection remains in the Bordeaux Index Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine market. Wine Market Journal provides fine wine auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data. We use a valuation methodology encompassing our various data sources & comparable data to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-SUPR Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-SUPR Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$63,800	89.23%
Broker Dealer Expense(2)	$693	0.97%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$360	0.50%
Storage & Maintenance(5)	$880	1.23%
Shipping & Transportation	$0	0.00%
Insurance	$500	0.70%
Sourcing Fee(6)	$5,267	7.37%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$7,700	10.77%
Total Proceeds	$71,500	100.00%

(1)The Manager acquired the assets for the Series VV-SUPR collection for a total cost of $63,800.  On July 27th, 2021, the offering of Series VV-SUPR successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-SUPR.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-SUPR assets, the Manager will be issued 10 Series VV-SUPR Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-SUPR Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-SUPR Interests

The Series VV-CHAM Asset

The discussions contained in this offering circular relating to the Series VV-CHAM Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-CHAM Assets are reasonable, and that the factual information therein is fair and accurate.

On July 30th, 2021, the offering of Series VV-CHAM successfully closed. Upon the closing, the Company purchased the assets from Bordeaux Index, the asset seller.

Summary Overview

The underlying assets for our collection are as follows:

Champagne Collection Underlying Asset Table
Wine	Vintage	Quantity
Dom Perignon	2008	24x750ml
Dom Perignon	2006	24x750ml
Krug	2006	60x750ml
Krug	2004	60x750ml
Pol Roger Winston Churchill	2008	24x750ml
Pol Roger Winston Churchill	2006	24x750ml
Louis Roederer Cristal	2004	24x750ml
Louis Roederer Cristal	2002	24x750ml

The Company, per its purchase agreement with the Asset Seller, has purchased the Series VV-CHAM Assets for $65,000. On July 30th, 2021, the offering of Series VV-CHAM successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

Background and Overview

-Champagne is a sparkling wine that comes from the Champagne region of northeastern France.

-While many people use the term champagne generically for any sparkling wine, the French have maintained their legal right to call their wines champagne for over a century. The Treaty of Madrid, signed in 1891, established this rule, and the Treaty of Versailles reaffirmed it.

-In Europe it is illegal to label a product as Champagne if it did not come from the French Champagne region.

-The three primary grapes allowed in the production of Champagne are Chardonnay, Pinot Noir, and Pinot Meunier.

-The northern location makes it a bit cooler than France's other wine-growing regions, which gives the grapes the proper acidity for sparkling wine production.

Notable Points (Supporting data provided by WineSearcher)

Dom Perignon 2008

-Ownership: LVMH Moët Hennessy Louis Vuitton

-Producer: Dom Perignon

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Champagne Blend

-Drinking Window: 2019-2050

-Critic Score: 95

-Vintage Quality: Legendary

-Dom Pérignon is a celebrated Champagne brand owned by Moët & Chandon. Its origins can be traced back to the Abbey of Saint Pierre d'Hautvillers in northern France – the so-called birthplace of Champagne.

Dom Perignon 2006

-Ownership: LVMH Moët Hennessy Louis Vuitton

-Producer: Dom Perignon

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Champagne Blend

-Drinking Window: 2014-2056

-Critic Score: 95

-Vintage Quality: Good

-Dom Pérignon is a celebrated Champagne brand owned by Moët & Chandon. Its origins can be traced back to the Abbey of Saint Pierre d'Hautvillers in northern France – the so-called birthplace of Champagne.

Krug 2006

-Producer: Krug

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Champagne Blend

-Drinking Window: 2020-2045

-Critic Score: 96

-Vintage Quality: Good

-Krug is one of Champagne's most prestigious houses and its wines are among the most collectible and expensive in Champagne.

-The house was founded in 1843 by Joseph Krug, a native of the Mosel region in Germany, who had moved to France and spent some time working for Jacquesson, the leading Champagne house of the time. Krug's philosophy was that every Champagne should be the best possible expression, and eschewed the common idea of a hierarchy of Champagne. Instead, he began to craft a premium wine from a reserve of wines vinified separately by the growers themselves, a wine that would eventually become the Grande Cuvée.

Krug 2004

-Producer: Krug

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Champagne Blend

-Drinking Window: 2017-2050

-Critic Score: 94

-Vintage Quality: Excellent

-Krug is one of Champagne's most prestigious houses and its wines are among the most collectible and expensive in Champagne.

Pol Roger Winston Churchill 2008

-Producer: Champagne Pol Roger

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Champagne Blend

-Drinking Window: 2020-2045

-Critic Score: 95

-Vintage Quality: Legendary

-Champagne Pol Roger is a prominent Champagne producer based in Epernay. It is known for its elegant, balanced house style made from equal proportions of Chardonnay, Pinot Noir and Pinot Meunier, and for its close affiliation with British wartime leader Sir Winston Churchill.

Pol Roger Winston Churchill 2006

-Producer: Champagne Pol Roger

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Champagne Blend

-Drinking Window: 2016-2041

-Critic Score: 95

-Vintage Quality: Good

-Champagne Pol Roger is a prominent Champagne producer based in Epernay. It is known for its elegant, balanced house style made from equal proportions of Chardonnay, Pinot Noir and Pinot Meunier, and for its close affiliation with British wartime leader Sir Winston Churchill.

Louis Roederer Cristal 2004

-Producer: Louis Roederer

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Chardonnay-Pinot Noir

-Drinking Window: 2012-2039

-Critic Score: 95

-Vintage Quality: Excellent

-Louis Roederer was founded in 1776.

-In 1833, the house undertook a foreign expansion process. Most notably, they had a strong presence in Russia.

-Roederer became the wine of choice for the Russian royal family. Cristal was created for the notoriously paranoid Tsar Alexander II of Russia, who requested the bottle be clear and flat-bottomed to prevent hidden explosives.

-Louis Roederer acquired several grand cru vineyards in Champagne in 1845 to add to his portfolio. This was unusual for the time as the majority of winemakers were buying the grapes rather than cultivating their own. Roederer was better able to understand the intricacies of his vines and grapes and work out how best to exploit them; to Roederer, a great wine was dependant on the soils and the tradition of the house creating it.

-Today, the Roederer vineyards encompass around 240 hectares (600 acres) of land in the Montagne de Reims, Vallée de la Marne and the Côte des Blancs. By 2012, around 25 percent of the vineyards were managed biodynamically.

Louis Roederer Cristal 2002

-Producer: Louis Roederer

-Region: Champagne Brut

-Wine Style: Sparkling

-Grape/Blend: Chardonnay-Pinot Noir

-Drinking Window: 2009-2039

-Critic Score: 96

-Vintage Quality: Excellent

Asset Acquisition by Manager and by Series

As of April 30th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Following the successful completion of the offering through the Vint Platform, Bordeaux Index received payment of $65,000 for the underlying Assets. Bordeaux Index will store the underlying Assets, and following the successful completion of the offering, the Champagne Collection remains in the Bordeaux Index Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine market. Wine Market Journal provides fine wine auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data. We use a valuation methodology encompassing our various data sources & comparable data to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-CHAM Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$65,000	89.04%
Broker Dealer Expense(2)	$730	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$400	0.55%
Storage & Maintenance(5)	$913	1.25%
Shipping & Transportation	$0	0.00%
Insurance	$510	0.70%
Sourcing Fee(6)	$5,447	7.46%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$8,000	10.96%
Total Proceeds	$73,000	100.00%

(1)The Manager acquired the assets for the Series VV-CHAM collection for a total cost of $65,000.  On July 30th, 2021, the offering of Series VV-CHAM successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-CHAM.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-CHAM assets, the Manager shall receive 8 Series VV-CHAM Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-CHAM Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-CHAM Interests

The Series VV-STEML Asset

The discussions contained in this offering circular relating to the Series VV-STEML Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-STEML Assets are reasonable, and that the factual information therein is fair and accurate.

On August 3rd, 2021, the offering of Series VV-STEML successfully closed. Upon the closing, the Company purchased the assets from Bordeaux Index, the asset seller.

Summary Overview:

The underlying assets for our collection are as follows:

St. Emiliom Upgrade Collection Underlying Asset Table
Wine	Vintage	Quantity
Chateau Figeac	2009	48x750ml
Chateau Figeac	2010	60x750ml
Chateau Figeac	2015	48x750ml
Chateau Figeac	2016	42x750ml
Chateau Canon	2015	48x750ml

The Company, per its purchase agreement with the Asset Seller, has purchased the Series VV-STEML Assets for $56,800. On August 3rd, 2021, the offering of Series VV-STEML successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

Background and Overview (Supporting data provided by WineSearcher)

-Château Figeac is a property in the Saint-Émilion appellation of Bordeaux.

-Their wine is known for its rich nose, silky texture and elegance, and for its aging potential in better vintages.

-It was rated as Premier Grand Cru Classé in the 1955 Saint-Émilion Classification.

-Figeac is generally regarded as having markedly improved since World War II under the ownership of Thierry Manoncourt, and has become one of the most sought-after Right Bank Bordeaux reds.

-Th current vineyard is among the largest in Saint-Émilion at 99 acres (40ha). There are three gravel outcrops, explaining the high percentage of Cabernet Sauvignon and Cabernet Franc (about 35 percent each) in a typical bottle of Figeac.

-In 1945, Château Figeac was one of the first Bordeaux estates to introduce a second wine, La Grange Neuve de Figeac, named after a particular plot in the estate. Since 2012, however, the second wine has been Petit-Figeac, made from various selections of vines across the wider estate. Other wine labels containing the word "Figeac" are not related to this estate.

-The grapes are vinified in a variety of small vessels, either conical, open-topped wooden vats or stainless steel tanks, which correspond to specific lots in the vineyard. The grand vin is aged in 100-percent new oak barrels, while Petit-Figeac is typically aged is for 15 to 18 months in oak barrels, 20 percent of which are new. Approximately 100,000 bottles of the grand vin are produced annually, with about 40,000 of Petit Figeac.

Notable Points (Supporting data provided by WineSearcher)

Chateau Figeac 2009

-Producer: Chateau Figeac

-Country/Region: France, Bordeaux

-Region/Appelation: Saint-Emilion Grand Cru

-Wine Style: Red

-Grape/Blend: Bordeaux Red Blend

-Drinking Window: 2016-2050

-Critic Score: 94

-Vintage Quality: Legendary

Chateau Figeac 2010

-Producer: Chateau Figeac

-Country/Region: France, Bordeaux

-Region/Appelation: Saint-Emilion Grand Cru

-Wine Style: Red

-Grape/Blend: Bordeaux Red Blend

-Drinking Window: 2016-2050

-Critic Score: 95

-Vintage Quality: Legendary

Chateau Figeac 2015

-Producer: Chateau Figeac

-Country/Region: France, Bordeaux

-Region/Appelation: Saint-Emilion Grand Cru

-Wine Style: Red

-Grape/Blend: Bordeaux Red Blend

-Drinking Window: 2022-2047

-Critic Score: 96

-Vintage Quality: Excellent

Chateau Figeac 2016

-Producer: Chateau Figeac

-Country/Region: France, Bordeaux

-Region/Appelation: Saint-Emilion Grand Cru

-Wine Style: Red

-Grape/Blend: Bordeaux Red Blend

-Drinking Window: 2023-2065

-Critic Score: 96

-Vintage Quality: Excellent

Chateau Canon 2015

-Producer: Chateau Canon

-Country/Region: France, Bordeaux

-Region/Appelation: Saint-Emilion Grand Cru

-Wine Style: Red

-Grape/Blend: Bordeaux Red Blend

-Drinking Window: 2019-2045

-Critic Score: 96

-Vintage Quality: Excellent

-Jacques Kanon purchased the vineyard in 1760.

-The estate was only officially named Château Canon in 1853.

-Canon was purchased by fashion giant Chanel in 1996, and the company set about renovating the cellars and vineyards with the aim of modernizing the brand.

-Château Canon is a Premier Grand Cru Classé château in Saint-Émilion, Bordeaux. It owns pockets of vineyards close to Saint-Émilion town, with a large core parcel right on the very edge.

-This parcel is almost completely walled in and is traditionally hand-harvested and ploughed by horses. It is planted entirely with Merlot. This is regularly used in the Château Canon grand vin, along with a smaller proportion of Cabernet Franc from the estate's various other vineyards.

Asset Acquisition by Manager and by Series

As of April 30th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Following the successful completion of the offering through the Vint Platform, Bordeaux Index received payment of $56,800 for the underlying Assets. Bordeaux Index will store the underlying Assets, and following the successful completion of the offering, the Saint Emilion Collection will remain in the Bordeaux Index Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine market. Wine Market Journal provides fine wine auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data. We use a valuation methodology encompassing our various data sources & comparable data to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-STEML Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-STEML Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost	$56,800	88.06%
Broker Dealer Expense	$645	1.00%
Acquisition Expenses
Interests Issued to Manager	$640	0.99%
Storage & Maintenance	$839	1.30%
Shipping & Transportation	$0	0.00%
Insurance	$450	0.70%
Sourcing Fee	$5,126	7.95%
Offering Expenses	$0	0.00%
Total Fees & Expenses	$7,700	11.94%
Total Proceeds	$64,500	100.00%

(1)The Manager acquired the assets for the Series VV-STEML collection for a total cost of $56,800.  On August 3rd, 2021, the offering of Series VV-STEML successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-STEML.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-STEML assets, the Manager shall receive 64 Series VV-STEML Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-STEML Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-STEML Interests

The Series VV-MACAL Asset

The discussions contained in this offering circular relating to the Series VV-MACAL Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-MACAL Assets are reasonable, and that the factual information therein is fair and accurate.

On September 30th, 2021, the offering of Series VV-MACAL successfully closed. Upon the closing, the Company purchased the assets from Bordeaux Index, the asset seller.

Summary Overview

The underlying assets for our collection are as follows:

Macallan Fine & Rare Collection Underlying Asset Table
Asset	Vintage	Quantity
Macallan Fine & Rare 29YO Cask #11354 Bottle	1976	1 Bottle
Macallan Fine & Rare 39YO Cask #13810 Bottle	1978	1 Bottle

The Company, per its purchase agreement with the Asset Seller, has purchased the Series VV-MACAL Assets for $74,500.  On September 30th, 2021, the offering of Series VV-MACAL successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

Background and Overview

- Launched early this century, The Macallan Fine & Rare Collection has grown to become the largest assembly of vintage-dated, single malt whiskies in the world.

- These bottlings age for decades in sherry seasoned oak casks

Notable Points (Supporting data provided by Macallan)

Macallan Fine & Rare 29YO Cask #11354 Bottle

-Producer: The Macallan

-The Macallan is one of Scotland's most famous distilleries, and produces one of the world's biggest-selling single malt whiskies.

-Country: Scotland, UK

-Scotch whisky can only be called Scotch whisky when it has been left for a minimum of three years to age in casks, in Scotland.

-Region: Highlands

-Vintage: 1976

-Age of Whisky: 29 Years Old

-Year Bottled: 2006

-Butts are the most used type of cask in the sherry industry, and thus, apart from those having previously held bourbon, the type of cask most commonly utilised for maturing Scotch whisky. They are traditionally made from Spanish oak, although a significant amount of butts are also made from American white oak.

-Cask Number: 11354

-Total Outturn: 620 Bottle Equivalents

-Tint: 36 (In reference to the color)

-Availability: 750ml, 700ml, 50ml

-Color: Rich Cherry

-Strength: 45.5%vol, Natural Cask Strength

Macallan Fine+Rare 39YO Cask #13810 Bottle

-Producer: The Macallan

-Country: Scotland, UK

-Region: Highlands

-Vintage: 1978

-Age of Whisky: 39 Years Old

-Year Bottled: 2018

-After barrels, hogsheads are the second-most common type of cask used in maturing Scotch whisky. Hogsheads are generally also made from American white oak, and indeed are often built from staves originally taken from bourbon barrels. However, the larger size of hogsheads makes them better suited for a slightly longer period of maturation. Hogsheads used to mature Scotch whisky may previously have held other beverages and spirits, with sherry hogsheads the most common of these.

-Cask Number: 13810

-Total Outturn: 243 Bottle Equivalents

-Tint: 28.7 (In reference to the color)

-Availability: 750ml, 700ml, 50ml

-Color: Autumn Oak

-Strength: 59.2%vol, Natural Cask Strength

Asset Acquisition by Manager and by Series

As of July 15th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Following the successful completion of the offering through the Vint Platform, Bordeaux Index received payment of $74,500 for the underlying Assets. Bordeaux Index will store the underlying Assets, and following the successful completion of the offering, the Macallan Fine & Rare Collection remains in the Bordeaux Index Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-MACAL Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-MACAL Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$75,400	88.71%
Broker Dealer Expense(2)	$850	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$425	0.50%
Storage & Maintenance(5)	$1,020	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$425	0.50%
Sourcing Fee(6)	$6,880	8.09%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$9,600	11.29%
Total Proceeds	$85,000	100.00%

(1)The Manager acquired the assets for the Series VV-MACAL collection for a total cost of $75,400.   On September 30th, 2021, the offering of Series VV-MACAL successfully closed. Upon the closing, the Company purchased the assets from the asset seller.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-MACAL.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-MACAL assets, the Manager shall receive 9 Series VV-MACAL Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-MACAL Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-MACAL Interests

The Series VV-BOWCK Asset

The discussions contained in this offering circular relating to the Series VV-BOWCK Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-BOWCK Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement, and will be sold to the Company following qualification and the receipt of funds from investors.

Summary Overview:

The underlying assets for our collection are as follows:

Bowmore Cask Collection Underlying Asset Table
Wine	Vintage	Quantity
Bowmore Bourbon Hogshead (RLA 79.21 ABV 50.4%)	1998	1 Cask

The Company, per its purchase agreement with the Asset Seller, will purchase the Series VV-BOWCK Assets for $84,000.  These Company assets are under a purchase option agreement and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Supporting data provided by Bowmore )

-In 1779, the Bowmore distillery was created. It was the first licensed distillery on Islay and the second in Scotland. The distillery was founded by John P. Simson.

-In 1837, the Mutter family purchased the distillery.

-In 1887, John Bell Sherriff of Capbeltown purchased the distillery after the Mutter family was impacted by the economic depression.

-In 1892, Joseph Robert Holmes names the distillery Bowmore Distillery Co.

-In 1940, Bowmore stopped production and served as an air base during World War II. Three squadrons operated from the distillery between 1940-1943.

-In 1980, Queen Elizabeth II visited Bowmore Distillery, her first visit to any scotch whisky distillery.

-In 2014, Beam Suntory acquired Bowmore.

Notable Points (Supporting data provided by WineSearcher)

Bowmore Bourbon Hogshead (RLA 79.21 ABV 50.4%)

-Producer: Bowmore

-Country: Scotland, UK

-Region: Islay

-Vintage: 1998

-Age of Whisky: 23 Years Old

-Year Bottled: N/A

-Cask Type: Hogshead

-Strength: 50.4%

-Regauged Liters of Alcohol (RLA): 79.21

Asset Acquisition by Manager and by Series

As of July 15th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Bordeaux Index will receive payment of $84,000 for the underlying Assets. Bordeaux Index will store the underlying Assets, and upon the successful completion of the offering, the Bowmore Cask Collection will remain in the Bordeaux Index Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index cask client reserves are stored in Scotland at Duncan Taylor in Huntly, Scotland.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-BOWCK Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-BOWCK Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$84,000	89.36%
Broker Dealer Expense(2)	$940	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$470	0.50%
Storage & Maintenance(5)	$1,128	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$470	0.50%
Sourcing Fee(6)	$6,992	7.44%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$10,000	10.64%
Total Proceeds	$94,000	100.00%

(1)The Manager acquired the assets for the Series VV-BOWCK collection for a total cost of $84,000.  Upon completion of the offering of the Series VV-BOWCK, the Series VV-BOWCK will purchase the Series BOWCK Assets from the Asset Seller for $84,000.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-BOWCK.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition

Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-BOWCK assets, the Manager shall receive 10 Series VV-BOWCK Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-BOWCK Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-BOWCK Interests

The Series VV-FUTUR Asset-

The discussions contained in this offering circular relating to the Series VV-FUTUR Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series  VV-FUTUR Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

Bordeaux En Primeur Collection Underlying Asset Table
Wine	Vintage	Quantity
Château Angélus	2020	12 x 750ml
Château Cheval Blanc	2020	12 x 750ml
Château Clinet	2020	12 x 750ml
Château Cos d'Estournel	2020	36 x 750ml
Château Figeac	2020	12 x 750ml
Château Haut-Brion	2020	24 x 750ml
Château Haut-Baully	2020	12 x 750ml
Château La Conseillante	2020	12 x 750ml
Château La Mission Haut-Brion	2020	12 x 750ml
Château Lafite Rothschild	2020	12 x 750ml
Château La Fleur-Petrus	2020	12 x 750ml
Château Le Gay	2020	12 x 750ml
Mouton Rothschild Le Petit Mouton	2020	12 x 750ml
Château Lynch-Bages	2020	36 x 750ml
Château Margaux	2020	12 x 750ml
Château Smith Haut Lafitte	2020	12 x 750ml
Château Mouton-Rothschild	2020	6 x 750ml
Château Palmer	2020	12 x 750ml
Château Pape Clément	2020	24 x 750ml
Château Pavie	2020	24 x750ml
Château Pontet-Canet	2020	36 x 750ml
Château Pichon Lalande	2020	36 x 750ml
Château Troplong-Mondot	2020	36 x 750ml

The Company, per its purchase agreement with the Asset Seller, will purchase the Series VV-FUTUR Assets for $102,400. These Company assets are under a purchase option agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

∙The 1855 Classification of Medoc & Graves classified 61 Left Bank Bordeaux wines into 5 “growths” or tiers. The top wines are first growths (of which there are only 5)

∙The only classification on the Right Bank of Bordeaux is of the wines grown in Saint Emilion. Saint Emilion wines were classified in 1954 and applied for the first time to the 1955 vintage.

∙Bordeaux red wines are allowed to be made from 6 red grapes Merlot, Cabernet Sauvignon, Cabernet Franc, Petit Verdot, Malbec, and Carmenère

∙The terms Wine Futures and En Primeur refer to buying wine after it is made, but before it is bottled. Six months or so after vintage, when the wines are still in tank or barrel, tasting samples are made available to wholesale buyers and wine journalists. - Wine Searcher

∙The initial En Primeur release prices are usually the lowest at which the wines will ever be sold.

∙The 2020 vintage marks a rare trilogy of excellent vintages that produced wines at the same or very close quality level across the board from great named chateaux to lesser-known estates

Notable Points (Supporting data provided by WineSearcher)

Château Angelus 2020

∙Producer:  Château Angelus

∙Region: Saint-Emilion Grand Cru

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2027 - 2062

∙Critic Score:  96

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Chateau Angelus was promoted from Premier Grand Cru Classe B to Premier Grand Cru Classe A in 2012

∙Chateau Angelus is the fourth most highly rated Saint-Emilion Grand Cru wine (based on critic scores)

∙Among the highest-priced wines from Saint-Emilion Grand Cru.

Château Cheval Blanc 2020

∙Producer: Château Cheval Blanc

∙Region: Saint-Emilion Grand Cru

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window: 2028 - 2065

∙Critic Score: 96

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Cheval Blanc was awarded the highest possible rating of Premier Grand Cru Classé A in the original classification in 1954 and remains classified in the top tier

∙Critics have scored this as the best available Saint-Emilion wine: The Wine Advocate gave the 2018 vintage a score of 98 and Jancis Robinson gave the 2019 vintage a score of 18/20.

∙There is an unusually large amount of Cabernet Franc planted, about 49 percent, with 47 percent Merlot and 4 percent Cabernet Sauvignon.

Château Clinet 2020

∙Producer:  Château Clinet

∙Region:  Pomerol

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window: 2027 - 2057

∙Critic Score:  94

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙The vineyards are planted predominantly to Merlot, alongside small amounts of Cabernet Sauvignon.

∙The 1989 and 2009 vintages both achieved perfect 100-point scores from Robert Parker

∙The vineyard site is one of the oldest in Pomerol, with evidence dated back to 1595.

∙ It is typically aged for around 16 months in 225-liter barriques, with 75 percent new and 25 percent one-year-old wood.

Château Cos d'Estournel 2020

∙Producer: Château Cos d'Estournel

∙Region:  Saint-Estephe

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window: 2028 - 2060

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes #

∙Château Cos d'Estournel was classified as a Second Growth in the 1855 classification

∙Historically, the Cabernet Sauvignon-dominant grand vin has had a high percentage of Merlot compared with other Médoc growths

∙Considered to be the top producer in Saint-Estephe

Chateau Figeac 2020

∙Producer: Chateau Figeac

∙Country/Region: France, Bordeaux

∙Region/Appellation: Saint-Emilion Grand Cru

∙Wine Style: Red

∙Grape/Blend: Bordeaux Red Blend

∙Drinking Window: 2027 - 2060

∙Critic Score: 95

∙Vintage Quality:  Excellent

∙Producer Facts / Notes

∙It was rated as Premier Grand Cru Classé B in the 1955 Saint-Émilion Classification.

∙Figeac is generally regarded as having markedly improved since World War II under the ownership of Thierry Manoncourt, and has become one of the most sought-after Right Bank Bordeaux reds.

∙The current vineyard is among the largest in Saint-Émilion at 99 acres (40ha). There are three gravel outcrops, explaining the high percentage of Cabernet Sauvignon and Cabernet Franc (about 35 percent each) in a typical bottle of Figeac.

∙In 1945, Château Figeac was one of the first Bordeaux estates to introduce a second wine, La Grange Neuve de Figeac, named after a particular plot in the estate. Since 2012, however, the second wine has been Petit-Figeac, made from various selections of vines across the wider estate. Other wine labels containing the word "Figeac" are not related to this estate.

∙The grapes are vinified in a variety of small vessels, either conical, open-topped wooden vats or stainless steel tanks, which correspond to specific lots in the vineyard. The grand vin is aged in 100-percent new oak barrels, while Petit-Figeac is typically aged is for 15 to 18 months in oak barrels, 20 percent of which are new. Approximately 100,000 bottles of the grand vin are produced annually, with about 40,000 of Petit Figeac.

Château Haut-Brion 2020

∙Producer: Château Haut-Brion

∙Region: Pessac-Leognan

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window: 2023 - 2064

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Haut-Brion is the oldest of Bordeaux's five first growths, and one of the most famous wines in the world.

∙The vineyards were established in the 1530s by the Pontac family

∙Haut-Brion is notable as being the only first growth in Graves

∙Historical evidence shows that Haut-Brion was drunk by King Charles II and Thomas Jefferson, and the famous London diarist Samuel Pepys was also a fan of the wine

Château Haut-Bailly 2020

∙Producer: Château Haut-Bailly

∙Region: Pessac-Leognan

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window: 2025 - 2060

∙Critic Score: 92

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Haut-Bailly is a historic wine estate located in Pessac-Léognan on the left bank of the Gironde

∙In the 1959 Graves Classification, the château was given Grand Cru Classé status

∙Cabernet Sauvignon makes up the majority of the vineyards, but Merlot, Cabernet Franc and Petit Verdot are also planted here

∙An extensive redevelopment program of the château buildings and winery was begun in 2020.

Château La Conseillante 2020

∙Producer: Château La Conseillante

∙Region:  Pomerol

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window: 2027 - 2060

∙Critic Score: 96

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château La Conseillante dates back to the mid-18th Century, when it was managed by Catherine Conseillan, after whom it was named.

∙Château La Conseillante is a leading wine estate in the Pomeroldistrict of Bordeaux, known for its Merlot-based grand vin

∙The vineyard is situated in the east of the appellation on the border with Saint-Émilion and adjoining properties include L'Evangile and Vieux Château Certan in Pomerol, and Cheval Blanc in Saint-Émilion.

∙La Conseillante has modern winemaking facilities, including a spectacular oval vat hall with new epoxy-lined, temperature-controlled concrete vats varying in size to correspond to plots in the vineyard.

Château La Mission Haut-Brion 2020

∙Producer: Château La Mission Haut-Brion

∙Region: Pessac-Leognan

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2024 -2065

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙La Mission Haut-Brion was rated a Graves Grand Cru in the 1959 rankings

∙La Mission Haut-Brion is often judged and priced as the equal of Haut-Brion and the other first growths

∙The wine is particularly known for its fruit intensity, rounded, generous texture and silky tannins, and has received multiple 100-point ratings from American critic Robert Parker.

∙The vineyard shares the same gravelly terrain as Haut-Brion (which sits just over the road), with small quartz stones over a clay-sand subsoil. Around 27 hectares (66 acres) are planted to red grapes, comprising 47 percent Cabernet Sauvignon, 43 percent Merlot and 10 percent Cabernet Franc.

Château Lafite Rothschild 2020

∙Producer: Château Lafite Rothschild

∙Region:  Pauillac

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window: 2028 - 2063

∙Critic Score:  97

∙Vintage Quality: Excellent

∙Producer Facts / Notes:

∙Château Lafite Rothschild is a wine estate in the Pauillac region of the Médoc, producing one of the most sought-after and expensive red wines in the world.

∙The estate began to earn its reputation as a winemaking property in the late 1600s; by the second half of the following century it was known as "The King's Wine" at Versailles, and had a strong following in London. The acclaim did not diminish and in the 1855 Bordeaux Classification Lafite was ranked a first growth. It was bought by Baron James de Rothschild in 1868

∙The Lafite Rothschild vineyard covers around 112 hectares (277 acres) on sunny, well-drained sites made up of fine gravel and sand over limestone subsoil.

Château La Fleur-Petrus 2020

∙Producer: Château La Fleur-Petrus

∙Region:  Pomerol

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2026 - 2056

∙Critic Score: 94

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château La Fleur-Pétrus is a wine estate in the Pomerolappellation of Bordeaux, and is widely regarded as one of the greatest in the region.

∙The wine is Merlot-dominant, and is known for its finesse, elegance and ageworthiness.

∙The core estate vineyard is situated across the road from Château Pétrus and adjacent to Château Lafleur.

Château Le Gay 2020

∙Producer: Château Le Gay

∙Region:  Pomerol

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2025 - 2048

∙Critic Score: 93

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château le Gay is a leading Bordeaux wine estate in Pomerol, producing Merlot-based wines.

∙Château le Gay’s reputation has risen steadily in the new millennium, and has garnered high ratings from critics, including a score of 99 for the 2010 vintage from Robert Parker's Wine Advocate

∙The grand vin is made from vines that are at least 40 years old.

∙A programme of cellar reconstruction began in 2002 on the acquisition of the property by Catherine Péré-Vergé, heiress of the Cristalleries d'Arques glassware company.

Mouton Rothschild Le Petit Mouton 2020

∙Producer: Mouton Rothschild Le Petit Mouton

∙Region:  Pauillac

∙Wine Style: Red

∙Grape/Blend: Bordeaux

∙Drinking Window:  2025 - 2045

∙Critic Score: 91

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Le Petit Mouton was established in 1993.

∙The estate comprises 90 hectares (220 acres) of vineyards, mainly on gravel-based soils, and is situated in the northern part of the commune just south of Château Lafite Rothschild.

∙Most of the vineyard is planted to Cabernet Sauvignon, with 15 percent planted to Merlot and a small amount of Cabernet Franc and  Petit Verdot.

∙Harvest is done by hand, and the juice is fermented in oak vats in a gravity-fed vat room opened in 2012.

Château Mouton-Rothschild 2020

∙Producer: Château Mouton-Rothschild

∙Region:  Pauillac

∙Wine Style: Red

∙Grape/Blend: Bordeaux

∙Drinking Window:

∙Critic Score: 97

∙Vintage Quality:  Excellent

∙Producer Facts / Notes

∙One of 5 First Growths in Bordeaux

∙The grand vin is among the most highly rated and priced wines in the world, and is generally regarded as the most exuberant and powerful of all Bordeaux.

∙Château Mouton-Rothschild was famously added to the First Growths set out in the 1855 Classification in 1973

∙Mouton Rothschild makes up to 350,000 bottles of wine a year, including the second wine Le Petit Mouton, which was established in 1993.

Château Lynch-Bages 2020

∙Producer: Château Lynch-Bages

∙Region:  Pauillac

∙Wine Style: Red

∙Grape/Blend: Bordeaux

∙Drinking Window:  2027 - 2050

∙Critic Score: 93

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙The grand vin, which is made predominantly from Cabernet Sauvignon, is known for its structure and intensity, and can age for 20 years or more. It ranks among the best in the appellation

∙Château Lynch-Bages is situated in the Pauillac commune of the Médoc region in Bordeaux.

∙Lynch-Bages was originally rated a fifth growth in the Bordeaux Classification of 1855, although the reputation of the property, now in the hands of the Cazes family, soared from 1945 after a string of excellent vintages

Château Margaux 2020

∙Producer: Château Margaux

∙Region: Margaux

∙Wine Style: Red

∙Grape/Blend: Bordeaux

∙Drinking Window:  2028 - 2068

∙Critic Score:  97

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Margaux is one of Bordeaux's most famous wine estates, located just east of Margaux itself in the Médoc

∙Château Margaux was rated as a first growth in the original 1855 Bordeaux Classification of the Médoc

∙Margaux is considered as the most elegant of the first growths, and is consistently one of the most expensive wines in the world

∙Château Margaux's vineyards have a complex combination of soils that are unique to the area.

Château Smith Haut Lafitte 2020

∙Producer: Château Smith Haut Lafitte

∙Region: Pessac-Leognan

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2021 - 2068

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Smith Haut Lafitte is located in Pessac-Léognanon the Left Bank of the Garonne River.

∙During the 1959 Classification of the Graves it was rated as Grand Cru Classé for its red wine.

∙The vineyard is farmed organically and produces its own compost. A horse is used to plow the more fragile soils of the white wine vineyard. Biodiversity efforts include the siting of beehives around the estate. Smith Haut Lafitte has its own vine nursery, situated on Ile de Lalande in the middle of the Garonne.

Château Palmer 2020

∙Producer: Château Palmer

∙Region: Margaux

∙Wine Style: Red

∙Grape/Blend: Bordeaux

∙Drinking Window:  2028 - 2060

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Palmer was once part of the d'Issan estate, and takes its name from Major General Charles Palmer of the British Army, who bought the land in 1814.

∙Château Palmer is a wine estate located in the Margauxappellation of the Médoc.

∙Château Palmer third growth in the 1855 Bordeaux Classification, although for many decades it has been consistently rated as one of the best wines in the region.

∙The Palmer vineyards cover 55 hectares (136 acres) in the former Cantenac commune (now part of Margaux-Cantenac), mostly on a plateau of thin gravel on the edge of the estuary.

Château Pape Clément 2020

∙Producer: Château Pape Clément

∙Region:  Pessac-Leognan

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2021 - 2060

∙Critic Score: 94

∙Vintage Quality:  Excellent

∙Producer Facts / Notes

∙The château takes its name from its founder, Betrand de Got, who was the Archbishop of Bordeaux and became Pope Clément V in 1305. It is currently part of the Bernard Magrez group of estates.

∙Château Pape Clément is a grand cru wine estate in the Pessac-Léognan appellation in Graves. It is one of the oldest estates in Bordeaux, dating back to the 13th Century

∙Of the 30 hectares (74 acres) of red grapes, Cabernet Sauvignon accounts for about 60 percent, and Merlot around 40 percent. There are also tiny amounts of Petit Verdot and, Cabernet Franc

∙The grand vin red features about 50 percent Cabernet Sauvignon, nearly as much Merlot, and a dash of Petit Verdot and Cabernet Franc.

Château Pavie 2020

∙Producer: Château Pavie

∙Region: Saint-Emilion Grand Cru

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2027 - 2062

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Pavie is a Bordeaux estate in Saint-Émilionknown for its Merlot-dominant grand vin.

∙Château Pavie is one of four châteaux with the Premier Grand Cru Classé A status, the highest classification in Bordeaux's right bank

∙The vineyards are planted roughly 60 percent to Merlot, 20 percent to Cabernet Franc and 10 percent to Cabernet Sauvignon.

Château Pontet-Canet 2020

∙Producer: Château Pontet-Canet

∙Region:  Pauillac

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2026 - 2056

∙Critic Score: 94

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Pontet-Canet was founded by Jean-Francois de Pontet, royal governor of the Médoc, who combined several Pauillac vineyard plots in the 1720s.

∙Château Pontet-Canet is a wine estate located in the Pauillac region and ranked as a fifth growth in the 1855 Bordeaux Classification.

∙Pontet-Canet is Cabernet Sauvignon-dominant, and is full bodied with a classic tannic structure, providing the potential for long-term cellaring.

∙The soil is made up of Garonne gravel on limestone bedrock and is warm and well drained, providing perfect conditions for Cabernet Sauvignon, which accounts for 62 percent of plantings. Merlot makes up 32 percent of the rest, and there are small amounts of Cabernet Franc and Petit Verdot as well.

Château Pichon Lalande 2020

∙Producer: Château Pichon Lalande

∙Region:  Pauillac

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2026 - 2050

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Originally, Comtesse de Lalande was part of a huge property formally known as Château Pichon Longueville, owned by the Baron Joseph de Pichon Longueville who died in 1850.

∙Château Pichon Longueville Comtesse de Lalande is one of the most significant second growths in Pauillac, Bordeaux.

∙All five Bordeaux grapes are grown on the estate's 85 hectares (210 acres)

∙Wines from Comtesse de Lalande are some of the most voluptuous to come from the Médoc due to the high proportion of Merlot in the blend.

∙The quality of the wine is so high that Comtesse de Lalande if occaisionally referred to as "nearly first growth"

Château Troplong-Mondot 2020

∙Producer: Château Pontet-Canet

∙Region: Saint Emilion

∙Wine Style: Red

∙Grape/Blend: Bordeaux Blend

∙Drinking Window:  2026 - 2052

∙Critic Score: 95

∙Vintage Quality: Excellent

∙Producer Facts / Notes

∙Château Troplong Mondot was established in the late 1800s when Raymond-Theodore Troplong bought and expanded the Mondot estate.

∙Troplong Mondot is classified as Premier Grand Cru Classé B in the Saint-Émilion classification.

∙Typically for the region, Merlot is the dominant grape variety. Cabernet Sauvignon and Cabernet Franc are also used in smaller proportions.

∙Soils are well draining limestone and clay, interspersed with chalk and flint. Troplong Mondot has a cooler climate, at a higher elevation, than most of Saint-Émillon.

Asset Acquisition by Manager and by Series

As of July 15th, 2021, the Company entered into an exclusive purchase option agreement with Vinfolio for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Vinfolio will receive payment of $102,400 for the underlying Assets. Vinfolio will store the underlying Assets, and upon the successful completion of the offering, the En Primeur 2020 will remain in the cellars of the respective chateau.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine market. Wine Market Journal provides fine wine auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data. We use a valuation methodology encompassing our various data sources & comparable data to value the underlying assets.

Insurance

We work with Vinfolio to provide insurance for the underlying assets. We insure all assets during storage.

Storage

En Primeur 2020 assets are stored at the cellars of the respective chateau.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series  VV-FUTUR Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-FUTUR Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$100,254	89.51%
Broker Dealer Expense(2)	$1,120	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$560	0.50%
Storage & Maintenance(5)	$1,344	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$560	0.50%
Sourcing Fee(6)	$8,162	7.29%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$11,746	10.49%
Total Proceeds	$112,000	100.00%

(1)The Manager acquired the assets for the Series VV-FUTUR collection for a total cost of $102,400.  Upon completion of the offering of the Series VV-FUTUR, the Series VV-FUTUR will purchase the Series VV-FUTUR Assets from the Asset Seller for $75,800.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-FUTUR.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-FUTUR assets, the Manager shall receive 8 Series VV-FUTUR Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-FUTUR Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-FUTUR Interest

The Series VV-BDX Asset

The discussions contained in this offering circular relating to the Series VV-BDX Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-BDX Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

Bordeaux 25 Year Collection Underlying Asset Table
Wine	Vintage	Quantity
Château Latour	1996	24 x 750ml
Château Margaux	1996	24 x 750ml
Château Haut-Brion	1998	24 x 750ml
Château Cheval Blanc	1998	24 x 750ml

The Company, per its purchase agreement with the Asset Seller, will purchase the Series VV-BDX Assets for $75,800.  These Company assets are under a purchase option agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

∙Bordeaux wines are world-renowned blends made with a predominant proportion of Cabernet Sauvignon or Merlot.

∙Bordeaux has three main styles: Left-Bank blend (Cabernet Sauvignon dominant), Right-Bank blend (Merlot dominant) and White blend (Semillon and Sauvignon Blanc).

∙The 1855 classification of Bordeaux, classified the wines of the “left bank,” predominantly the areas known as the Medoc and Graves. The classification created 5 levels of classification ranging from first (best) to fifth growths.

∙Four Château as first growths and a fifth was added in the 20th century. The original list of four first growths was Château Lafite Rothschild, Château Latour, Château Margaux, Château Haut-Brion. The château added in the 20th century was Château Mouton-Rothschild..

∙In 1954, the AOC of Saint Emilion started the classification process and in 1955 came out with classifications of their top vineyards ranging from Grand Cru Classe to Premier Grand Cru Classe A (top) and Premier Grand Cru Classe (2nd). Cheval Blanc was one of only two properties to be named Premier Grand Cru Classe A in the original classification.

∙The 1996 vintage for Bordeaux was extremely good and was a success across the board and 1998 was good with “some real gems.”

∙Many of the finer Bordeaux wines from 1996 will carry on evolving well into the early decades of the 2000’s. The top-performing appellations for eds included the Médoc, Pauillac and St. Julien and, although more variable, some very good examples could also be found in Margaux, St. Estephe and Pessac-Léognan. Graves was excellent for whites.

Notable Points (Supporting data provided by WineSearcher)

Château Latour

-Producer: Château Latour

-Region:  Pauillac

-Wine Style: Red

-Grape/Blend: Bordeaux Blend

-Drinking Window:  2008 – 2050

-Critic Score:  96

-Vintage Quality: Legendary

-Producer Facts / Notes #

∙Château Latour is one of Bordeaux's – and the world's – most famous wine producers.

∙Vines were grown as early as the 16th Century and gained recognition.

∙Rated as a First Growth in the 1855 Bordeaux Classification, it has become one of the most sought-after and expensive wine producers on the planet.

∙Cabernet Sauvignon dominates in the vineyard, accounting for around 80 percent of plantings. Merlot makes up most of the remainder, and there are also small amounts of Cabernet Franc and Petit Verdot.

∙The grand vin is only made from the vineyard plots surrounding the chateau and shown on the 1759 plan of the domaine.

Château Margaux 1996

-Producer: Château Margaux

-Region: Margaux

-Wine Style: Red

-Grape/Blend: Bordeaux Blend

-Drinking Window: 2005 – 2050

-Critic Score: 96

-Vintage Quality: Legendary

-Producer Facts / Notes

∙Château Margaux is one of Bordeaux's most famous wine estates, located just east of Margaux itself in the Médoc.

∙Château Margaux was rated as a first growth in the original 1855 Bordeaux Classification of the Médoc.

∙La Mothe de Margaux existed as a distinct property in the 12th Century, and was set up as a wine estate in the 1570s

∙In 1787, Thomas Jefferson made his famous visit to Bordeaux and identified Margaux as one of the "four vineyards of first quality".

∙Château Margaux's vineyards have a complex combination of soils that are unique to the area. These consist of chalky clay under a top layer of coarse and fine gravels, which is well-suited to Cabernet Sauvignon, which accounts for around 75 percent of plantings.

Château Haut-Brion 1996

-Producer: Château Margaux

-Region: Pessac-Leognan

-Wine Style: Red

-Grape/Blend: Bordeaux Blend

-Drinking Window: 2004 – 2045

-Critic Score:  96

-Vintage Quality: Good

-Producer Facts / Notes #

∙Château Haut-Brion is the oldest of Bordeaux's five first growths, and one of the most famous wines in the world.

∙Haut-Brion is notable as being the only first growth in Graves.

∙The vineyards were established in the 1530s by the Pontac family, changing hands several times throughout the ensuing centuries.

∙The Haut-Brion cuvée tends to have more Merlot than the wines from the Medoc, with Cabernet Sauvignon in more of a supporting role.

∙Originally known as a right bank vintage, as time has passed the 1998 left bank wines of the Médoc have increasingly opened up, and some have revealed to be extremely good.

Château Cheval Blanc

-Producer:  Château Cheval Blanc

-Region: St. Emilion

-Wine Style: Red

-Grape/Blend: Bordeaux Blend

-Drinking Window: 2003 – 2048

-Critic Score:  97

-Vintage Quality: Good

-Producer Facts / Notes #

∙Château Cheval Blanc is a property in the Saint-Émilion region of Bordeaux, classified with the top ranking of Premier Grand Cru Classé A.

∙Château Cheval Blanc was one of the two original properties designated Premier Grand Cru Classé A in the original St. Emilion classification in 1955

∙Vines have been grown since the 14th Century at this spot.

∙Today the vineyards are made up of an unusually large amount of Cabernet Franc planted, about 49 percent, with 47 percent Merlot and 4 percent Cabernet Sauvignon.

∙It is widely acknowledged that the right bank wines of St-Emilion and Pomerol were the stars of the 1998 vintage.

∙The quality for the 1998 Merlot-dominant wines of St-Emilion and Pomerol was so high, they are recognised as not just being the standout wines of the vintage but some of the finest expressions since 1990

Asset Acquisition by Manager and by Series

As of July 15th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Bordeaux Index will receive payment of $75,800 for the underlying Assets. Bordeaux Index will store the underlying Assets, and upon the successful completion of the offering, the Champagne Collection will remain in the Bordeaux Index Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine market. Wine Market Journal provides fine wine auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data. We use a valuation methodology encompassing our various data sources & comparable data to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-BDX Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-BDX Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$75,800	89.18%
Broker Dealer Expense(2)	$850	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$425	0.50%
Storage & Maintenance(5)	$1,020	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$425	0.50%
Sourcing Fee(6)	$6,480	7.62%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$9,200	10.82%
Total Proceeds	$85,000	100.00%

(8)The Manager acquired the assets for the Series VV-BDX collection for a total cost of $75,800.  Upon completion of the offering of the Series VV-BDX, the Series VV-BDX will purchase the Series BDX Assets from the Asset Seller for $75,800.

(9)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(10)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-BDX.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(11)In connection with the purchase of certain Series VV-BDX assets, the Manager shall receive 11 Series VV-BDX Interests.

(12)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(13)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-BDX Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(14)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-BDX Interests

The Series VV-SPAN Asset

The discussions contained in this offering circular relating to the Series VV-SPAN Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-SPAN Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

Spain Collection Year Collection Underlying Asset Table
Wine	Vintage	Quantity
Vega Sicilia Unico	2004	48 x 750ml
Vega Sicilia Unico	2006	48 x 750ml
Vega Sicilia Unico	2007	36 x 750ml
Dominio de Pingus “Pingus”	2016	6 x 750ml
Dominio de Pingus “Pingus”	2017	6 x 750ml
Dominio de Pingus “Pingus”	2018	18 x 750ml

The Company, per its purchase agreement with the Asset Seller, will purchase the Series VV-SPAN Assets for $74,800.  These Company assets are under a purchase option agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

∙Ribera del Duero is an important wine region in Castilla y Leon, northern Spain. Its reputation is largely thanks to the high-quality of its red wines.

∙Tempranillo is the most widely planted grape variety, known locally either as Tinto Fino or Tinta del Pais and must make up atleast 75% of all red wines

∙The aging requirements used for Ribera del Duero match those of the Rioja denomination. Crianza red wines must be matured for at least two years, with 12 months in oak. Reserva wines are aged for at least three years, with one in oak. Gran Reserva wines must be aged for five years before release. two of which must be spent in oak

∙The top two wineries in Ribera del Duero are Bodegas Vega Sicilia and Dominio de Pingus

∙Founded in 1864, Bodegas Vega Sicilia’s Unico wine is generally regarded as Spain's greatest and is served at royal functions.

∙Domino de Pingus “Pingus” is the second most expensive wine from Spain.

Notable Points (Supporting data provided by WineSearcher)

Vega Sicilia Unico 2004

-Producer: Vega Sicilia

-Region: Ribera del Duero

-Wine Style:  Red

-Grape/Blend: Tempranillo, Cabernet Sauvignon

-Drinking Window:  2014 – 2045

-Critic Score:  94

-Vintage Quality: Excellent

-Producer Facts / Notes

∙Vega Sicilia is widely regarded as the greatest wine producer in Spain.

∙The estate in Ribera del Duero is known for its dense, complex red wines made principally from the Tinto Fino (Tempranillo) grape variety.

∙Vega Sicilia’s top wine, Unico, is one of Spain's most expensive and sought-after wines.

∙The 2004 vintage for Spain was extremely good ranging from easy-drinking quaffers to more serious reds.

∙Vega Sicilia Unico 2004 is a blend of 87% Tinto Fino (Tempranillo) and 13% Cabernet Sauvignon.

Vega Sicilia Unico 2006

-Producer: Vega Sicilia

-Region: Ribera del Duero

-Wine Style:  Red

-Grape/Blend: Tempranillo, Cabernet Sauvignon

-Drinking Window: 2016 – 2056

-Critic Score: 96

-Vintage Quality: Excellent

-Producer Facts / Notes

∙Vega Sicilia is widely regarded as the greatest wine producer in Spain.

∙The estate in Ribera del Duero is known for its dense, complex red wines made principally from the Tinto Fino (Tempranillo) grape variety.

∙Vega Sicilia’s top wine, Unico, is one of Spain's most expensive and sought-after wines.

∙The 2006 vintage for Spain was excellent and great wines were made across the board.

∙Vega Sicilia Unico 2006 is a blend of  94% Tinto Fino and 6% Cabernet-Sauvignon

Vega Sicilia Unico 2007

-Producer: Vega Sicilia

-Region: Ribera del Duero

-Wine Style:  Red

-Grape/Blend: Tempranillo, Cabernet Sauvignon

-Drinking Window: 2015 – 2025

-Critic Score:  93

-Vintage Quality: Good

-Producer Facts / Notes #

∙Vega Sicilia is widely regarded as the greatest wine producer in Spain.

∙The estate in Ribera del Duero is known for its dense, complex red wines made principally from the Tinto Fino (Tempranillo) grape variety.

∙Vega Sicilia’s top wine, Unico, is one of Spain's most expensive and sought-after wines.

∙The 2007 Spanish vintage was overall good, although the growing season was long, it was not without difficulty

∙Vega Sicilia Unico 2007 is a blend of 80% Tinto Fino (Tempranillo), 15% Cabernet Sauvignon, 5% Merlot.

Dominio de Pingus “Pingus” 2016

-Producer:  Dominio de Pingus

-Region: Ribera de Duero

-Wine Style:  Red

-Grape/Blend:  Tempranillo

-Drinking Window: 2021 – 2036

-Critic Score:  99

-Vintage Quality:  Excellent

-Producer Facts / Notes

∙Pingus was first made in 1995, it immediately developed a cult status following rave reviews from Robert Parker in the Wine Advocate, and is now regarded as one of the greatest wines made in Spain, hotly sought-after and priced accordingly.

∙The Tempranillo-based wine is known for its density, concentrated black fruit and mineral backbone.

∙The vineyards are certified organic and biodynamic and are manicured like few vineyards in Spain.

∙In 2016, The Ribera del Duero also enjoyed a large, very successful harvest, which produced some very good age worthy wines.
The 2016 was rated 100 points by Robert Parker’s wine Advocate

Dominio de Pingus “Pingus” 2017

-Producer:  Dominio de Pingus

-Region: Ribera de Duero

-Wine Style:  Red

-Grape/Blend:  Tempranillo

-Drinking Window: 2022 – 2032

-Critic Score: 96

-Vintage Quality:  Good

-Producer Facts / Notes

∙Pingus was first made in 1995, it immediately developed a cult status following rave reviews from Robert Parker in the Wine Advocate, and is now regarded as one of the greatest wines made in Spain, hotly sought-after and priced accordingly.

∙The Tempranillo-based wine is known for its density, concentrated black fruit and mineral backbone.

∙The vineyards are certified organic and biodynamic and are manicured like few vineyards in Spain.

∙The 2017 harvest was early and far smaller than average but good weather allowed producers to pick at their leisure. Despite the reduced size, the fruit quality tended to be good with rich, highly concentrated grapes

Dominio de Pingus “Pingus” 2018

-Producer:  Dominio de Pingus

-Region: Ribera de Duero

-Wine Style:  Red

-Grape/Blend:  Tempranillo

-Drinking Window: 2022 – 2035

-Critic Score: 99

-Vintage Quality: Good

-Producer Facts / Notes #

∙Pingus was first made in 1995, it immediately developed a cult status following rave reviews from Robert Parker in the Wine Advocate, and is now regarded as one of the greatest wines made in Spain, hotly sought-after and priced accordingly.

∙The 100% Tempranillo-based wine is known for its density, concentrated black fruit and mineral backbone.

∙The vineyards are certified organic and biodynamic and are manicured like few vineyards in Spain.

∙The 2018 Spanish vintage was largely a success.

∙The 2018 was rated 100 points by Robert Parker’s wine Advocate

Asset Acquisition by Manager and by Series

As of July 15th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Bordeaux Index will receive payment of $74,800 for the underlying Assets. Bordeaux Index will store the underlying Assets, and upon the successful completion of the offering, the Champagne Collection will remain in the Bordeaux Index Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine market. Wine Market Journal provides fine wine auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data. We use a valuation methodology encompassing our various data sources & comparable data to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-SPAN Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-SPAN Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$74,800	89.05%
Broker Dealer Expense(2)	$840	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$420	0.50%
Storage & Maintenance(5)	$1,008	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$420	0.50%
Sourcing Fee(6)	$6,512	7.75%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$9,200	10.95%
Total Proceeds	$84,000	100.00%

(1)The Manager acquired the assets for the Series VV-SPAN collection for a total cost of $74,800.  Upon completion of the offering of the Series VV-SPAN, the Series VV-SPAN will purchase the Series VV-SPAN Assets from the Asset Seller for $74,800.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-SPAN.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-SPAN assets, the Manager shall receive 7 Series VV-SPAN Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-SPAN Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-SPAN Interests

The Series VV-DRC Asset

The discussions contained in this offering circular relating to the Series VV-DRC Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-DRC Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

DRC Collection
Wine	Vintage	Bottles
Domaine de la Romanee-Conti Assortment Case - 1 Romanee-Conti - 2 La Tache - 1 Romanee-Saint-Vivant - 1 Corton	2016	5
Domaine de la Romanee-Conti, Romanee Conti	2010	3

The Company, per its purchase agreement with the Asset Seller, will purchase the Series VV-DRC Assets (or “DRC Collection”) for $121,565 upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●Domaine de la Romanée-Conti, or DRC as it is commonly known, is one of Burgundy's best-known and most collectible wine producers.

●La Romanée-Conti is one of the domaine's most famous assets, and the amount of wine made from less than 2ha (5 acres) of land amounts to just 6000 bottles a year.

●The vineyard has a long history, dating back to the Abbey of Saint-Vivant in the 13th Century. It took on the Romanée name in 1631, and the Conti in 1760.

Notable Points (Supporting data provided by Winesearcher)

Domaine de la Romanee-Conti, Romanee Conti

●Bottles: 1

●Producer: Domaine de la Romanee-Conti

●Country: France

●Region: Burgundy

●Vintage: 2016

●Wine Style: Red, Savory and Classic

●Drinking Window: 2026 - 2075

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oSome of the most famous wines come from the eponymous Romanée-Conti vineyard, and on average are some of the most expensive wine in the world.

oRobert Parker’s Wine Advocate awarded this wine 100 points upon release.

Domaine de la Romanee-Conti, La Tache

●Bottles: 2

●Producer: Domaine de la Romanee-Conti

●Country: France

●Region: Burgundy

●Vintage: 2016

●Wine Style: Red, Savory and Classic

●Drinking Window: 2025 - 2065

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oThe single wine made at La Tâche is full-bodied and structured, and is one of the most expensive and sought-after wines in the world.

oIt covers 6 hectares (15 acres) of land planted to Pinot Noir, and is a monopole of the iconic Domaine de la Romanée-Conti.

Domaine de la Romanee-Conti, Romanee-Saint-Vivant

●Bottles: 1

●Producer: Domaine de la Romanee-Conti

●Country: France

●Region: Burgundy

●Vintage: 2016

●Wine Style: Red, Savory and Classic

●Drinking Window: 2023 - 2060

●Critic Score: 96

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oThe 2016 vintage for Burgundy was difficult to say the least.

oRomanée-Saint-Vivant is a grand cru vineyard on the lower slopes of the Côte d'Or escarpment in Vosne-Romanée.

oThis wine was formerly produced by 'Domaine Marey-Monge'. DRC have managed the site from 1966 on behalf of the Marey-Monge family and as owners from 1988.

Domaine de la Romanee-Conti, Corton

●Bottles: 1

●Producer: Domaine de la Romanee-Conti

●Country: France

●Region: Burgundy

●Vintage: 2016

●Wine Style: Red, Savory and Classic

●Drinking Window: 2021 - 2050

●Critic Score: 94

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oThe 2016 vintage for Burgundy was difficult to say the least.

oCorton is the grand cru appellation covering the slopes of the Montagne de Corton hill in the Côte de Beaune district of Burgundy.

oProduced from 2.28ha of Corton Grand Cru vineyards leased to DRC (by Prince Florent de Merode) since November 2008.

Domaine de la Romanee-Conti, Romanee Conti

●Bottles: 3

●Producer: Domaine de la Romanee-Conti

●Country: France

●Region: Burgundy

●Vintage: 2010

●Wine Style: Red, Savory and Classic

●Drinking Window: 2022 - 2060

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oDomaine de la Romanée-Conti, or DRC as it is commonly known, is easily Burgundy's best-known and most collectible wine producer.

oLa Romanée-Conti is the domaine's most famous asset, and the amount of wine made from less than 2ha (5 acres) of land amounts to just 6000 bottles a year.

Asset Acquisition by Manager and by Series

As of September 29th, 2021, the Company entered into an exclusive purchase agreement with Liv-Ex for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Liv-Ex will receive payment of $121,565 for the underlying Assets. Liv-Ex will store the underlying Assets, and upon the successful completion of the offering, the DRC Collection will remain in the Liv-Ex Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-Ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Liv-Ex client reserves are stored with Vine. Vine is a specialist storage and transport solution for the fine wine trade.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-DRC Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-DRC Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$121,565	88.73%
Broker Dealer Expense(2)	$1,370	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$685	0.50%
Storage & Maintenance(5)	$1,644	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$685	0.50%
Sourcing Fee(6)	$11,051	8.07%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$15,435	11.27%
Total Proceeds	$137,000	100.00%

(1)The Company has entered into a purchase agreement to acquire the assets for the Series VV-DRC collection for a total cost of $121,565.  Upon completion of the offering of the Series VV-DRC, the Series VV-DRC will purchase the Series VV-DRC Assets from the Asset Seller for $121,565.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-DRC.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-SPAN assets, the Manager shall receive 28 Series VV-DRC Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-DRC Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-DRC Interests

The Series VV-NAPA Asset

The discussions contained in this offering circular relating to the Series VV-NAPA Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-NAPA Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

Napa 2018 Collection
Producer	Wine	Vintage	Quantity
Kongsgaard	The Judge Napa Valley Chardonnay	2018	2
Screaming Eagle	Screaming Eagle Sauvignon Blanc Oakville	2018	3
Cardinale	Cardinale Red	2018	24
Dana Estates	Dana Estates Cabernet Sauvignon Helms Vineyard	2018	12
Dominus	Dominus	2018	6
Eisele Vineyard	Eisele Vineyard Cabernet Sauvignon	2018	24
Hundred Acre	Hundred Acre Cabernet Sauvignon Kayli Morgan Vineyard	2018	24
Hundred Acre	Hundred Acre Cabernet Sauvignon The Ark Vineyard	2018	24
Joseph Phelps	Joseph Phelps Insignia	2018	36
Kapcsandy Family	Kapcsàndy Cabernet Sauvignon State Lane Vineyard Grand Vin	2018	12
Lokoya	Lokoya Cabernet Sauvignon Howell Mountain	2018	6
Lokoya	Lokoya Cabernet Sauvignon Mount Veeder	2018	6
Lokoya	Lokoya Cabernet Sauvignon Spring Mountain	2018	6
Opus One	Opus One	2018	36
Penfolds	Penfolds Bin 98 Quantum Napa Valley - South Australia Cabernet Sauvignon	2018	12
Quintessa	Quintessa Proprietary Red Rutherford	2018	12
Scarecrow	Scarecrow Cabernet Sauvignon	2018	6
Screaming Eagle	Screaming Eagle Cabernet Sauvignon Oakville	2018	3
Spottswoode	Spottswoode Cabernet Sauvignon St. Helena	2018	36
TOR	TOR Pure Magic Cabernet Sauvignon Vine Hill Ranch	2018	6

The Company, per its purchase option agreement with the Asset Seller, will purchase the Series VV-NAPA (the ”Napa  Collection”) Assets for $125,900 upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●Napa Valley, an hour's drive north of San Francisco, California, is one of the the most famous and prestigious wine region anywhere in the New World and is particularly known for its Cabernet Sauvignon.

●Climate, geology and topography are three essential components in what makes Napa Valley a quality viticultural area.

●The 2018 harvest was marginally larger than normal but was of fantastic quality. The fruit tended to have great body and backbone but, due to the slightly more moderate temperatures, were not in any way overcooked retaining a fresh, elegant fruit character.

Notable Points for Key Wines (Supporting data provided by Wine Searcher)

The Judge Napa Valley Chardonnay

●Bottles: 2

●Producer: Kongsgaard

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: White, Buttery and Complex

●Drinking Window: 2023 - 2033

●Critic Score: 96

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oAccording to WineSearcher, the 2018 harvest was extremely good for much of California

oKongsgaard is a cult California wine producer widely renowned for making richly textured yet elegant Chardonnays, which are among the very best in California.

oThe Wine Advocate gave the 2018 vintage a score of 98 upon release.

Screaming Eagle Sauvignon Blanc Oakville

●Bottles: 3

●Producer: Screaming Eagle

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: White, Green and Flinty

●Drinking Window: 2022 - 2036

●Critic Score: 93

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oScreaming Eagle is one of California's earliest cult wines. “Cult” wines refer to wines that are well-regarded by critics and within the collector community.

oThis is one of the most expensive wine made from Sauvignon Blanc in North Coast.

Cardinale Red

●Bottles: 24

●Producer: Cardinale Estate

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2022 - 2043

●Critic Score: 92

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oCardinale Estate is a premium-wine producer located in the Oakville sub-region of Napa Valley.

oThe estate is most famous for its proprietary red wine, a blend of Cabernet Sauvignon and Merlot sourced from AVAs around the area, including from Mount Veeder and Howell Mountain

Dana Estates Cabernet Sauvignon Helms Vineyard

●Bottles: 12

●Producer: Dana Estates

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2024 - 2050

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oDana Estates is a wine producer of Napa Valley, located at the foot of the Mayacamas mountain range. It produces a range of premium single-vineyard wines, mostly from Cabernet Sauvignon with a small inclusion of Sauvignon Blanc.

oCritics have scored this as one of the top 5 Rutherford wines: The Wine Advocate gave the 2018 vintage a score of 98

Dominus

●Bottles: 6

●Producer: Dominus

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2026 - 2056

●Critic Score: 99

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oAccording to WineSearcher, the 2018 harvest was extremely good for much of California.

oDominus Estate is a wine producer based in Napa Valley, making one of the region's so-called cult Cabernets.

oThe Wine Advocate gave the 2018 vintage a score of 99 upon release.

Eisele Vineyard Cabernet Sauvignon

●Bottles: 24

●Producer: Eisele Vineyard

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2024 - 2058

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oMany critics score this Napa Valley wine highly: The Wine Advocate gave the 2018 vintage a score of 99

oAraujo Estate is a Napa Valley estate particularly associated with its noted Eisele vineyard and the flagship Cabernet Sauvignon grown there. It is regarded as one of California's cult wineries and was included in Robert Parker's 2005 book, "The World's Greatest Wine Estates"

Hundred Acre Cabernet Sauvignon Kayli Morgan Vineyard

●Bottles: 24

●Producer: Hundred Acre

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window:2023 - 2065

●Critic Score: 95

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oAccording to WineSearcher, the 2018 harvest was extremely good for much of California.

oHundred Acre is an estate based in St Helena in the Napa Valley. It is particularly known for its opulent, single-vineyard Cabernet Sauvignon wines, which regularly achieve top scores from major wine critics and publications

oProprietor and former investment banker Jayson Woodbridge bought the 3.6 hectare (9 acre) Kayli Morgan vineyard in Howell Mountain in the late 1990s

Hundred Acre Cabernet Sauvignon The Ark Vineyard

●Bottles: 24

●Producer: Hundred Acre

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window:2023 - 2065

●Critic Score: 95

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oHundred Acre is an estate based in St Helena in the Napa Valley. It is particularly known for its opulent, single-vineyard Cabernet Sauvignon wines, which regularly achieve top scores from from the major wine critics and publications

oThe Ark Vineyard Cabernet Sauvignon is from a 6 hectare (15 ac) property on Glass Mountain in St Helena and is the second most highly rated Howell Mountain wine (based on critic scores)

Joseph Phelps Insignia

●Bottles: 36

●Producer: Joseph Phelps

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2025 - 2040

●Critic Score: 94

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oJoseph Phelps is one of Napa Valley's most prominent wine producers.

oA number of critics have rated this Napa Valley wine extremely highly: the 2018 vintage was given a score of 97 by The Wine Advocate

Kapcsàndy Cabernet Sauvignon State Lane Vineyard Grand Vin

●Bottles: 12

●Producer: Kapcsàndy

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2023 - 2055

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oKapcsándy Family Winery is a wine producer located in the Yountville sub-appellation of Napa Valley, California. It is particularly well-known for its Merlot and Cabernet Sauvignon blends, which can reach some high prices and are sold mostly through allocation.

oA number of critics have rated this Napa Valley wine extremely highly: the 2018 vintage was given a score of 100 by The Wine Advocate

Lokoya Cabernet Sauvignon Howell Mountain

●Bottles: 6

●Producer: Lokoya

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2026 - 2043

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oLokoya Winery is a premium wine producer of Napa Valley, concentrating on wines made from Cabernet Sauvignon.

oBased on aggregated critic scores this is one of the top 10 Howell Mountain wines

Lokoya Cabernet Sauvignon Mount Veeder

●Bottles: 6

●Producer: Lokoya

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2026 - 2043

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oLokoya Winery is a premium wine producer of Napa Valley, concentrating on wines made from Cabernet Sauvignon.

oCritics have rated this as the best available among Mount Veeder wines:

Lokoya Cabernet Sauvignon Spring Mountain

●Bottles: 6

●Producer: Lokoya

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2025 - 2043

●Critic Score: 95

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oLokoya Winery is a premium wine producer of Napa Valley, concentrating on wines made from Cabernet Sauvignon.

oCritics have rated this as one of the best available among Spring Mountain District wines.

Opus One

●Bottles: 36

●Producer: Opus One

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2022 - 2043

●Critic Score: 95

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oOpus One is one of the world's most famous wines, and is a partnership of two of the most respected figures from Bordeaux and Napa Valley, Baron Philippe de Rothschild of Château Mouton Rothschild and Robert Mondavi.

oMany critics score this Napa Valley wine highly: The Wine Advocate gave the 2018 vintage a score of 98

Penfolds Bin 98 Quantum Napa Valley - South Australia Cabernet Sauvignon

●Bottles: 12

●Producer: Penfolds

●Country: United States and Australia

●Region: Napa and South Australia

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2025 - 2046

●Critic Score: 95

●Vintage Quality: Excellent / Good

●Other Producer Facts/Notes:

oPenfolds is Australia's most famous wine producer. Quantum is the first line of wine that combines wine from grapes grown both in Australia and the US

oThe 2018 vintage was given a score of 97 by The Wine Advocate

Quintessa Proprietary Red Rutherford

●Bottles: 12

●Producer: Quintessa

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2022 - 2032

●Critic Score: 90

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oQuintessa Estate is a Napa Valley wine producer, located in the Rutherford AVA (American Viticultural Area). It produces just one wine from its 280 acre (113 hectare) estate, a Cabernet Sauvignon-dominant blend that is consistently met with high acclaim.

oOne of the most expensive red wines from Rutherford (top 20%).

Scarecrow Cabernet Sauvignon

●Bottles: 6

●Producer: Scarecrow

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2023 - 2053

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oScarecrow Estate is a wine producer located in the Rutherford AVA in Napa Valley, California. The flagship estate wine, made from Cabernet Sauvignon, regularly receives strong critic reviews.

oThis is the second most highly rated Rutherford wine (based on critic scores): the 2018 vintage was given a score of 98 by The Wine Advocate

Screaming Eagle Cabernet Sauvignon Oakville

●Bottles: 3

●Producer: Screaming Eagle

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2025 - 2065

●Critic Score: 99

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oScreaming Eagle is California's original cult wine. Produced in tiny quantities from a small vineyard in Napa's Oakville appellation, the Cabernet Sauvignon-based wine regularly sells for upwards of $3000 a bottle and is one of America's most expensive regularly produced wine.

oThe Wine Advocate gave the 2018 vintage a score of 100

Spottswoode Cabernet Sauvignon St. Helena

●Bottles: 36

●Producer: Spottswoode

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2023 - 2060

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oSpottswoode is a historic, Napa Valley wine producer, located in St Helena. The family-owned estate have been producing wine from Cabernet Sauvignon, Sauvignon Blanc and Syrah for multiple generations.

oThe Wine Advocate gave the 2018 vintage a score of 100

TOR Pure Magic Cabernet Sauvignon Vine Hill Ranch

●Bottles: 6

●Producer: Tor Kenward Family Wines

●Country: United States

●Region: Napa

●Vintage: 2018

●Wine Style: Red, Bold and Structured

●Drinking Window: 2022 - 2050

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oTor Kenward Family Wines is a Californian producer based in St. Helena, known mainly for its Cabernet Sauvignon wines from stellar vineyards.

oThe 2018 vintage was given a score of 97 by The Wine Advocate.

Asset Acquisition by Manager and by Series

As of September 29th, 2021, the Company entered into an exclusive purchase option agreement with Vinfolio for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Vinfolio will receive payment of $125,900 for the underlying Assets. Vinfolio will store the underlying Assets, and upon the successful completion of the offering, the Napa 2018 Collection will remain in the Vinfolio storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Vinfolio to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Vinfolio provides storage in their Napa warehouse. Secure, climate-controlled, earthquake-tested, and fully traceable, Vinfolio’s white glove storage service was custom built specifically for fine wine protection and service and has kept over 650,000 bottles in pristine condition for more than 15 years.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-NAPA Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-NAPA Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$125,899	88.66%
Broker Dealer Expense(2)	$1,420	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$710	0.50%
Storage & Maintenance(5)	$1,704	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$710	0.50%
Sourcing Fee(6)	$11,557	8.14%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$16,101	11.34%
Total Proceeds	$142,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-NAPA collection for a total cost of $125,899.  Upon completion of the offering of the Series VV-NAPA, the Series VV-NAPA will purchase the Series VV-NAPA Assets from the Asset Seller for $125,899.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-NAPA.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-NAPA assets, the Manager shall receive 15 Series VV-NAPA Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-NAPA Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-NAPA Interests

The Series VV-RHONE Asset

The discussions contained in this offering circular relating to the Series VV-RHONE Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-RHONE Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

Domaines of Rhone Collection
Wine	Vintage	Bottles	Notes
Guigal Cote Rotie La Turque	2015	36
Guigal Cote Rotie La Turque	2010	36
Guigal Cote Rotie La Landonne	2010	36
Guigal Cote Rotie La Landonne	2016	36
Guigal Cote Rotie La Mouline	2010	36
Guigal Cote Rotie La Mouline	2015	36
Jaboulet Hermitage La Chapelle	2015	36
Ch Beaucastel Hommage a Jacques Perrin	2017	36
Chapoutier Hermitage L'Ermite	2019	36
Pegau Cuvee da Capo	2016	36

The Company, per its purchase option agreement with the Asset Seller, will purchase the Series VV-RHONE Assets (the “Domaines of Rhone Collection”) for $135,700 upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●The Rhone Valley is a key wine-producing region in the southeast of France.

●The north boasts old and highly respected names, such as Hermitage and Cote Rotie, but it accounts for only 5 percent of the valley's total wine production.

●Hermitage is a small appellation with 140 hectares (345 acres) of vineyards, responsible for France's most enduringly prestigious wines.

●Châteauneuf-du-Pape is a historic village between the towns of Orange and Avignon, in France's southern Rhône Valley. It is famous for powerful, full-bodied red wine, largely made from the classic southern Rhône grape trio of Grenache, Syrah and Mourvèdre.

Notable Points for Key Wines (Supporting data provided by Wine Searcher)

Guigal Cote Rotie La Turque

●Bottles: 36

●Producer:  E. Guigal

●Country: France

●Region: Cote Rotie

●Vintage: 2015

●Wine Style: Red, Bold and Structured

●Drinking Window: 2022 - 2045

●Critic Score: 97

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

oE. Guigal is one of the most notable wine producers in the Rhône Valley.

oLa Turque is a Syrah – Viognier blends from vines with an age of up to 75 years old.

Guigal Cote Rotie La Turque

●Bottles: 36

●Producer:  E. Guigal

●Country: France

●Region: Cote Rotie

●Vintage: 2010

●Wine Style: Red, Bold and Structured

●Drinking Window: 2018 - 2050

●Critic Score: 97

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

oE. Guigal is one of the most notable wine producers in the Rhône Valley.

oLa Turque is a Syrah – Viognier blends from vines with an age of up to 75 years old

Guigal Cote Rotie La Landonne

●Bottles: 36

●Producer:  E. Guigal

●Country: France

●Region: Cote Rotie

●Vintage: 2010

●Wine Style: Red, Bold and Structured

●Drinking Window: 2020 - 2071

●Critic Score: 97

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

oFor the Rhône Valley, 2010 was a well-reviewed vintage for both reds and whites.

oRobert Parker’s Wine Advocate scored this wine 100 points.

oLa Landonne is 100 percent Syrah, from 35-year-old vines

Guigal Cote Rotie La Landonne

●Bottles: 36

●Producer:  E. Guigal

●Country: France

●Region: Cote Rotie

●Vintage: 2016

●Wine Style: Red, Bold and Structured

●Drinking Window: 2020 - 2045

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oE. Guigal is one of the most notable wine producers in the Rhône Valley.

oLa Landonne is 100 percent Syrah, from 35-year-old vines

Guigal Cote Rotie La Mouline

●Bottles: 36

●Producer:  E. Guigal

●Country: France

●Region: Cote Rotie

●Vintage: 2010

●Wine Style: Red, Bold and Structured

●Drinking Window: 2018 - 2040

●Critic Score: 97

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

oE. Guigal is one of the most notable wine producers in the Rhône Valley.

oLa Mouline is a Syrah – Viognier blends from vines with an age of up to 75 years old

Guigal Cote Rotie La Mouline

●Bottles: 36

●Producer:  E. Guigal

●Country: France

●Region: Cote Rotie

●Vintage: 2015

●Wine Style: Red, Bold and Structured

●Drinking Window: 2022 - 2040

●Critic Score: 96

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

oE. Guigal is one of the most notable wine producers in the Rhône Valley.

oLa Mouline is a Syrah – Viognier blends from vines with an age of up to 75 years old

Jaboulet Hermitage La Chapelle

●Bottles: 36

●Producer: Domaine Paul Jaboulet Aine

●Country: France

●Region: Hermitage

●Vintage: 2015

●Wine Style: Red, Bold and Structured

●Drinking Window: 2027 - 2050

●Critic Score: 97

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

oThe Paul Jaboulet Hermitage La Chapelle is the estate's flagship wine and is one of the most sought-after wines from the Rhône, reaching high prices at auction.

oThe grapes for this 100 percent Syrah come from the best terroirs the company has access to, including famed vineyards Les Bessards, Le Méal and Les Rocoules.

Ch Beaucastel Hommage a Jacques Perrin

●Bottles: 36

●Country: France

●Producer: Château de Beaucastel

●Region: Chateauneuf-du-Pape

●Vintage: 2017

●Wine Style: Red Wine – Rich and Intense

●Drinking Window: 2021 - 2040

●Critic Score: 96

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oChâteau de Beaucastel makes some of the most famous wines in the whole of the Rhône Valley, from a classic southern Rhône blend that includes Grenache, Mourvèdre and Syrah, as well as the lesser-known Counoise and Cinsaut varieties.

oOne of the most expensive red wines from Chateauneuf-du-Pape (top 20%).

Chapoutier Hermitage L'Ermite

●Bottles: 36

●Country: France

●Producer: Maison M. Chapoutier

●Region: Hermitage

●Vintage: 2019

●Wine Style: Red, Bold and Structured

●Drinking Window: 2022 - 2037

●Critic Score: 94

●Vintage Quality: Good

●Other Producer Facts/Notes:

oMaison M. Chapoutier is one of the most recognizable – and sizeable – producers in the Rhône Valley.

oHermitage is a small appellation with 140 hectares (345 acres) of vineyards, responsible for France's most enduringly prestigious wines.

Pegau Cuvee da Capo

●Bottles: 36

●Country: France

●Producer: Chateau Pegau

●Region: Chateauneuf-du-Pape

●Vintage: 2016

●Wine Style: Red, Rich and Intense

●Drinking Window: 2019 - 2040

●Critic Score: 96

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oOne of the most expensive red wines from Chateauneuf-du-Pape (top 20%).

oThe Wine Advocate gave the 2016 vintage a score of 99

Asset Acquisition by Manager and by Series

As of September 29th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Bordeaux Index will receive payment of $135,700 for the underlying Assets. Bordeaux Index will store the underlying Assets, and upon the successful completion of the offering, the Domaines of Rhone Collection will remain in the Bordeaux Index storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-RHONE Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-RHONE Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$135,700	88.69%
Broker Dealer Expense(2)	$1,530	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$765	0.50%
Storage & Maintenance(5)	$1,836	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$765	0.50%
Sourcing Fee(6)	$12,404	8.11%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$17,300	11.31%
Total Proceeds	$153,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-RHONE collection for a total cost of $135,700.  Upon completion of the offering of the Series VV-RHONE, the Series VV-RHONE will purchase the Series VV-RHONE Assets from the Asset Seller for $135,700.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-RHONE.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-RHONE assets, the Manager shall receive 20 Series VV-RHONE Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-RHONE Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-RHONE Interests

The Series VV-PDMT Asset

The discussions contained in this offering circular relating to the Series VV-PDMT Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-PDMT Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

Piemonte Collection
Wine	Vintage	Bottles	Notes
L Sandrone Barolo Le Vigne	2016	30
B Giacosa Barbaresco Riserva Asili	2016	24
G Rinaldi Barolo Le Coste	2006	36
Vietti Barolo Riserva Villero	2013	24
G Conterno Barolo Montfortino Reserva	2014	36
G Conterno Barolo Montfortino Reserva	2013	36

The Company, per its purchase option agreement with the Asset Seller, will purchase the Series VV-PDMT Assets  (the “Piemonte Collection”)for $137,100 upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●Piedmont (Piemonte) enjoys an unrivaled seat among the world's very finest wine regions. Located in northwest Italy it is the home of more DOCG wines than any other Italian region, among them such well known and respected names as Barolo, Barbaresco, and Barbera d'Asti.

●Barolo is a traditional hillside village in the rolling hills of Piedmont, northwestern Italy. The vineyards and cantine (wineries) there have long been famous for producing some of Italy's very finest red wines.

●Barbaresco is one of the great wines of the Piedmont region in northwestern Italy.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

L Sandrone Barolo Le Vigne Bottles:

●Bottles: 30

●Producer: Azienda Agricola Luciano Sandrone

●Country: Italy

●Region: Barolo

●Vintage: 2016

●Wine Style: Red, Savory and Classic

●Drinking Window: 2022 - 2055

●Critic Score: 96

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oAzienda Agricola Luciano Sandrone is an Italian wine producer of Piedmont, particularly known for its red wines from the Nebbiolo grape

oThe Wine Advocate gave the 2016 vintage a score of 100 points

B Giacosa Barbaresco Riserva Asili

●Bottles: 24

●Producer: Bruno Giacosa

●Country: Italy

●Region: Barbaresco

●Vintage: 2016

●Wine Style: Red, Savory and Classic

●Drinking Window: 2022 - 2055

●Critic Score: 96

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oBruno Giacosa is a famous wine producer based in Piedmont, Italy particularly known for its intensely perfumed, textured wines from the Barolo and Barbaresco appellations, made from the Nebbiolo grape variety

oGiacosa's wines are aged in traditional 5000l bottle, though these are now made of French rather than the traditional Slovenian oak. In exceptional years, wines may be released as Riservas.

G Rinaldi Barolo Le Coste

●Bottles: 36

●Producer: Giuseppe Rinaldi

●Country: Italy

●Region: Barolo

●Vintage: 2006

●Wine Style: Red, Savory and Classic

●Drinking Window: 2012 - 2051

●Critic Score: 92

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

oGiuseppe Rinaldi is an Italian producer in the Piedmont sub-region of Barolo, the source of some of the most revered and valuable Nebbiolo-based wines of Italy.

oRinaldi's most prominent wines were blends from the Brunate and Le Coste, and the Cannubi and Ravera vineyards respectively, and were labeled as such

Vietti Barolo Riserva Villero

●Bottles: 24

●Producer: Vietti

●Country: Italy

●Region: Barolo

●Vintage: 2013

●Wine Style: Red, Savory and Classic

●Drinking Window: 2023 - 2055

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oThe range-topping Barolo Riserva Villero has gained numerous awards and high ratings

oThis vintage was scored 99 points by Robert Parker’s Wine Advocate

G Conterno Barolo Montfortino Reserva

●Bottles: 36

●Producer: Giacomo Conterno

●Country: Italy

●Region: Barolo

●Vintage: 2013

●Wine Style: Red, Savory and Classic

●Drinking Window: 2023 - 2063

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oGiacomo Conterno is an Italian estate just outside Monforte d'Alba in Piedmont, in the south of the Barolo DOCG zone. It is best known for two great Barolos: the Cascina Francia and the Monfortino Riserva

oThe Monfortino Riserva Barolo is only made in excellent vintages and is aged for at least seven years in very large oak casks called botti.

G Conterno Barolo Montfortino Reserva

●Bottles: 36

●Producer: Giacomo Conterno

●Country: Italy

●Region: Barolo

●Vintage: 2014

●Wine Style: Red, Savory and Classic

●Drinking Window: 2020 - 2064

●Critic Score: 98

●Vintage Quality: Average

●Other Producer Facts/Notes:

oGiacomo Conterno is an Italian estate just outside Monforte d'Alba in Piedmont, in the south of the Barolo DOCG zone. It is best known for two great Barolos: the Cascina Francia and the Monfortino Riserva

oMonfortino is currently, the most searched-for Barolo on the Wine Searcher database is Giacomo Conterno Monfortino Barolo Riserva

Asset Acquisition by Manager and by Series

As of September 29th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Bordeaux Index will receive payment of $137,100 for the underlying Assets. Bordeaux Index will store the underlying Assets, and upon the successful completion of the offering, the Piemonte Collection will remain in the Bordeaux Index storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-PDMT Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-PDMT Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$137,100	88.74%
Broker Dealer Expense(2)	$1,545	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$772	0.50%
Storage & Maintenance(5)	$1,854	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$772	0.50%
Sourcing Fee(6)	$12,456	8.06%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$17,400	11.26%
Total Proceeds	$154,500	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-PDMT collection for a total cost of $137,100.  Upon completion of the offering of the Series VV-PDMT, the Series VV-PDMT will purchase the Series VV-PDMT Assets from the Asset Seller for $137,100.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-PDMT.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-PDMT assets, the Manager shall receive 16 Series VV-PDMT Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-PDMT Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-PDMT Interests

The Series VV-JPWY Assets

The discussions contained in this offering circular relating to the Series VV-JPWY Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-JPWY Assets are reasonable, and that the factual information therein is fair and accurate.

These Company assets are under a purchase option agreement and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Summary Overview:

The underlying assets for our collection are as follows:

Karuizawa "36 Views of Mt Fuji"
Whisky	Bottles
Karuizawa "36 Views of Mt Fuji" Complete Set	36

The Company, per its purchase agreement with Bordeaux Index, will purchase the Series VV-JPWY (“Mt. Fuji Whisky Collection”) Assets for $165,500.  These Company assets are under a purchase option agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●Karuizawa is a historic Japanese whisky distillery, which opened in 1955 in a vineyard in Miyota near the active volcano Mount Asama. Famed for its quality and, now, the rarity of its whiskeys, the distillery has a cult status among whisky lovers.

●In 1959, Karuizawa became the first Japanese distillery to export overseas.

●In 2011, the distillery was closed, thereby increasing the collectability of the whiskies.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Karuizawa "36 Views of Mt Fuji" Complete Set

●Producer: Karuizawa

●Country: Japan

●Region: Miyota

●Whisky Style: Japanese Whisky

●Vintage Availability: 1960-2019

●Critic Score: 81-89

●Other Producer Facts/Notes:

oThe series features landscape prints by the famous Japanese artist, Hokusai, and the bottles are highly collectable today.

oThe complete set includes all 36 bottles from the collection.

Asset Acquisition by Manager and by Series

As of September 29th, 2021, the Company entered into an exclusive purchase option agreement with Bordeaux Index for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Bordeaux Index will receive payment of $165,500 for the underlying Assets. Bordeaux Index will store the underlying Assets, and upon the successful completion of the offering, the Mt. Fuji Whisky Collection will remain in the Bordeaux Index storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Bordeaux Index to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine and spirits storage facility operated by Octavian.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-JPWY Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-JPWY Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$165,500	88.50%
Broker Dealer Expense(2)	$1,870	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$935	0.50%
Storage & Maintenance(5)	$2,244	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$935	0.50%
Sourcing Fee(6)	$15,516	8.30%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$21,500	11.50%
Total Proceeds	$187,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-JPWY collection for a total cost of $165,500.  Upon completion of the offering of the Series VV-JPWY, the Series VV-JPWY will purchase the Series VV-JPWY Assets from the Asset Seller for $165,500.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-JPWY.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-JPWY assets, the Manager shall receive 28 Series VV-JPWY Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-JPWY Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-JPWY Interests

The Series VV-PTRS Asset

The discussions contained in this offering circular relating to the Series VV-PTRS Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-PTRS Assets are reasonable, and that the factual information therein is fair and accurate.

Petrus Collection
Wine	Vintage	Bottles
Petrus, Pomerol	2015	6

The Company, per its purchase agreement with the Asset Seller, will purchase the Series VV-PTRS Assets for $25,893.  These Company assets are under a purchase agreement, and will be purchased by the Series upon the qualification of the offering of the Series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●Petrus is one of the most notable estates in Bordeaux.

●Petrus is one of the world's most collectable and expensive wines.

●The vines at Petrus are allowed to reach an unusually old age by Bordeaux standards, and are only replanted after 70 years. The grapes are painstakingly hand-harvested – one berry at a time in the afternoon, after the morning dew has evaporated to avoid any dilution.

Notable Points (Supporting data provided by Winesearcher)

Petrus, Petrus

●Bottles: 6

●Producer: Petrus

●Country: France

●Region: Pomerol

●Vintage: 2012

●Wine Style: Red, Savory and Classic

●Drinking Window: 2018 - 2060

●Critic Score: 98

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

●The Merlot-based wine comes from an 11.4-hectare (28-acre) vineyard in the eastern part of the Pomerol appellation, and is known for being rich and powerful, with characteristics of chocolate, spice and black fruit.

●Robert Parker’s Wine Advocate awarded this wine 100 points

Asset Acquisition by Manager and by Series

As of October 1st, 2021, the Company entered into an exclusive purchase agreement with Liv-Ex for the right to acquire the underlying assets. Upon the successful completion of the offering through the Vint Platform, Liv-Ex will receive payment of $25,893 for the underlying Assets. Liv-Ex will store the underlying Assets, and upon the successful completion of the offering, the Petrus Collection will remain in the Liv-Ex Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Winesearcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-Ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

Liv-Ex client reserves are stored with Vine. Vine is a specialist storage and transport solution for the fine wine trade.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-PTRS Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

VV-PTRS Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$25,893	89.29%
Broker Dealer Expense(2)	$290	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$145	0.50%
Storage & Maintenance(5)	$348	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$145	0.50%
Sourcing Fee(6)	$2,179	7.52%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$3,107	10.72%
Total Proceeds	$29,000	100.00%

(1)As per the purchase agreement the Company will acquire the assets for the Series VV-PTRS collection for a total cost of $25,893.  Upon completion of the offering of the Series VV-PTRS, the Series VV-PTRS will purchase the Series VV-PTRS Assets from the Asset Seller for $25,893.

(2)We have engaged Dalmore Group, LLC., (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-PTRS.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)In connection with the purchase of certain Series VV-PTRS assets, the Manager shall receive 3 Series VV-PTRS Interests.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-PTRS Asset in an amount equal to between 0% and 15% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-PTRS Interests

DESCRIPTION OF BUSINESS

Overview

The fine wine and spirits market is a global industry valued over $8 billion (based on Cult Wine and Bordeaux Index estimates). There is no true definition of an investable wine or spirit. A general rule of thumb is bottles over $100.00 upon release are investment grade. However, there may be investment grade fine wines or spirits that retail below the $100.00 price. The wine market was previously controlled by the Bordeaux and Burgundy regions of France. These regions of France have been producing high-quality, investment grade wines for hundreds of years. However, fine wine production has improved, regions from all over the world and now vineyards from around to world compete in the expanding global fine wine industry. We look to source fine wine from various regions including, but not limited to, the United States, France, Italy, Australia, and Argentina. By extrapolating this current trend, the Company believes that the fine wine market will continue to expand as its global participants increase. The global spirits market is expanding. The Scotch Whisky market has led the gains across a ten-year period, but other areas – Japanese whisky, cognac and rum – have also seen strong performance more recently. As per Bordeaux Index, Single Malt Scotch whisky exports pushed above £1bn for the first time ever in 2017 which reflects the worldwide demand for Scotch whisky especially from the emerging markets of India and China, but also in the US. The traditional size of a spirits investment portfolio is between $130,000 and $13 million, making the market difficult for most investors to access.

Current market participants are limited to (i) personal wine and spirits collectors, (ii) fine wine and spirits retailers and (iii) fine wine and spirits managers who manage investor’s capital in portfolios. These market participants have limited outside participants through high initial investments, logistical challenges, and the need for industry expertise.

Our mission is to expand access and market participation to a broad range of wine and spirits enthusiasts and investors. Regulatory advancements have made it possible for the Company to offer investors the ability to invest in portfolios of fine wine and spirits. We think that both wine and spirits enthusiasts as well as savvy investors will be able to benefit from our diversified collections of selected wines. The Company does not anticipate to generate “Free Cash Flow” from the underlying assets, but may generate periodic income from the sale of a portion of the assets.  Most, if not all income will come at the end of the investment period (3-10 years) as assets are liquidated.

There are numerous methods to buy and sell the underlying assets. The primary buying methods are, (i) global and domestic wine and spirits merchants such as Bordeaux Index, (ii) global and domestic auction houses, such as Sotheby’s, K&L, and WineBid, and (iii) fine wine and spirits exchanges, such as the London International Vintner’s Exchange. The Company plans to work only with licensed wine merchants. Although, the Company does not currently participate in international exchanges, we believe that we may need to source wines from international merchants. In the event of an international purchase, we intend to store the wines in a bonded warehouse within the country of purchase. This limits the taxes and tariffs paid on the assets.

Our Manager will seek to sell assets within three to ten years; provided that the Manager reasonably believes that price at which the asset is being sold is at a price which represents a profitable return for the Investors. Methods to sell the collections include, but are not limited to, (i) global and domestic merchants, (ii) global and domestic auction houses and (iii) wine & spirits exchanges.  Although we currently do not operate an auction house or retailer, the Company may explore this option if the Manager believes such step would help recognize the best price for our Interest Holders.

Business of the Company

An investment in a series of the Company represents an investment in that particular series and thus indirectly in the underlying asset related to such series and do not represent an investment in the Company or the Manager generally. We do not anticipate that any series will own any assets other than the assets related to that series described under “The underlying assets.”  However, we expect that the operations of the Company, including the issuance of additional series of interests and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of investment grade fine wines and spirits for the benefit of the Investors.  These investments into the Company and each series will be promoted and marketed on the Vint Platform located at www.vint.co.  The Vint Platform will provide a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhances the utility value of investing in these assets. The Company, with the support of the Manager and through the use of the Vint Platform, aims to provide:

-Investors with the quality investments in a diverse portfolio of fine wines or spirits;

-asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to asset sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to the asset sellers; and

-Platform users with unique wine or spirits insights, research, and experiences.

Our objective is to become the leading marketplace for investing in investment grade fine wine & spirits and, through the Vint Platform, to provide Investors with financial returns in a portfolio of fine wines or spirits commensurate with returns in individual fine wine or spirits assets, to enable deeper and more meaningful participation by fine wine or spirits enthusiasts in investing and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Market Opportunity

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including fine wine and spirits. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile.  Treasuries and corporate bonds do not offer a strong yield as global interest rates remain very low. Covid-19 has exposed tremendous volatility in the public equity markets. Transparency continues to grow in the alternative asset industry and we believe the future for alternatives, including fine wine & spirits is promising.  In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

The fine wine and spirits market is experiencing secular tailwinds. The market has emerged from a conservative past into a more accepting present. The global share of fine wine has transitioned away from Bordeaux and Burgundy. According to data from the London International Vintner’s Exchange, Bordeaux’s regional trade share on their exchange has decreased over the last 10 years. The regions that are taking share from Bordeaux include, Italy, Rhone, Champagne, and other regions. The fine wine market is valued around $5 billion (Morgan Stanley). Since 2003, the London International Vintner’s Exchange 1000 (a good proxy for the fine wine market) has an annualized annual return (10 year rolling periods) of 7.61% with volatility of 1.46% (Cult Wines).

The spirits market exhibits similar characteristics to that of the fine wine market. As per Frank Knight, “A 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle” all exemplify the strength of the investable spirits market. Bordeaux Index reports annual returns for the Icon 100 index of 18% from 2008 to 2019. The nature of the slow production and maturation of whisky makes it very tough to keep up with demand and bottles disappearing from the market are not being replaced quickly enough.

There are three primary places to buy fine wine and spirits. Merchants have the largest share of the market with an estimated 70% share of the market. Notable merchants include Berry Brothers, Farr Vintners, K&L, and Bordeaux Index. Auction houses are the second largest player in the secondary market with an estimated 25% share of the market. Finally, exchanges are the smallest player in the secondary market, with and estimated 5% of the market. The secondary market lacks pricing transparency. We utilize public pricing lists, price aggregators, and exchange data to determine a fair value estimate of the average market value. This lack of pricing transparency creates wide spreads in the market between comparable wines and spirits. We look to utilize these spreads to source wines and spirits at attractive valuations, thereby maximizing the potential upside for our investors.

Our Manager

The operating agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the holders of our interests.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the interest holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all interests of the Company may elect a successor managing member. Holders of interests in each series have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each series (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every series of interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each series. If the Manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of each series.

See “Directors, Executive Officers and Significant Employees” for additional information regarding the Manager.

Advisory Board

The Manager is assembling an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist the Manager in identifying and acquiring fine wines & spirits, to assist our series manager in managing the underlying assets and to advise the Manager and certain other matters associated with our business and the various series. The Advisory Board currently has 4 individuals.

The members of the Advisory Board will not be managers or officers of the Company or any series and will not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Upon the Closing, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

∙any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset, including import taxes, income taxes, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing, maintenance and utilization of the Underlying Asset;

∙fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of Interests, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

∙fees, costs and expenses of a third party registrar and transfer agent appointed in connection with the Series of Interests;

∙fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

∙any indemnification payments;

∙any and all insurance premiums or expenses incurred in connection with the Underlying Asset,

∙any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion. The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Asset).

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) issue additional Interests in the Series in order to cover such additional amounts.

Indemnification of our Manager

The operating agreement provides that none of the Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any series or any interest holders for any act or omission taken by them in connection with the business of the Company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each series will appoint the Manager to serve as series manager to manage the underlying assets related to such series pursuant to a series management agreement (“Series Agreement”). Except as set forth below and any guidance as may be established from time to time by the Manager or the Advisory Board, our series manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our series manager will be authorized on behalf of each series to, among other things:

∙Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

∙Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the Series Manager deems necessary to ensure the proper performance of its obligations under the Series Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Series Manager necessary or desirable for the performance of any of the services under the Series Agreement; and

∙Developing standards for the transportation and care of the underlying assets.

The Series management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each series will indemnify our series manager and its affiliates, or any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.

Management Fee

There is no separate management fee. The Manager will be compensated for its expenses and through a Sourcing Fee of 0-15% of the gross offering proceeds of each series Offering as compensation for its efforts to identify and acquire series assets. The Manager’s compensation is discussed in the Compensation of Manager portion of this offering circular.

Asset selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the fine wine and spirits market. We source our wine and spirits using historic trends, projected trends, and a large database of metrics. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge, data analysis skills, or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets (and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment and utilization by the Investors.

We anticipate that our Advisory Board will assist in the identification of fine wine & spirits and in finding and identifying fine wine and spirits related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the fine wine and spirits market, as well as a network of partners to ensure the highest standards of care for the underlying assets.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, along with our Advisory Board, will attempt to only select assets with known ownership history, pre-purchase inspections, and other related records. The Manager, along with our Advisory Board, also considers the condition and grading of the assets, historical significance, provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to our storage facilities. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria. Through the Company’s network and Advisory Board, we believe that we will be able to identify and acquire fine wines and spirits of the highest quality and known provenance, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or brokers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset acquisition

Following the initial offering of the Series VV-0001 Series, the Company will seek to acquire assets for subsequent series using the proceeds from subsequent series offerings. In connection with such offerings, all associated Acquisition Expenses and Sourcing Fees will be paid out of the proceeds of that series offering.

The Manager has purchased the underlying assets associated with Series VV-0001. For subsequent offerings the Manager will source and identify inventory from various asset sellers. The Manager will rely upon market research and estimates of market value for the underlying assets through the network of price lists, www.winesearcher.com, auction houses, Bordeaux Index, and exchanges. The Manager’s sourcing process is designed to provide the Company is able to acquire the wines at a reasonable price. The Company will acquire the underlying assets from asset sellers with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the asset (as negotiated in the purchase for such fine wines) and the asset would be held by, or for the benefit of, the applicable series

Asset Management.

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria.

Through our network and Advisory Board, we believe that we will be able to identify and acquire fine wines and spirits with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset Liquidity

We intend to hold and manage all of the assets marketed on the Vint Platform for an average of five to ten years. Prior to the liquidation of the series assets.  Until that time, liquidity for investors would only be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will ever develop or that the appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate a collection or an asset materialize and be in the best interest of the investors, as determined by our series manager, our series manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack investor demand for its interests) or suffer from a catastrophic event, our series manager may choose to sell the asset. As a result of a sale under any circumstances, our series manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any obligation to reimburse any Operating Expenses related to an asset or the series at that time).

Employees

The Manager has two full-time employees.  The Manager also utilizes independent contractors and advisors to supplement its employee base. The Company does not have any employees.

Government Regulation

Regulation of the fine wine and spirits industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes. Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each series of Interests to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

We source, store, and manage our underlying assets in the United States and United Kingdom. We use third party providers to assist in sourcing, storage, and management of the underlying assets. We intend to minimize the impact of any applicable international regulations by working with a fine wine and spirits portfolio manager in London. Our advisor, Miles Davis, is the head of Professional Portfolio Management at Wine Owners. The need, if any, for changes in operations needed to comply with international regulations will pose some risk of greater expenses to any acquisitions and operations outside of the United States.

We work with Bordeaux Index to manage international wine and spirits sourcing, storage, and insurance. Bordeaux Index is a fully licensed wine & spirits company in the United States and United Kingdom. Bordeaux Index provides sourcing assistance, storage, and sales channels, thus eliminating the need international licenses. The Manager and Company have acquired all licenses required to operate in the United States, and maintain a storage relationship with Domaine Wine Storage in the United States.

The Manager and the Company have both received their Federal Basic Permit from the Alcohol and Tobacco Tax and Trade Bureau (TTB). This license allows the acquisition of wine at a commercial level and automatically renews annually. The Basic Permit allows the Manager and the Company to buy and sell wine at the wholesaler level. The Basic Permit is a federal license and does not relate to state licensure. We may acquire state licensure, or sell our wine through registered brokers, merchants, or auction houses. Because the underlying assets are held as long term investments, neither the Manager nor the Company require or have obtained an Online Wine Retail License.

The Manager and the Company have not received a license to sell spirits. The Manager has a relationship with Bordeaux Index to manage investments in spirits. Because Bordeaux Index is managing the sourcing, storage, and sale of the assets in the United Kingdom, neither the Manager nor the Company require a license for spirits. If we source spirits in the United States, we plan to work with licensed partners to manage the sourcing, storage, and sale processes. We may acquire state licensure, or sell our spirits through registered brokers, merchants, or auction houses.

Legal Proceedings

None of the Company, any series, the Manager, our series manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s allocation policy, a copy of which is available to investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from sale of an asset	Allocable pro rata to the value of each underlying asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
Legal expenses related to the submission of regulatory paperwork for a series
Audit and accounting work related to the regulatory paperwork or a series
Escrow agent fees for the administration of escrow accounts related to the offering
Compliance work including diligence related to the preparation of a series
Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets

Operating Expenses Indemnification Payments	Insurance of underlying asset as at time of acquisition
Preparation of marketing materials
Pre-purchase inspection
Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan
Storage
Security (e.g., surveillance and patrols)
Custodial fees
Appraisal and valuation fees
	Insurance	Allocable pro rata to the value of each underlying asset
Maintenance
Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)
Audit, accounting and bookkeeping related to the reporting requirements of the series

	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

DESCRIPTION OF PROPERTY

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Asset, along with other assets in a professional facility and in accordance with standards commonly expected when managing fine wines of equivalent value and always as recommended by the Advisory Board.

The Manager stores the Underlying Assets within the Domaine Wine Storage network of storage locations. In addition to the Domaine Storage facility, the Manager stores wines in the Bordeaux Index Storage facility in the United Kingdom. Bordeaux Index emphasizes perfect conditions, controlled humidity & temperature, full stock insurance, high security, and quality control from their team. Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated on our behalf by Octavian.  If unable to store in the Domaine network or Bordeaux Index Storage the Manager will store the Underlying Assets in a licensed wine or spirits storage facility.

The Manager and the Series Manager is located at 2800 Patterson Ave. Ste. 300 Richmond, VA 23221 and presently has two employees. The Company does not have any employees.

Apart from such offices and the contract storage locations for the wine and spirits assets, the Company has no other principal plants, physical locations, or interests in real property. Such facilities are adequate and suited to the Company’s needs. In particular, the flexibility of multiple location options, and the ability to scale capacity as needed for the contract storage facilities will be a cost-efficient way of serving the Company’s growing needs. At present, the Company has leased a 28-case wine locker on Connecticut Avenue Northwest, in Washington, DC from industry leader Domaine Wine Storage, and maintains a storage relationship with Bordeaux Index and their Octavian storage facility.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

Overview

Since its formation in June 2019, the Company, through its Manager, has been engaged primarily in acquiring a collection of investment grade fine wine and spirits, and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

The Company was formed June 16th, 2020 with the intention to acquire investment grade fine wine and spirits. We believe that these fine wine and spirits collections are highly stable assets with low historic volatility, and that low historic volatility does not limit the potential for upside returns in the fine wine market. Over the long term, fine wine has shown strong annual returns. For example, as per Cult Wines, the Liv-Ex 1000 has returned over 7% annually, on a rolling 10-year basis, with a volatility of 1.46%. Further, Forbes reports that “Fine Wine Investing Counters Volatility of ‘Stock-Dominated’ Portfolios” , and the S&P Global Market Intelligence site has noted recently that “Fine wine is one of the few luxury goods that has withstood the severe hit to assets triggered by the coronavirus pandemic.” As per the Frank Knight 2019 Wealth Report, A 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle”

The Company currently does not own any assets, but intends to perform on a purchase agreement or purchase option agreement the Company has entered into with the Manager of the Company or the Asset Sellers. This is not and was not an arms’ length transaction. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Operating Results

Revenues are generated at the series level. As of October 8, 2021, no series of the Company has generated any revenues. The series are not expected to generate any revenues. The Operating Expenses incurred pre-closing related to the Underlying Asset are being paid by the Manager and will not be reimbursed by the series except as disclosed herein in the “Use of Proceeds” and “Compensation of Manager” sections. Each series of the Company will be responsible for its own Operating Expenses, such as storage, insurance or maintenance beginning on the closing date of the offering for such Series of Interests.

Liquidity and Capital Resources

From inception, our Company and each Series have financed their business activities through capital contributions to the Company and individual Series from our Manager. Our Company and each Series expect to continue to have access to capital financing from our Manager going forward. However, there is no obligation or assurance that our Manager will provide such required capital. Until such time as the Series have the capacity to generate cash flows from operations, our Manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual Series at the sole discretion of our Manager. There can be no assurance that our Manager will continue to fund such expenses. These factors raise substantial doubt about our Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Plan of Operations

At the time of the qualification of this offering statement, the Company has commenced operations. All assets and liabilities related to the Series that have been incurred to date and will be incurred until the Closing are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to the Series will not transfer to each series until such time as a Closing for each series has occurred.

The Company plans to launch approximately 15 to 30 additional offerings in the next 12 months. The proceeds from any offerings closed during the next 12 months will be used to fund business operations, and acquire additional investment grade fine wine and spirits, which we anticipate will enable the Company to reduce Operating Expenses for each series as we negotiate better contracts for storage, insurance and other Operating Expenses with a larger collection of assets. However, it should be noted that the Company may not launch enough Series or have enough Underlying Assets to realize economies of scale. Despite the Company’s best intentions, it is possible, and very likely, that the Company may not be able to launch as many offerings as it intends and thus, will not be able to realize reduced Operating Expenses per Series through economies of scale. If the Company, through, multiple Series, is able to purchase additional assets, then it is expected that for the next 12 months and beyond, such Series, collectively, will be able to manage the costs associated with maintaining the individual Series and their individual assets. We believe the Series will incur costs related to the storage and insurance of the assets. We believe, collectively, we will have sufficient cash through offerings to cover such costs until such time as individual assets are able to generate revenue. To this end, if the individual Series are unable to pay such costs, the Series and their assets may be exposed to liabilities such as not being insured and not being in a secured location. Through the Manager, the principals of the Manager are committed to providing capital to the individual Series in the event such a shortfall were to occur and to covering the costs of insurance and otherwise as may be necessary to secure and protect the assets of such Series. This commitment is not in writing.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Manager

The Manager of the Company is VinVesto, Inc., a Delaware corporation formed on June 16th, 2020. The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager has established a Board of Directors and an Advisory Board that will make decisions with respect to all asset acquisitions and dispositions. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Series and other Underlying Assets, and evaluating potential sale offers, which may lead to the liquidation of the Series or other series as the case may be. The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Members.

Neither the Manager nor any of its officers and directors itself has no track record or experience regarding the investment in fine wines or similar assets.  The Manager will rely on the track record of members of its Advisory Board for industry expertise.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include: Asset Sourcing, Acquisition, and Disposition Services:

-Together with members of the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

-Manage the Company’s asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors and brokers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of assets with Asset Sellers, and associated brokers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed;

-The Manager will acquire the wines or spirits from the Asset Seller and will be compensated by the Company with the cash raised from the completed offering. Services in Connection with an Offering:

-Create and manage all series of interest for offerings related to Underlying Assets on the Vint Platform;

-Develop offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and coordinate with lawyers, accountants and escrow agents as necessary in such processes;

-Prepare all marketing materials related to offerings and obtain approval for such materials;

-Coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any offerings;

-All other necessary offering related services;

Asset Monetization Services

-Create and manage all revenue

-generating events and determine participation in such programs by any underlying assets;

-evaluate and enter into service provider contracts related to the operation of revenue-generating events;

-allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;

-approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;

Interest Holder Relationship Services

Provide any appropriate updates related to Underlying Assets or offerings electronically or through the Vint Platform;

-Manage communications with Members, including answering emails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in connection with the Underlying Assets and the general fine wine and spirits market;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, if any, the process of making distributions and payments to Members or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto? and- Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Directors, Executive Officers and Key Employees of our Manager

The following table sets forth the name and position of each of the current executive officers, directors and significant employees of the Manager.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Nicholas King	Chief Executive Officer & Director of Manager	24	June 2020-Present	N/A
Patrick Sanders	Chief Technology Officer & Director of Manager	24	June 2020-Present	N/A

Nicholas King.

Nicholas King, CEO of Vint. Mr. King has been CEO of Vint since its founding in June 2020. He has performed extensive primary and secondary research on the fine wine and spirits investment market. This research includes over 50 calls with individuals in the wine industry. As CEO of Vint, Mr. King’s role consists of marketing, fundraising, and asset acquisition strategies.

While CEO of Vint, Mr. King was also an Associate Analyst with TSW. TSW is a value investment firm with over 75 employees. With TSW, Mr. King was responsible for investment due diligence, investment analysis, and research. Nick was not in a supervisory position. The skills gained at this role has equipped him with strong analytical skills, the ability to source investment opportunities, and the foundation to a strong value investing framework. Mr. King’s role with TSW began July 1, 2019, and ended March 12th, 2021. Mr. King passed the Chartered Financial Analyst Level 1 exam in December 2019.

Prior to the associate analyst role with TSW, Mr. King held positions at a Taylor Hoffman wealth management group (May 2018-August 2018), Slice Capital crowdfunding startup] from February 2018 to May 2018, and K&A Affiliates search fund] from October 2017 to January 2018.

Mr. King is a graduate from the University of Virginia with a degree in Financial Economics.

Patrick Sanders. Mr. Sanders was an Associate Data Engineer with Capital One from August 2019 to December 2020.  Prior to Capital One, Mr. Sanders was a Software Engineer intern at Carmax from May 2018 to August 2018.  Mr. Sanders has a BS in Computer Science and Mathematics from the University of Virginia.

Neither the Manager nor its executive officers have any substantive experience in making or managing fine wine or spirits investments.  The Manager will rely upon the expertise of the members of the Advisory Board for assistance  in selecting and managing collections of fine wines or spirits.  The Manager is elected until its successors is duly elected and qualified.

There are no family relationships between any manager, director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, none of our Managers’ or their respective directors or executive officers has, during the past five years:

●been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Advisory Board

The Company has an Advisory Board which will assist our Manager and series manager.  Our Advisory Board includes the following person:

Ryan Vet, Advisor.

Ryan Vet, Advisor at Vint. Ryan is an entrepreneur, speaker, and author. Ryan was the President of Newchip Accelerator (November 2020-March 2021). Newchip is a global accelerator that has served over 1,000 startups by providing education, mentorship, accountability and fundraising strategies from launch to exits. Prior to NewChip, Ryan was the founder and CEO of Boon, a healthcare marketplace (December 2018-December 2020). Prior to Boon, Ryan was the President of Anutra Innovations a healthcare company (January 2016-December 2018). Ryan is a trained sommelier, having completing coursework from both the Court of the Master Sommeliers as well as the Wine and Spirit Education Trust. Vet has also held board member roles at companies and non-profits including: Elon University Doherty Center for Entrepreneurship, Clothe Your Neighbor As Yourself, iBAM, Propel GPS and others. Ryan serves Vint in both a business and wine advisory role.

Miles Davis, Advisor.

Miles Davis, Advisor at Vint. Miles has over 15 years of experience in the fine wine market. Currently, he works at Wine Owners, one of the leading wine cellar management and marketplace companies (Jan 2019-Present). Prior to Wine Owners, Miles founded WAM Capital, focused on private company fundraising (Jan 2015-Present). Most notably, he was one of two partners at Wine Asset Managers LLP, jointly responsible for managing The Fine Wine Fund and The Fine Wine Investment Fund, from August 2006 - December 2016. Miles has experience managing nearly $30 million worth of fine wine. Miles is one of a very few individuals to manage a fine wine fund and provides Vint with a strong perspective on the global fine wine market.

Kevin Sidders, Advisor

Kevin is the President of Vinconnect (January 2011-Present). VinConnect enables US customers to buy hard-to-find wines directly from 40+ of the world's top estates in France, Italy, Germany, Spain and beyond, before they are generally available in the US market. Kevin has strong domain expertise in both domestic and international wines. His specialties include international wine commerce, logistics, importing, direct-to-consumer sales, entrepreneurship, capital raising, mergers and acquisitions, and financial advisory. Kevin serves in a wine advisory role by assisting in asset acquisition and sourcing.

Adam Lapierre MW, Advisor.

Adam is currently the President of Vinfolio (April 2018-Present). Vinfolio is a trusted partner in fine wine. Vinfolio sells and buys collectible fine wine, operates the only truly full-service wine storage facility in the United States and provides the free, online, VinCellar cellar management platform. Prior to Vinfolio, Adam was the Director of Purchasing – Adult Beverages at Lidl (December 2016-January 2018). Adam is also an independent Wine Consultant at Adam Lapierre MW Consulting. Notably, Adam has received the Master of Wine Designation. He is one of 408 MWs in the world. Adam serves Vint in a wine advisory capacity. He offers sourcing and liquidation advice and channels, as well as extensive subject matter experience.

Amy Christine MW, Advisor.

Amy is currently a sales rep at Kermit Lynch Wine Merchants (2012-Present). Amy is also the owner of her winery, Holus Bolus Winery (2005-Present). Amy provides wine advisory capacity to the Company and Manager. Amy offers sourcing and liquidation advice. She is one of 408 MWs in the world.

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the fine wine and spirits market. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.

Responsibilities of the Advisory Board

The Advisory Board will support the Company, our series manager and the Manager and consists of advisors to the Manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

●approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

●evaluating all asset acquisitions;

●evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and our interest holders;

●providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

●reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a series or the other members, on the other hand, or the Company or a series, on the one hand, and another series, on the other hand;

●approving any material transaction between the Company or a series, on the one hand, and the Manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;

●reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

●approving any service providers appointed by the Manager in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be managers or officers of the Company or any series and will not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series of interests.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service by issuing to them equity compensation in the Manager subject to traditional vesting terms. As such, it is anticipated that the members of the Advisory Board will be compensated by the Manager and that their costs will not be borne by any given Series, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with services performed for that Series (e.g. travel related to evaluation of an asset).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager,  in its capacity as our series manager, will receive a Sourcing Fee. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.  In addition, the Manager may receive interests in each series as compensation for its management of such Series.  See “Security Ownership of Management and Certain Securityholders”

To date, the Manager has not received any compensation or reimbursement of expenses since inception.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Upon designation of each series, the Manager was granted a single interest in each series and became the initial member holding 100% of the then outstanding interests of each series.  In addition, the Manager shall be issued the following Interests in the following Series in connection with its management of such Series:

Name(1)	Interests	Number of Interests	Percentage of Series(3)
Nicholas King(2)

Series VV-0001

Series VV-PNST

Series VV-SUPR

Series VV-CHAM

Series VV-STEML

Series VV-MACAL

Series VV-BOWCK

Series VV-FUTUR

Series VV-BDX

Series VV-SPAN

Series VV-DRC

Series VV-NAPA

Series VV-RHONE

Series VV-PDMT

Series VV-JPWY

Series VV-PTRS

		0 5 5 4 32 5 5 4 6 4 14 8 10 8 14 2	0 0.225% 0.23% 0.235% 0.45% 0.29% 0.25% 0.25% 0.28% 0.285% 0.255% 0.282% 0.261% 0.259% 0.255% 0.4%

Patrick Sanders(2)

Series VV-0001

Series VV-PNST

Series VV-SUPR

Series VV-CHAM

Series VV -STEML

Series VV-MACAL

Series VV-BOWCK

Series VV-FUTUR

Series VV-BDX

Series VV-SPAN

Series VV-DRC

Series VV-NAPA

Series VV-RHONE

Series VV-PDMT

Series VV-JPWY

Series VV-PTRS

	0 5 5 4 32 5 5 4 6 4 14 8 10 8 14 2	0 0.225% 0.23% 0.235% 0.45% 0.29% 0.25% 0.25% 0.28% 0.285% 0.255% 0.282% 0.261% 0.259% 0.255% 0.4%
Total

(1)The address of the Manager is 2800 Patterson Ave, Richmond, VA 23221.

(2)Interests beneficially owned through ownership in Manager.

(3)Assumes sale of minimum number of Series Interests

In addition, at the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.50% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors. The Manager may sell its interests from time to time after the closing of each offering in its sole discretion. The Manager has no present intention to sell its interests, and any future sales would be based upon the Manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since our inception, the Company has not been a party to any transaction in which the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”).

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement, attached hereto as Exhibit 2.1, and the subscription agreements, attached hereto as Exhibit 4.1, relating to the purchase of the interests offered hereby. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements (as applicable), the provisions of the operating agreement or the subscription agreements (as applicable) shall apply. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the interests offered hereby is an investment only in the particular series and not an investment in the Company as a whole. In accordance with the LLC Act, any series of interests established by the Company will be a separate series of limited liability company interests of the Company and not in a separate legal entity. We have not issued, and will not issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with the offerings.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be collections of fine wines or spirits. We do not anticipate that any series will acquire any other fine wines or spirits other than the underlying assets related to that series. An investor who invests in an offering will not have any indirect interest in any asset other than the underlying asset related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the collections of fine wines or spirits associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the interests, as determined by the Manager, the holders of the interests will not be liable to the Company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the interests offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

In general, the holders of each series of our interests (which may include the Manager, its affiliates or asset sellers) will participate in the available Free Cash Flow derived from the underlying assets related to the series, less expenses (as described in “—Distribution rights” below). The Manager, an affiliate of the Company, will own a minimum of 0.5% and a maximum of 19.99% of each series of interests. The Manager may sell its interests from time to time. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. The Manager has the authority under the operating agreement to cause the Company to issue interests of a series to investors as well as to other persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms set forth in the designation for each series.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to the acquisition and the offering, including to repay any loans taken to acquire the underlying assets (please see the “Use of Proceeds to Issuer” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) the Company, (ii) any other series of interests, (iii) the Manager, (iv) the Vint Platform or (v) any underlying asset owned by any series. Although our interests will not immediately be listed on an exchange and a liquid market in our interests cannot be guaranteed, we may create our own trading market or partner with an existing platform to allow for trading of our interests (please review additional risks related to liquidity in the “Risk Factors” section).

Further Issuance of Interests

The Manager has the option to issue additional interests in any series offered hereby on the same terms as the interests offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the underlying assets.

Distribution Rights

We do not intend to generate any Free Cash Flow.  If any Free Cash Flow is generated from the sale of an asset in a series collection, the Manager will distribute that distributions Free Cash Flow to holders of each series of interests in accordance with the law or the operating agreement.

Free Cash Flow consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying assets related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

We expect the Manager to distribute Free Cash Flow, if any, on an annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a series from the utilization of the underlying assets related to such series shall be applied within the series in the following order of priority:

●repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying assets related to such series or the Manager or any of its affiliates.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

No series of our interests are redeemable.

No Registration Rights

There are no registration rights in respect of any series of our interests.

Limited Voting Rights

The Manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. Interest holders do not have any voting rights as an interest holder in the Company or a series except with respect to:

●the removal of the Manager for cause as described below;

●the dissolution of the Company upon the for-cause removal of the Manager; and

●an amendment to the operating agreement that would:

○adversely affect the rights of an interest holder in any material respect;

○reduce the voting percentage required for any action to be taken by the holders of interests in the Company under the operating agreement;

○change the situations in which the Company and any series can be dissolved or terminated;

○change the term of the Company (other than the circumstances provided in the operating agreement); or

○give any person the right to dissolve the Company.

The Manager can only be removed as manager of the Company and each series in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company which has a material adverse effect on the Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of the Company, as applicable.  The removal of the Manager as manager of the Company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of the Company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of the Company present in person or represented by proxy.

The Manager or its affiliates (if they hold interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of the Company or a series for a vote of the interest holders shall first be approved by the Manager and no amendment to the operating agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, the Manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●a change in the fiscal year or taxable year and related changes; and

●any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the operating agreement provided the Manager determines that those amendments:

●do not adversely affect the interest holders (including any particular series of interests as compared to other series of interests) in any material respect;

●are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the interest holders;

●are necessary or appropriate for any action taken by the Manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of the Company following the for-cause removal of the Manager. Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of the Company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

Each series of our interests are subject to restrictions on transferability. A holder of interests may not transfer, assign or pledge its interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that the Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or such series, or (d) the Company, such series or the Manager being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of interests via any exchange or described above.

The Manager may transfer all or any portion of the interests held by it from time to time, in accordance with applicable securities laws, either directly or through brokers.

Additionally, unless and until the interests are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register our interests for resale. Therefore, investors may be required to hold their interests indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by the Manager. The Manager will be appointed as the series manager of each series to manage the underlying assets.

We may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or our series manager (including if the Manager or series manager appointed is not VinVesto, Inc.). If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Books and Reports

We are required to keep appropriate books of the business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by the Manager in accordance with the Internal Revenue Code.  The Manager will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide holders of interests with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

We will provide such documents and periodic updates electronically through the Vint Platform. As documents and periodic updates become available, we will notify holders of interests of this by sending the holders an email message or a message through the Vint Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the holder to obtain an updated email address. We will provide holders with copies via email or paper copies at any time upon request. The contents of the Vint Platform are not incorporated by reference in or otherwise a part of this offering circular.

Exclusive Jurisdiction

Under our operating agreement, any dispute in relation to the operating agreement is subject to arbitration. Any non-arbitrable matters are subject to the exclusive jurisdiction of the state or federal courts located in the City of Richmond, Virginia, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the interests were to bring a claim against our company or our Manager pursuant to the operating agreement, it would have to do so in the state or federal courts located in the City of Richmond, Virginia. Notwithstanding the foregoing, if, for any reason, such courts do not have jurisdiction over an action, then the action may be brought in other federal or state courts located in the Commonwealth of Virginia.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Virginia. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, but excluding claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights to all claims but claims under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Listing

The interests offered hereby are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the interests offered hereby to U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●banks, insurance companies or other financial institutions;

●persons subject to the alternative minimum tax;

●tax-exempt organizations;

●dealers in securities or currencies;

●traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●persons that own, or are deemed to own, more than five percent of the series of interests (except to the extent specifically set forth below);

●certain former citizens or long-term residents of the United States;

●persons who hold the interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

●persons who do not hold the interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

●persons deemed to sell the interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold interests, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests is intended to be as a “C” Corporation, after filing the appropriate elections

Proposed but not yet finalized regulations, as well as one private ruling by the IRS, indicate that each series of a series limited liability company such as the Company should each be treated as a separate entity formed under local law. The Company intends to elect for each series of interests in the company to be taxed as a “C” corporation under Subchapter C of the Code, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of interests will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to interest holders as described below.

Taxation of Distributions to Investors

A “U.S. Holder” includes a beneficial owner of interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Distributions to U.S. Holders out of each series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each series, net of tax paid or accrued thereon, will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption. Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by Carman Lehnhof Israelsen LLP.

EXPERTS

Our financial statements reflecting our financial from inception through December 31, 2020 included in this offering circular have been audited by IndigoSpire CPA Group, certified public accounting firm, as stated in its report appearing in this offering circular.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the interests to be sold in the offerings, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semi-annual reports, current reports and other information with the Commission. We will make these documents publicly available, free of charge, on the Vint Platform as soon as reasonably practicable after filing such documents with the Commission.

You can read the offering statement and our filings with the Commission over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The Manager will answer inquiries from potential investors concerning the interests, the Company, the Manager and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

VV Markets LLC

2800 Patterson Ave

Richmond, VA 23221.

E-Mail: nick@vint.co

Tel: 804-833-7974

Attention: Nicholas King

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

VV MARKETS, LLC

A Delaware Limited Liability Company

Audited Financial Statements and Independent Auditor’s Report

For the inception period of June 16, 2020 (Inception) through December 31, 2020

FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

February 2, 2021

To: Board of Managers, VV Markets, LLC

Attn: Nick King

Re: 2020 (inception) Financial Statement Audit

We have audited the accompanying consolidated financial statements of VV MARKETS, LLC (a series limited liability company organized in Delaware) (the "Company"), which comprise the balance sheet as of December 31, 2020, and the related statements of income, stockholders' equity, and cash flows for the inception period of June 16, 2020 (inception) and ending December 31, 2020, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations, shareholders' equity and its cash flows for the period June 16, 2020 (inception) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in the Notes and Additional Disclosures, certain conditions indicate the Company may be unable to continue as a going concern.  The accompanying financial statements do not include any adjustments which might be necessary should the Company be unable to continue as a going concern.  Our conclusion is not modified with respect to that matter.

Sincerely,

IndigoSpire CPA Group, LLC

Aurora, Colorado

February 26, 2021

VV Markets, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2020

See accompanying Auditor’s Report and Notes to these Financial Statements

ASSETS

Current Assets

Cash and cash equivalents	$-0-

Total Current Assets	-0-

Total assets	$-0-

LIABILITIES AND MEMBER’S EQUITY

Liabilities:
Current Liabilities:
None:	$-0-
Total Current Liabilities	-0-

Non-current Liaiblities:
None	-0-

TOTAL LIABILITIES	-0-

Member’s Equity
Membership interest	-0-
Retained earnings, net of distribution	-0-
Total Member’s Equity (Note 5)	-0-

TOTAL LIABILITIES AND MEMBER’S EQUITY	$0

VV MARKETS , LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD BEGINNING JUNE 16, 2020 (INCEPTION)

TO DECEMBER 31, 2020

See accompanying Auditor’s Report and Notes to these Financial Statements

Revenues	$-0-

Cost of Revenues	-0-
Gross Profit (Loss)	-0-

Operating Expenses
General and administrative	-0-
Total Operating Expense	-0-

Operating Income	-0-

Provision for Income Taxes	-0-

Net Income	$-0-

VVMARKETS

STATEMENT OF MEMBER’S EQUITY

FOR THE PERIOD BEGINNING JUNE 16, 2020 (INCEPTION)

TO DECEMBER 31, 2020

See accompanying Auditor’s Report and Notes to these Financial Statements

	Membership Interest	Accumulated Earnings/Deficit	Total Stockholders’ Equity (Deficit)
As of June 16, 2020 (inception)	$0	$0	$0
Net Income/Loss		0	0
Balance as of December 31, 2020	$0	$0	$0

VV MARKETS, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD BEGINNING JUNE 16, 2020 (INCEPTION)

TO DECEMBER 31, 2020

See accompanying Auditor’s Report and Notes to these Financial Statements

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$-0-
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
None	-0-

Net cash Used in Operating Activities	-0-

CASH FLOWS FROM INVESTING ACTIVITIES

None
Net cash flows from Investing Activities	-0-
CASH FLOWS FROM FINANCING ACTIVITIES

None
Net cash flows from Financing Activities	-0-

Net Change in Cash and Cash Equivalents	-0-

Cash and Cash Equivalents at Beginning of Period	-0-
Cash and Cash Equivalents at End of Period	-0-

Supplemental disclosures of cash flow information:

Cash paid for interest	$-0-

Cash paid for income taxes	$-0-

VV MARKETS, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2020

See accompanying Auditors’ Report

NOTE 1: NATURE OF OPERATIONS

VV Markets, LLC (the “Company”) is a Delaware series limited liability company formed on June 16th, 2020. VinVesto Inc. is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to acquire and manage fine wines, spirits, and other wine related entities. It is expected that the Company will create a number of separate series of interests (the “Series” or “Series of Interests”) and that each collection will be owned by a separate Series, and that the assets and liabilities of each series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.

The Company’s managing member is VinVesto, Inc. (the “Manager”). The Manager is a Delaware corporation formed on June 16th, 2020. The Manager is a technology and marketing company that operates the Vint Platform ("Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each series (the “Asset Manager”).

As of June 16th, 2020, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a collection of assets, (plus any cash reserves for future operating expenses). All voting rights, except as specified in the operating agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”). The Company and each series shall have perpetual existence unless terminated pursuant to the Operating Agreement or law.

OPERATING AGREEMENT

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each series.

After the closing of an offering, each series is responsible for its own Operating expenses (as defined in Note 2(5)). Prior to the closing, Operating expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the series and be entitled to reimbursement of such amount from future revenues generated by the series (“Operating expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company or any of the Series have not generated profits since inception. The Company has sustained no income or loss for the period ended December 31, 2020 and, has no members’ equity as of December 31, 2020. The Company or any of the Series may lack liquidity to satisfy obligations as they come due. Future liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

Through December 31, 2020, none of the Series have recorded any revenues. The Company anticipates that it will commence commercializing the collection in fiscal year 2020, but does not expect to generate any revenues for any of the Series in the first year of operations. Each Series will continue to incur Operating expenses including, but not limited to, storage, insurance, transportation and maintenance expenses, on an ongoing basis.

From inception through December 31, 2020, VinVesto, Inc. or an affiliate has borne all of the costs of the Company. The Company and each series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating expenses for individual Series at the sole discretion of the Manager.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Offering Expenses

Offering expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

Operating Expenses

Operating expenses related to a particular collection of assets are costs and expenses attributable the assets of a particular Series and include storage, insurance, transportation (other than the initial transportation from the card location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined below), annual audit and legal expenses and other specific expenses as detailed in the Manager’s allocation policy. We distinguish between pre-closing and post-closing Operating expenses. Operating expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Upon closing of an offering, a Series becomes responsible for these expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating expenses the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Income Taxes

The Company intends that the master series and separate Series will elect and qualify to be taxed as a C-corporation under the Internal Revenue Code. The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager, will admit additional members to each of its series through the offerings for each series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers.

NOTE 4 - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular collection of assets and Operating expenses related to the management of such collectible assets.

Fees and expenses related to the purchase of an underlying collection of assets include the offering expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee. As of December 31, 2020, VinVesto, Inc. incurred costs of $0 on behalf of the Company or Series.

Within Operating expenses the Company distinguishes between Operating expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating expenses are the responsibility of each series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series. Allocation of revenues, expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying collectible assets, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

Revenue from the anticipated commercialization of the collections will be allocated amongst the Series whose underlying assets are part of the commercialization events, based on the value of the underlying assets. No revenues have been generated to date.

Offering expenses, other than those related to the overall business of the Manager (as described in Note 2(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. No offering expenses have been incurred by the Company as of December 31, 2020.

Acquisition expenses are funded by the Manager and reimbursed from the Series proceeds upon the closing of an offering. The Manager had incurred $0 in acquisitions expenses at December 31, 2020.

The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering.

NOTE 5: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues as of December 31, 2020.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 6: SUBSEQUENT EVENTS

Anticipated Securities Offering

The Company intends to issue securities of the underlying series in a securities offering meant to be exempt from US Securities and Exchange Commission registration under Regulation A.

Management Evaluation

Management has evaluated all subsequent events through February 26, 2021, the date the financial statements were available to be issued. There are no additional material events requiring disclosure or adjustment to the financial statements.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements for the Period from January 1, 2021 to June 30, 2021 (Unaudited)

Consolidated Balance Sheets as of June 30, 2021 (Unaudited) and December 31, 2020 (Audited)

Consolidated Statements of Operations for the Six Months Ended June 30, 2021 (Unaudited) And December 31, 2020 (Audited)

Consolidated Statements of Changes in Members’ Equity for the Period from December 31, 2020 to June 30, 2021 (Unaudited)

Consolidated Statement Of Cash Flow for The Six Months Ended June 30, 2021 (Unaudited) And December 31, 2020 (Audited)

Notes to Consolidated Financial Statements for the Six Months Ended June 30, 2021 (Unaudited)

VV Markets, LLC

Consolidated Balance Sheet (unaudited)

As of June 30, 2021

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
ASSETS
Current Assets
Cash and cash equivalents	$0	$0	$0	$0	$0
Total Current Assets	$0	$0	$0	$0	$0

Non-Current Assets
Collectible Assets (see Note 2)	$40,961	$0	$0	$0	$0
Total Non-Current Assets	$40,961

TOTAL ASSETS	$40,961	$0	$0	$0	$0

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Liabilities
Current Liabilities	$0	$0	$0	$0	$0
Total Current Liabilities	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0

Members' Equity/(Deficit)
Subscription in series, net of distributions (See Note 6)	$46,000	$0	$0	$0	$0
Accumulated deficit	($5,039)	$0	$0	$0	$0
Total Members' Equity/(Deficit)	$40,961	$0	$0	$0	$0

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$40,961	$0	$0	$0	$0

VV Markets, LLC

Consolidated Balance Sheet (unaudited)

As of December 31, 2020

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
ASSETS
Current Assets
Cash and cash equivalents	$0	$0	$0	$0	$0
Total Current Assets	$0	$0	$0	$0	$0

Non-Current Assets
Collectible Assets (see Note 2)	$0	$0	$0	$0	$0
Total Non-Current Assets	$0

TOTAL ASSETS	$0	$0	$0	$0	$0

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Liabilities
Current Liabilities	$0	$0	$0	$0	$0
Total Current Liabilities	$0	$0	$0	$0	$0

Total Liabilities	$0	$0	$0	$0	$0

Members' Equity/(Deficit)
Subscription in series, net of distributions (See Note 6)	$0	$0	$0	$0	$0
Accumulated deficit	$0	$0	$0	$0	$0
Total Members' Equity/(Deficit)	$0	$0	$0	$0	$0

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$0	$0	$0	$0	$0

VV Markets, LLC

Consolidated Balance Sheet (unaudited)

As of June 30, 2021

Total Consolidated
ASSETS
Current Assets

Cash and cash equivalents	$0
Total Current Assets	$0

Non-Current Assets
Collectible Assets (see Note 2)	$40,961
Total Non-Current Assets	$40,961

TOTAL ASSETS	$40,961

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Liabilities
Current Liabilities	$0
Total Current Liabilities	$0

Total Liabilities	$0

Members' Equity/(Deficit)
Subscription in series, net of distributions (See Note 6)	$46,000
Accumulated deficit	($5,039)
Total Members' Equity/(Deficit)	$40,961

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$40,961

VV Markets, LLC

Consolidated Statement of Operations (unaudited)

For the Six-Month Periods Ended June 30, 2021

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
Revenues	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	($2,148)	$0	$0	$0	$0
Management charges	($2,891)	$0	$0	$0	$0
Total Operating Expenses	($5,039)	$0	$0	$0	$0

Loss from operations

Other Income/(Expense)	$0	$0	$0	$0	$0
Total Other Expenses	$0	$0	$0	$0	$0

Provision for income taxes	$0	$0	$0	$0	$0

Net loss	($5,039)	$0	$0	$0	$0

VV Markets, LLC

Consolidated Statement of Operations

For the Six-Month Periods Ended (Audited) December 31, 2020

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
Revenues	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	$0	$0	$0	$0	$0
Management charges	$0	$0	$0	$0	$0
Total Operating Expenses	$0	$0	$0	$0	$0

Loss from operations

Other Income/(Expense)	$0	$0	$0	$0	$0
Total Other Expenses	$0	$0	$0	$0	$0

Provision for income taxes	$0	$0	$0	$0	$0

Net loss	$0	$0	$0	$0	$0

VV Markets, LLC

Consolidated Statement of Operations

For the Six-Month Periods Ended (Audited) December 31, 2020

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
Revenues	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	$0	$0	$0	$0	$0
Management charges	$0	$0	$0	$0	$0
Total Operating Expenses	$0	$0	$0	$0	$0

Loss from operations

Other Income/(Expense)	$0	$0	$0	$0	$0
Total Other Expenses	$0	$0	$0	$0	$0

Provision for income taxes	$0	$0	$0	$0	$0

Net loss	$0	$0	$0	$0	$0

VV Markets, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE PERIOD FROM December 31, 2020 (Audited)
TO JUNE 30, 2021 (Unaudited)

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
Balance as of December 31, 2020	$0	$0	$0	$0	$0
Net Income/(Loss)	($5,039)	$0	$0	$0	$0
Membership Contributions	$46,000	$0	$0	$0	$0
Membership Distributions	$0	$0	$0	$0	$0
Balance June 30, 2021	$40,961	$0	$0	$0	$0

VV Markets, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE PERIOD FROM December 31, 2020 (Audited)
TO JUNE 30, 2021 (Unaudited)

Total Consolidated
Balance as of December 31, 2020	$0
Net Income/(Loss)	($5,039)
Membership Contributions	$46,000
Membership Distributions	$0
Balance June 30, 2021	$40,961

VV Markets, LLC

Consolidated Statement of Cash Flows (unaudited)

For the Six-Month Periods Ended June 30, 2021

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
Cash flows from operating activities
Net income (loss)	($5,039)	$0	$0	$0	$0
Adjustments to reconcile net income (loss) to net cash	$0
Net cash provided by (used in) operating activities	($5,039)	$0	$0	$0	$0
Cash flows in investing activities

Purchase of collectible asset	($40,961)	$0	$0	$0	$0
Net cash provided by (used in) investing activities	($40,961)	$0	$0	$0	$0
Cash flows from financing activities

Issuance of series subscription	$46,000	$0	$0	$0	$0
Net cash provided by (used in) financing activities	$46,000	$0	$0	$0	$0

Net change in cash		$0	$0	$0	$0
Cash at beginning of period	$0	$0	$0	$0	$0
Cash at end of period	$0	$0	$0	$0	$0

VV Markets, LLC

Consolidated Statement of Cash Flows (unaudited)

For the Six-Month Periods Ended December 31, 2020

	Series VV-0001	Series VV-PNST	Series VV-SUPR	Series VV-STEML	Series VV-CHAM
Cash flows from operating activities
Net income (loss)	$0	$0	$0	$0	$0
Adjustments to reconcile net income (loss) to net cash	$0
Net cash provided by (used in) operating activities	$0	$0	$0	$0	$0
Cash flows in investing activities

Purchase of collectible asset	$0	$0	$0	$0	$0
Net cash provided by (used in) investing activities	$0	$0	$0	$0	$0
Cash flows from financing activities

Issuance of series subscription	$0	$0	$0	$0	$0
Net cash provided by (used in) financing activities	$0	$0	$0	$0	$0

Net change in cash		$0	$0	$0	$0
Cash at beginning of period	$0	$0	$0	$0	$0
Cash at end of period	$0	$0	$0	$0	$0

VV Markets, LLC

Consolidated Statement of Cash Flows (unaudited)

For the Six-Month Periods Ended June 30, 2021

Total Consolidated
Cash flows from operating activities
Net income (loss)	($5,039)
Adjustments to reconcile net income (loss) to net cash	$0
Net cash provided by (used in) operating activities	($5,039)
Cash flows in investing activities

Purchase of collectible asset	($40,961)
Net cash provided by (used in) investing activities	($40,961)

Cash flows from financing activities

Issuance of series subscription	$46,000
Net cash provided by (used in) financing activities	$46,000

Net change in cash
Cash at beginning of period	$0
Cash at end of period	$0

NOTE 1: NATURE OF OPERATIONS

VV Markets, LLC (the “Company”) is a Delaware series limited liability company formed on June 16th, 2020. VinVesto Inc. d/b/a Vint, is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to acquire and manage fine wines, spirits, and other wine related entities. The Company has created and it is expected that the Company will continue to create a number of separate series of interests (the “Series” or “Series of Interests”) and that each collection will be owned by a separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.

The Company’s managing member is VinVesto, Inc. (the “Manager”). The Manager is a Delaware corporation formed on June 16th, 2020. The Manager is a technology and marketing company that operates the VinVesto platform ("Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each Series (the “Asset Manager”).

The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company has sold and intends to continue to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a collection of assets, (plus any cash reserves for future operating expenses). All voting rights, except as specified in the operating agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”). The Company and each Series shall have perpetual existence unless terminated pursuant to the Operating Agreement or law.

OPERATING AGREEMENT

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

After the closing of an offering, each Series is responsible for its own Operating expenses (as defined in Note 2(5)). Prior to the closing, Operating expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the series and be entitled to reimbursement of such amount from future revenues generated by the series (“Operating expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company or any of the Series have not generated profits since inception. The Company has sustained a $5,039 loss for the period ended June 30, 2021 and, has $40,961 of member’s equity as of June 30, 2021. The Company or any of the Series may lack liquidity to satisfy obligations as they come due. Future liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

Through June 30, 2021, none of the Series have recorded any revenues. The Company does not expect to generate any revenues for any of the Series in the first year of operations. Each Series will continue to incur Operating expenses including, but not limited to, storage, insurance, transportation and maintenance expenses, on an ongoing basis.

From inception through June 30, 2021, VinVesto, Inc. or an affiliate has borne all of the costs of the Company. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating expenses for individual Series at the sole discretion of the Manager.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Offering Expenses

Offering expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

Wine & Spirits Assets and Other Collectible Assets

The assets are recorded at cost. The cost of the assets includes the purchase price, including any deposits for the asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the asset related to each series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the assets as long-lived assets, and the assets are subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge may be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the assets. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of June 30, 2021, the Company's total investment in the Wine & Spirits Assets across all Series was $46,000 as detailed in the table below. This is an increase of $46,000 to the total investment as of December 31, 2020, $0.

Series Name	Underlying Assets	Total Investment
Series VV-0001	California Collection	$46,000
Total		$46,000

Operating Expenses

Operating expenses related to a particular collection of assets are costs and expenses attributable the assets of a particular Series and include storage, insurance, transportation, annual audit and legal expenses and other specific expenses as detailed in the Manager’s allocation policy. Operating expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Upon closing of an offering, a Series becomes responsible for these expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating expenses the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Income Taxes

The Company intends that the master series and separate Series will elect and qualify to be taxed as a C-corporation under the Internal Revenue Code. The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager, will admit additional members to each of its series through the offerings for each series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers. Officers may also invest in assets for sale. The following table sets forth information with respect to the number of units or shares of each of our Series beneficially owned by our officers as of this filing.

Series Name	Owner	Quantity	% of Outstanding
VV-0001	Nicholas King*	21	2.1%
VV-0001	Patrick Sanders*	21	2.1%

*Note interests are owned beneficially through the Manager

The Manager or Asset Manager receives Sourcing Fees for each offering for Series of Interests in the Company that closes. During the first six months of 2021, the Manager received $2,891 in Sourcing Fees for one (1) Series that were closed.

Year	Series	Cash Fees	Total Cash
2021	VV-0001	$2,891	$2,891

The Manager or Asset Manager also purchases an additional minimum 0.5% interest in the Series for Cash. The following table lists the Managers or Asset Managers shares purchased by Series as of June 30, 2021.

VV Markets, LLC Series	Purchaser	# of Shares	Cash Paid
VV-0001	Vinvesto, Inc.	42	$1,932

NOTE 4 - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular collection of assets and Operating expenses related to the management of such collectible assets.

Fees and expenses related to the purchase of an underlying collection of assets include the offering expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee.

Within Operating expenses the Company distinguishes between Operating expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series. Allocation of revenues, expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying collectible assets, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

Revenue from the anticipated commercialization of the collections will be allocated amongst the Series whose underlying assets are part of the commercialization events, based on the value of the underlying assets. No revenues have been generated to date.

Offering expenses, other than those related to the overall business of the Manager (as described in Note 2(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. No offering expenses have been incurred by the Company as of June 30, 2021.

Acquisition expenses are funded by the Manager and reimbursed from the Series proceeds upon the closing of an offering. The Manager had incurred $2,148 in acquisitions expenses at June 30, 2021

The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering. The Manager has received $2,891 in sourcing fees.

NOTE 5: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the assets held in that series after deduction of expense allocations and direct expenses attributable to the assets, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the assets will be liquidated, and proceeds distributed as follows:

(i)first, to any third-party creditors;

(ii)second, to any creditors that are the Manager or its affiliates;

(iii)third, 100% to the Interest holder of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution.

NOTE 6: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues as of June 30, 2021.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 1, 2021. The four (4) Series that were authorized prior to June 30, 2021, but not yet sold out. Series VV-PNST, Series VV-SUPR, Series VV-STEML, and Series VV-CHAM have been sold out and closed. The Company will have offering circulars in the future and continue to close IPO’s and offer assets for sale.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
1.1	Form of Broker Dealer Agreement with Dalmore Group, LLC*
2.1	Certificate of Formation of VV Markets, LLC*
2.2	Limited Liability Company Agreement of VV Markets LLC*
3.1	Series Designation for Series VV-0001 Interests*
3.2	Series Designation for Series VV PNST Interests*
3.3	Series Designation for Series VV-SUPR Interests*
3.4	Series Designation for Series VV-STEML Interests*
3.5	Series Designation for Series VV-MACAL Interests
3.6	Series Designation for Series VV-BOWCK Interests
3.7	Series Designation for Series VV-FUTUR Interests
3.8	Series Designation for Series VV-BDX Interests
3.9	Series Designation for Series VV-SPAN Interests
3.10	Series Designation for Series VV-DRC Interests
3.11	Series Designation for Series VV-NAPA Interests
3.12	Series Designation for Series VV-RHONE Interests
3.13	Series Designation for Series VV-PDMT Interests
3.14	Series Designation for Series VV-JPWY Interests
3.15	Series Designation for Series VV-PTRS
4.1	Form of Subscription Agreement Interests*
6.1	Management Services Agreement, dated July 1, 2020, between VV Markets, LLC and VinVesto, Inc. *
6.2	Purchase and Sale Agreement, dated September 1, 2020 between VinVesto, Inc. and VV Markets, LLC.*
6.3	Software and Services License Agreement dated December 20, 2020 between VinVesto, Inc and North Capital Investment Technology Inc.*
6.4	Receipt*
6.5	Receipt *
6.6	Receipt*
6.7	Storage Agreement dated January 19, 2021 between VV Markets, LLC and Domain DC Storage.*
6.8	Form Purchase Option Agreement
6.9	VV-MACAL Purchase Option Agreement
6.10	VV-BOWCK Purchase Option Agreement
6.11	VV-FUTUR Purchase Option Agreement
6.12	VV-BDX Purchase Option Agreement
6.13	VV-SPAN Purchase Option Agreement
6.14	VV-DRC Purchase Agreement
6.15	VV-NAPA Purchase Option Agreement
6.16	VV-RHONE Purchase Option Agreement
6.17	VV-PDMT Purchase Option Agreement
6.18	VV-JPWY Purchase Option Agreement
6.19	VV-PTRS Purchase Agreement
8.1	Escrow Agreement for Securities Offering, between North Capital Private Securities Corporation*
11.1	Consent of IndigoSpire
11.2	Consent of Carman Lehnhof Israelsen LLP (included in Exhibit 12.1)*
12.1	Opinion of Carman Lehnhof Israelsen LLP*

* Previously provided

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 8, 2021.

VV MARKETS, LLC
By:	VINVESTO, Inc., its managing member

By:	/s/ NICK KING
Nick King Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nick King	Chief Executive Officer and Director of VinVesto, Inc.	October 8, 2021
Nick King	(principal executive officer and principal financial and accounting officer)

VinVesto, Inc.	Managing Member	October 8, 2021

By:	/s/ Nick King
Name: Nick King
Title: Chief Executive Officer